Filed Pursuant to Rule 424(b)(2)

Registration No. 333-221865-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
Pass Through Certificates, Series 2019-2	$988,864,000	$119,850.32

(1)	The filing fee of $119,850.32 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED DECEMBER 1, 2017

$988,864,000

2019-2 PASS THROUGH TRUSTS

PASS THROUGH CERTIFICATES, SERIES 2019-2

Two classes of the United Airlines Pass Through Certificates, Series 2019-2, are being offered under this prospectus supplement: Class AA and A. A separate trust will be established for each class of certificates. The proceeds from the sale of certificates will initially be held in escrow, and interest on the escrowed funds will be payable semiannually on May 1 and November 1, commencing May 1, 2020. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued by United Airlines, Inc. and will be secured by nine new Boeing aircraft and 10 new Embraer aircraft scheduled for delivery from April 2019 to February 2020 (two of which have been delivered prior to the date hereof). Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

Interest on the equipment notes will be payable semiannually on each May 1 and November 1 after issuance (but not before May 1, 2020). Principal payments on the equipment notes are scheduled on May 1 and November 1 of each year, beginning on November 1, 2020 for certain equipment notes and May 1, 2021 for the remaining equipment notes.

The Class AA certificates will rank senior to the Class A certificates.

National Australia Bank Limited, acting through its New York Branch, will provide the initial liquidity facility for the Class AA and Class A certificates, in each case, in an amount sufficient to make three semiannual interest payments.

The certificates will not be listed on any national securities exchange.

Investing in the certificates involves risks. See “Risk Factors” beginning on page S-18.

Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class AA	$702,146,000	2.70%	May 1, 2032	100%
Class A	$286,718,000	2.90%	May 1, 2028	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $988,864,000. United will pay the underwriters a commission of $9,888,640. Delivery of the certificates in book-entry form only will be made on or about September 13, 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lead Bookrunners

Credit Suisse	Citigroup	Goldman Sachs & Co. LLC	Morgan Stanley
Joint Structuring Agent	Joint Structuring Agent	Joint Structuring Agent

Bookrunners

Deutsche Bank Securities
Barclays	BofA Merrill Lynch	BBVA	BNP PARIBAS

Credit Agricole Securities	Standard Chartered Bank	Wells Fargo Securities

The date of this prospectus supplement is September 3, 2019.

CERTAIN VOLCKER RULE CONSIDERATIONS

None of the Trusts are or, immediately after the issuance of the Certificates pursuant to the Trust Supplements, will be a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, each of the Trusts is relying on an analysis that the Trusts will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Securities and Exchange Commission (the “Commission”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), although other exemptions or exclusions under the Investment Company Act may be available to the Trusts.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

UNDERWRITING	S-102
Selling Restrictions	S-103
LEGAL MATTERS	S-107
EXPERTS	S-107
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-108

INDEX OF TERMS	Appendix I

APPRAISAL LETTERS	Appendix II

LOAN TO VALUE RATIO TABLES	Appendix III

Prospectus

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and United, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.

Summary of Terms of Certificates

	Class AA Certificates	Class A Certificates
Aggregate Face Amount	$702,146,000	$286,718,000
Interest Rate	2.70%	2.90%
Initial Loan to Aircraft Value (cumulative)(1)	42.5%	59.9%
Highest Loan to Aircraft Value (cumulative)(1)(2)	42.5%	59.9%
Expected Principal Distribution Window (in years)	1.1- 12.6	1.1- 8.6
Initial Average Life (in years from Issuance Date)	9.2	7.1
Regular Distribution Dates	May 1 and November 1	May 1 and November 1
Final Expected Distribution Date	May 1, 2032	May 1, 2028
Final Maturity Date	November 1, 2033	November 1, 2029
Minimum Denomination	$1,000	$1,000
Section 1110 Protection	Yes	Yes
Liquidity Facility Coverage	Three semiannual interest payments	Three semiannual interest payments

(1)

These percentages are calculated assuming that United elects to finance the four Boeing 787-10 aircraft with the earliest scheduled delivery months from Boeing from among the five aircraft of such model eligible to be financed in this Offering. These percentages are determined as of May 1, 2020, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to this Offering. In calculating these percentages, we have assumed that the financings of all Aircraft expected to be financed in this Offering are completed prior to May 1, 2020 and that the aggregate appraised value of such Aircraft, net of assumed depreciation, is $1,651,141,765 as of such date. See “—Loan to Aircraft Value Ratios”. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals”.

(2)	See “—Loan to Aircraft Value Ratios”.

Equipment Notes and the Aircraft

The 19 Aircraft to be financed pursuant to this Offering will consist of three new Boeing 787-9 aircraft, four new Boeing 787-10 aircraft, two new Boeing 777-300ER aircraft and 10 new Embraer ERJ 175 LL aircraft scheduled for delivery between April 2019 and February 2020 (two of which have been delivered prior to the date hereof). Such four Boeing 787-10 aircraft will be selected by United from among the five aircraft of such model eligible to be financed in this Offering. See “Description of the Aircraft and the Appraisals—The Appraisals” for a description of the 20 aircraft eligible to be financed with the proceeds of this Offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes (assuming for the purposes of the chart below that United selects from among the five Boeing 787-10 aircraft eligible to be financed pursuant to this Offering the four aircraft of such model with the earliest scheduled delivery months from Boeing). The Equipment Notes will mature no later than May 1, 2032.

Aircraft Model	Registration Number(1)	Manufacturer’s Serial Number(1)	Delivery Month(1)	Principal Amount of Equipment Notes	Appraised Value(2)
Boeing 787-9	N29975	66134	January 2020	$88,530,000	$149,670,000
Boeing 787-9	N24976	66135	February 2020	88,678,000	149,920,000
Boeing 787-9	N29977	66136	February 2020	88,678,000	149,920,000
Boeing 787-10	N16009	40938	April 2019	89,169,000	150,750,000
Boeing 787-10	N91007	40929	May 2019	89,464,000	151,250,000
Boeing 787-10	N12010	40926	December 2019	91,097,000	154,010,000
Boeing 787-10	N14011	40934	December 2019	91,097,000	154,010,000
Boeing 777-300ER	N2749U	66589	November 2019	92,191,000	155,860,000
Boeing 777-300ER	N2250U	66590	December 2019	92,156,000	155,800,000
Embraer ERJ 175 LL	N616UX	17000817	September 2019	17,727,000	29,970,000
Embraer ERJ 175 LL	N617UX	17000819	October 2019	17,757,000	30,020,000
Embraer ERJ 175 LL	N618UX	17000820	October 2019	17,757,000	30,020,000
Embraer ERJ 175 LL	N619UX	17000821	October 2019	17,757,000	30,020,000
Embraer ERJ 175 LL	N620UX	17000824	November 2019	17,786,000	30,070,000
Embraer ERJ 175 LL	N621UX	17000825	November 2019	17,786,000	30,070,000
Embraer ERJ 175 LL	N622UX	17000826	November 2019	17,786,000	30,070,000
Embraer ERJ 175 LL	N623UX	17000830	December 2019	17,816,000	30,120,000
Embraer ERJ 175 LL	N624UX	17000831	December 2019	17,816,000	30,120,000
Embraer ERJ 175 LL	N625UX	17000835	December 2019	17,816,000	30,120,000

(1)

The indicated registration number, manufacturer’s serial number and delivery month for each aircraft not yet delivered to United reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The deadline for purposes of financing an Aircraft pursuant to this Offering is August 31, 2020 (or later under certain circumstances). The financing pursuant to this Offering of each Aircraft is expected to be effected at or around the time of delivery of such Aircraft by the manufacturer to United, or, in the case of an Aircraft delivered to United prior to the date hereof, after United’s determination to so finance such Aircraft. The actual delivery date for any aircraft may be subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft”. United has certain rights to substitute other aircraft if the scheduled delivery date of any Aircraft is delayed for more than 30 days after the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft”.

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised base value, projected as of the scheduled delivery month of the applicable Aircraft, all but two of which are in the future. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.

Loan to Aircraft Value Ratios

The following table sets forth loan to Aircraft value ratios (“LTVs”) for each Class of Certificates as of May 1, 2020, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to this Offering, and each Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to May 1, 2020, are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.

Regular Distribution Date	Assumed Aggregate Aircraft Value(1)	Outstanding Balance(2)		LTV(3)
		Class AA Certificates	Class A Certificates	Class AA Certificates	Class A Certificates
May 1, 2020	$1,651,141,765	$702,146,000	$286,718,000	42.5%	59.9%
November 1, 2020	1,625,995,930	691,776,269	281,351,600	42.5%	59.8%
May 1, 2021	1,600,850,096	674,836,215	274,011,619	42.2%	59.3%
November 1, 2021	1,575,704,261	656,912,565	266,671,638	41.7%	58.6%
May 1, 2022	1,550,558,426	638,988,916	259,331,658	41.2%	57.9%
November 1, 2022	1,525,412,591	621,065,266	251,991,677	40.7%	57.2%
May 1, 2023	1,500,266,757	603,141,616	244,651,696	40.2%	56.5%
November 1, 2023	1,475,120,922	585,217,967	237,311,715	39.7%	55.8%
May 1, 2024	1,449,975,087	567,294,317	229,971,734	39.1%	55.0%
November 1, 2024	1,424,829,252	549,370,668	222,631,754	38.6%	54.2%
May 1, 2025	1,399,683,418	531,447,018	215,291,773	38.0%	53.4%
November 1, 2025	1,374,537,583	513,523,369	207,951,792	37.4%	52.5%
May 1, 2026	1,349,391,748	495,599,719	200,611,811	36.7%	51.6%
November 1, 2026	1,324,245,913	477,676,070	193,271,830	36.1%	50.7%
May 1, 2027	1,299,100,078	459,752,420	185,931,850	35.4%	49.7%
November 1, 2027	1,273,954,244	441,828,771	178,591,869	34.7%	48.7%
May 1, 2028	1,248,808,409	423,905,121	-	33.9%	-
November 1, 2028	1,223,662,574	405,981,471	-	33.2%	-
May 1, 2029	1,198,516,739	388,057,822	-	32.4%	-
November 1, 2029	1,173,370,905	370,134,172	-	31.5%	-
May 1, 2030	1,148,225,070	352,210,523	-	30.7%	-
November 1, 2030	1,123,079,235	334,286,873	-	29.8%	-
May 1, 2031	1,097,933,400	316,363,224	-	28.8%	-
November 1, 2031	1,072,787,565	298,439,574	-	27.8%	-
May 1, 2032	1,047,641,731	-	-	-	-

(1)

We have assumed that all Aircraft will be financed under this Offering prior to May 1, 2020, and that the appraised value of each Aircraft, determined as described under “—Equipment Notes and the Aircraft”, declines from that of the initial appraised value of such Aircraft by approximately 3% per year after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.

(2)

In calculating the outstanding balances of each Class of Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.

(3)

The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding balance of the Class AA Certificates) after giving effect to the distributions expected to be made on such distribution date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. For purposes of these calculations, it has been assumed that United selects from among the five Boeing 787-10 aircraft eligible to be financed pursuant to this Offering the four aircraft of such model with the earliest scheduled delivery months from Boeing. The appraised value of the Boeing 787-10 aircraft with the later scheduled delivery is not less than the earlier scheduled deliveries of the same model, and therefore the loan to value ratios for the aircraft with the later scheduled delivery will not be higher than the earlier scheduled deliveries of the same model set forth in the table above. The outstanding balances and LTVs of each Class of Certificates will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft. The LTVs will also change if the Trusts acquire Equipment Notes with respect to the Boeing 787-10 aircraft with the latest scheduled delivery month from Boeing in lieu of Equipment Notes with respect to another Boeing 787-10 aircraft with an earlier scheduled delivery month as a result of the difference in appraised value of such aircraft.

Cash Flow Structure

Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)	The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.
(2)

The Liquidity Facility for each of the Class AA Certificates and the Class A Certificates is expected to be sufficient to cover up to three consecutive semiannual interest payments with respect to such Class, except that the Liquidity Facilities will not cover interest on the Deposits.

(3)

The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft. The Depositary will hold such funds as interest bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. If any funds remain as Deposits with respect to a Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Certificates Offered	•	Class AA Pass Through Certificates, Series 2019-2.

•	Class A Pass Through Certificates, Series 2019-2.

Each Class of Certificates will represent a fractional undivided interest in a related Trust.

Use of Proceeds	The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft under this Offering. Each Trust will withdraw funds from the Deposits relating to such Trust to acquire Equipment Notes as these Aircraft are financed. The Equipment Notes will be issued to finance the purchase by United of 19 new aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust, National Association.

Escrow Agent	U.S. Bank National Association.

Depositary	Sumitomo Mitsui Banking Corporation, acting through its New York Branch.

Liquidity Provider	National Australia Bank Limited, acting through its New York Branch.

Trust Property	The property of each Trust will include:

•	Equipment Notes acquired by such Trust.

•	All monies receivable under the Liquidity Facility for such Trust.

•	Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust, including payments made by United on the Equipment Notes held in such Trust.

Regular Distribution Dates	May 1 and November 1, commencing on May 1, 2020.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice from the Trustee to the applicable Certificateholders.

Subordination	Distributions on the Certificates will be made in the following order:

•	First, to the holders of the Class AA Certificates to pay interest on the Class AA Certificates.

•	Second, to the holders of Class A Certificates to pay interest on the Preferred A Pool Balance.

•	Third, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates.

•	Fourth, to the holders of the Class A Certificates to pay interest on the Pool Balance of the Class A Certificates not previously distributed under clause “Second” above.

•	Fifth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:

•	The Class AA Trustee.

•	Upon payment of final distributions to the holders of Class AA Certificates, the Class A Trustee.

•

Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates are issued, any liquidity provider for the Class B Certificates) with the largest amount owed to it.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of United, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.

Right to Purchase Other Classes of Certificates	If United is in bankruptcy and certain specified circumstances then exist:

•	The Class A Certificateholders will have the right to purchase all but not less than all of the Class AA Certificates.

•

If Additional Junior Certificates have been issued, the holders of such Additional Junior Certificates will have the right to purchase all but not less than all of the Class AA and Class A Certificates.

The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Liquidity Facilities	Under the Liquidity Facility for each of the Class AA and Class A Trusts, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the applicable Certificates other than interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by the Class AA Trust or the Class A Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest on the applicable Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to the Certificates in right of payment.

If Class B Certificates are issued, such Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. The Trustees may withdraw these funds from time to time to purchase Equipment Notes on or prior to the deadline established for purposes of this Offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds

All of the Deposits held in escrow may not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. This may occur because of delays in the financing of Aircraft or other reasons. See “Description of the Certificates—Obligation to Purchase Equipment

Notes”. If any funds remain as Deposits with respect to any Trust after such deadline, such funds will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least 15 days’ prior written notice. See “Description of the Deposit Agreements—Unused Deposits”.

Obligation to Purchase Equipment Notes	The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. United will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase Agreement. The terms of such financing agreements must not vary the Required Terms set forth in the Note Purchase Agreement. In addition, United must certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. United must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, United is in bankruptcy or certain other specified events have occurred. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

Substitute Aircraft	If the scheduled delivery date for any aircraft that may be financed with the proceeds of this Offering is delayed by more than 30 days after the month scheduled for delivery, United may identify for delivery one or more Substitute Aircraft therefor meeting the applicable conditions described below.

In the case of a Substitute Aircraft that is of the same model as the aircraft being replaced, United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

In the case of Substitute Aircraft that consist of one or more aircraft of a different model and/or manufacturer from the aircraft being replaced, the following conditions must be satisfied:

•	Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced;

•

United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates; and

•	The Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple

Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.

If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution the Note Purchase Agreement will be amended to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.

Issuances of Additional Classes of Certificates	Additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. Any such transaction may relate to (a) the issuance of one or more new series of subordinated equipment notes with respect to some or all of the Aircraft at any time on or after the Issuance Date or (b) the refinancing of Series A Equipment Notes or any of such other series of subordinated equipment notes at or after repayment of any such refinanced Series A or other equipment notes issued with respect to all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. The holders of Additional Junior Certificates relating to other series of subordinated equipment notes, if issued, will have the right to purchase all of the Class AA and Class A Certificates under certain circumstances after a bankruptcy of United at the outstanding principal balance of the Certificates to be purchased plus accrued and unpaid interest and other amounts due to Certificateholders, but without a premium. Consummation of any such issuance of additional pass through certificates will be subject to satisfaction of certain conditions, including, if issued after the Issuance Date, receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates that remains outstanding. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

Equipment Notes

(a) Issuer	United. United’s executive offices are located at 233 S. Wacker Drive, Chicago, Illinois 60606. United’s telephone number is (872) 825-4000.

(b) Interest	The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest will be payable on May 1 and November 1 of each year, commencing on the first such date after issuance of such Equipment Notes (but not before May 1, 2020). Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Equipment Notes are scheduled on May 1 and November 1 of each year, commencing on November 1, 2020 for certain Equipment Notes and May 1, 2021 for the remaining Equipment Notes.

(d) Redemption

Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless United replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption. United may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, United may elect to redeem all of the outstanding Series A Equipment Notes with respect to all of the Aircraft. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued interest and Make-Whole Premium.

(e) Security	The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

(f) Cross-collateralization	The Equipment Notes held in the Trusts will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.

(g) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such Aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Substitution of Airframe or Engine	United may elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model as such Airframe or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, so long as:

•	no Indenture Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Equipment Notes under such Indenture;

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe; and

•	in the case of any substitute airframe referred to in clause (2) above in this sentence, United shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

If any airframe will be substituted on other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes.

United may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone.

(i) Section 1110 Protection	United’s outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.

Certain U.S. Federal Tax Consequences	Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See “Certain U.S. Federal Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations”.

		Fitch		Moody’s
Threshold Rating for the Depositary	Long Term or Short Term	A- F1	Short Term	P-1

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

		Fitch		Moody’s
Threshold Rating for the Liquidity Provider for the Class AA Trust	Long Term	BBB		Baa2

Threshold Rating for the Liquidity Provider for the Class A Trust	Long Term	BBB		Baa2

Liquidity Provider Rating	The Liquidity Provider meets the Liquidity Threshold Rating requirements.

SUMMARY FINANCIAL AND OPERATING DATA

The following tables summarize certain consolidated financial and operating data with respect to United. This information was derived as follows:

Statement of operations data for the six months ended June 30, 2019 and 2018 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Statement of operations data for years ended December 31, 2018, 2017 and 2016 was derived from the audited consolidated financial statements of United, including the notes thereto, included in United’s Annual Report on Form 10-K filed with the Commission on February 28, 2019 (the “Form 10-K”).

Special charges data for the six months ended June 30, 2019 and 2018 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Special charges data for the years ended December 31, 2018, 2017 and 2016 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.

Balance sheet data as of June 30, 2019 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. Balance sheet data as of December 31, 2018 and 2017 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.

On January 1, 2019, United Airlines Holdings, Inc. adopted Accounting Standards Update No. 2016-02 (Topic 842), Leases (the “New Lease Standard”). As such, the unaudited consolidated financial statements included in United’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and the unaudited financial information for the quarters ended June 30, 2019 and 2018 were prepared on a basis consistent with the New Lease Standard. The audited financial information for the years ended December 31, 2018, 2017 and 2016 presented below has not been recast for adoption of the New Lease Standard.

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
Statement of Operations Data(1)(in millions):
Operating revenue	$20,991	$19,809	$41,303	$37,784	$36,558
Operating expenses	19,023	18,401	38,009	34,111	32,212
Operating income	1,968	1,408	3,294	3,673	4,346
Net income	1,345	828	2,131	2,163	2,234

	As of June 30,	As of December 31,
	2019	2018	2017
Balance Sheet Data(in millions):
Unrestricted cash, cash equivalents and short-term investments	$5,438	$3,944	$3,792
Total assets	52,144	44,786	42,340
Debt and finance (capital) leases(2)	14,512	14,728	14,392
Stockholder’s equity	10,282	9,957	8,696

(Footnotes on the next page)

(1)	Includes the following special charges:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
Special Charges (in millions):
Operating:
Impairment of assets	69	134	377	25	412
Severance and benefit costs	12	25	41	116	37
Termination of a maintenance service agreement	—	—	64	—	—
Labor agreement costs	—	—	—	—	171
Cleveland airport lease restructuring	—	—	—	—	74
(Gains) losses on sale of assets and other special charges, net	8	10	5	35	51

Nonoperating:
Postretirement curtailment gain	—	—	—	—	(107)
(Gains) losses on extinguishment of debt and other, net	—	—	—	—	(1)
Income tax benefit related to special charges	(19)	(38)	(109)	(63)	(229)
Income tax adjustment(3)	—	—	(5)	(196)	180

(2)	Includes the current and noncurrent portions of debt and finance leases (prior to the New Lease Standard, finance leases were referred to as capital leases).
(3)

The Company recorded $5 million and $196 million of tax benefits in 2018 and 2017, respectively, due to the passage of the Tax Cuts and Jobs Act in the fourth quarter of 2017. Prior to the release of the deferred income tax valuation allowance in 2015, the Company recorded approximately $465 million of valuation allowance adjustments in accumulated other comprehensive income (“AOCI”). Subsequent to the release of the deferred income tax valuation allowance in 2015, the $465 million debit remained within AOCI, of which $180 million related to losses on fuel hedges designated for hedge accounting and $285 million related to pension and other postretirement liabilities. Accounting rules required the adjustments to remain in AOCI as long as the Company had fuel derivatives designated for cash flow hedge accounting and the Company continues to provide pension and postretirement benefits. In 2016, we settled all of our fuel hedges and did not enter into any new fuel derivative contracts for hedge accounting. Accordingly, the Company reclassified the $180 million to income tax expense in 2016.

Selected Operating Data

United transports people and cargo through its mainline operations, which utilize jet aircraft with at least 126 seats, and its regional operations, which utilize smaller aircraft that are operated under contract by United Express carriers. These regional operations are an extension of United’s mainline network.

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2016
Consolidated Operations:
Passengers (thousands)(1)	79,046	75,553	158,330	148,067	143,177
Revenue passenger miles (millions)(2)	116,098	109,794	230,155	216,261	210,309
Available seat miles (millions)(3)	138,885	132,679	275,262	262,386	253,590
Passenger load factor:(4)
Consolidated	83.6%	82.8%	83.6%	82.4%	82.9%
Domestic	85.2%	85.1%	85.4%	85.2%	85.4%
International	81.5%	79.7%	81.3%	78.9%	80.0%
Passenger revenue per available seat mile (cents)	13.83	13.59	13.70	13.13	13.18
Total revenue per available seat mile (cents)	15.11	14.93	15.00	14.40	14.42
Average yield per revenue passenger mile (cents)(5)	16.55	16.42	16.38	15.93	15.90
Cargo ton miles (millions)(6)	1,636	1,672	3,425	3,316	2,805
Aircraft in fleet at end of period	1,344	1,308	1,329	1,262	1,231
Average stage length (miles)(7)	1,459	1,452	1,446	1,460	1,473
Average full-time equivalent employees (thousands)	89.8	86.2	86.6	86.0	83.9
Average fuel price per gallon	$2.11	$2.19	$2.25	$1.74	$1.49
Fuel gallons consumed (millions)	2,087	1,990	4,137	3,978	3,904

(1)	The number of revenue passengers measured by each flight segment flown.
(2)	The number of scheduled miles flown by revenue passengers.
(3)	The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.
(4)	Revenue passenger miles divided by available seat miles.
(5)	The average passenger revenue received for each revenue passenger mile flown.
(6)	The number of cargo revenue tons transported multiplied by the number of miles flown.
(7)	Average stage length equals the average distance a flight travels weighted for size of aircraft.

RISK FACTORS

Unless the context otherwise requires, references in this “Risk Factors” section and “The Company” section to “UAL”, “the Company”, “we”, “us” and “our” mean United Airlines Holdings, Inc. (“UAL”) and its consolidated subsidiaries, including United Airlines, Inc. (“United”), and references to “United” include United’s consolidated subsidiaries.

Risk Factors Relating to the Company

If we do not successfully execute our strategic operating plan, or if our strategic operating plan is unsuccessful, our business, operating results and financial condition could be materially and adversely affected.

We have announced several strategic plans in recent years, including several revenue-generating initiatives and plans to optimize our revenue, such as our plans to add capacity, including international expansion and new or increased service to mid-size airports, and initiatives and plans to optimize and control our costs. We also continue to explore opportunities to enhance our segmentation, including the introduction of Polaris, Basic Economy and United Premium Plus, and are implementing many programs and policies to improve the customer experience at all points in air travel. In developing our strategic operating plan, we make certain assumptions including, but not limited to, those related to customer demand, competition, market consolidation and the global economy. Actual economic, market and other conditions may be different from our assumptions and we may not be able to successfully execute our strategic operating plan. If we do not successfully execute our strategic operating plan, or if actual results vary significantly from our assumptions, our business, operating results and financial condition could be materially and adversely impacted.

Unfavorable economic and political conditions, in the United States and globally, may have a material adverse effect on our business, operating results and financial condition.

The Company’s business and operating results are significantly impacted by U.S. and global economic and political conditions. The airline industry is highly cyclical, and the level of demand for air travel is correlated to the strength of the U.S. and global economies. Robust demand for the Company’s air transportation services depends largely on favorable economic conditions, including the strength of the domestic and foreign economies, low unemployment levels, strong consumer confidence levels and the availability of consumer and business credit. Air transportation is often a discretionary purchase that leisure travelers may limit or eliminate during difficult economic times. Short-haul travelers, in particular, have the option to replace air travel with surface travel. In addition, during periods of unfavorable economic conditions, business travelers historically have reduced the volume of their travel, either due to cost-saving initiatives, the replacement of travel with alternatives such as videoconferencing, or as a result of decreased business activity requiring travel. During such periods, the Company’s business and operating results may be adversely affected due to significant declines in industry passenger demand, particularly with respect to the Company’s business and premium cabin travelers, and a reduction in fare levels.

As a global business with operations outside of the United States from which it derives significant operating revenues, volatile conditions in certain international regions may have a negative impact on the Company’s operating results and its ability to achieve its business objectives. The Company’s international operations are a vital part of its worldwide airline network. Political disruptions and instability in certain regions can negatively impact the demand and network availability for air travel.

Stagnant or weakening global economic conditions either in the United States or in other geographic regions may have a material adverse effect on the Company’s revenues, operating results and liquidity.

The global airline industry is highly competitive and susceptible to price discounting and changes in capacity, which could have a material adverse effect on our business, operating results and financial condition.

The airline industry is highly competitive, marked by significant competition with respect to routes, fares, schedules (both timing and frequency), services, products, customer service and frequent flyer programs. Consolidation in the airline industry, the rise of well-funded government sponsored international carriers, changes in international alliances and the creation of immunized joint business arrangements (“JBAs”) have altered and are expected to continue to alter the competitive landscape in the industry, resulting in the formation of airlines and alliances with increased financial resources, more extensive global networks and services and competitive cost structures.

Airlines also compete by increasing or decreasing their capacity, including route systems and the number of destinations served. Several of the Company’s domestic and international competitors have increased their international capacity by including service to some destinations that the Company currently serves, causing overlap in destinations served and therefore increasing competition for those destinations. This increased competition in both domestic and international markets may have a material adverse effect on the Company’s business, operating results and financial condition.

The Company’s U.S. operations are subject to competition from traditional network carriers, national point-to-point carriers, and discount carriers, including low-cost carriers and ultra-low-cost carriers. Such carriers may have lower costs and provide service at lower fares to destinations also served by the Company. The significant presence of low-cost carriers, which engage in substantial price discounting, may diminish our ability to achieve sustained profitability on domestic and international routes. Our ability to compete in the domestic market effectively depends, in part, on our ability to maintain a competitive cost structure. If we cannot maintain our costs at a competitive level, then our business, financial condition and operating results could be materially and adversely affected.

Our international operations are subject to competition from both foreign and domestic carriers. Competition is significant from government subsidized competitors from certain Middle East countries. These carriers have large numbers of international widebody aircraft on order and are increasing service to the U.S. from their hubs in the Middle East. The government support provided to these carriers has allowed them to grow quickly, reinvest in their product, invest in other airlines and expand their global presence.

Through alliance and other marketing and codesharing agreements with foreign carriers, U.S. carriers have increased their ability to sell international transportation, such as services to and beyond traditional European and Asian gateway cities. Similarly, foreign carriers have obtained increased access to interior U.S. passenger traffic beyond traditional U.S. gateway cities through these relationships. In addition, several JBAs among U.S. and foreign carriers have received grants of antitrust immunity allowing the participating carriers to coordinate schedules, pricing, sales and inventory.

If we are not able to continue participating in these types of alliance and other marketing and codesharing agreements in the future, our business, financial condition and operating results could be materially and adversely affected.

High and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel could have a material adverse impact on the Company’s strategic plans, operating results, financial condition and liquidity.

Aircraft fuel is critical to the Company’s operations and is our single largest operating expense. During the year ended December 31, 2018, the Company’s fuel expense was $9.3 billion. The timely and adequate supply of fuel to meet operational demand depends on the continued availability of reliable fuel supply sources, as well as related service and delivery infrastructure. Although the Company has some ability to cover short-term fuel supply and infrastructure disruptions at some major demand locations, it depends significantly on the continued performance of its vendors and service providers to maintain supply integrity. Consequently, the Company can neither predict nor guarantee the continued timely availability of aircraft fuel throughout the Company’s system.

Aircraft fuel has historically been the Company’s most volatile operating expense due to the highly unpredictable nature of market prices for fuel. The Company generally sources fuel at prevailing market prices. Market prices for aircraft fuel have historically fluctuated substantially in short periods of time and continue to be highly volatile due to a dependence on a multitude of unpredictable factors beyond the Company’s control. These factors include changes in global crude oil prices, the balance between aircraft fuel supply and demand, natural disasters, prevailing inventory levels and fuel production and transportation infrastructure. Prices of fuel are also impacted by indirect factors, such as geopolitical events, economic growth indicators, fiscal/monetary policies, fuel tax policies, changes in regulations, environmental concerns and financial investments in energy markets. Both actual changes in these factors, as well as changes in market expectations of these factors, can potentially drive rapid changes in fuel price levels in short periods of time.

Given the highly competitive nature of the airline industry, the Company may not be able to increase its fares and fees sufficiently to offset the full impact of increases in fuel prices, especially if these increases are significant, rapid and sustained. Further, any such fare or fee increase may not be sustainable, may reduce the general demand for air travel and may also eventually impact the Company’s strategic growth and investment plans for the future. In addition, decreases in fuel prices for an extended period of time may result in increased industry capacity, increased competitive actions for market share and lower fares or surcharges in general. If fuel prices were to then subsequently rise quickly, there may be a lag between the rise in fuel prices and any improvement of the revenue environment.

To protect against increases in the market prices of fuel, the Company may hedge a portion of its future fuel requirements. The Company does not currently hedge its future fuel requirements. However, to the extent the Company decides to start a hedging program, such hedging program may not be successful in mitigating higher fuel costs, and any price protection provided may be limited due to choice of hedging instruments and market conditions, including breakdown of correlation between hedging instrument and market price of aircraft fuel and failure of hedge counterparties. To the extent that the Company decides to hedge a portion of its future fuel requirements and uses hedge contracts that have the potential to create an obligation to pay upon settlement if fuel prices decline significantly, such hedge contracts may limit the Company’s ability to benefit fully from lower fuel costs in the future. If fuel prices decline significantly from the levels existing at the time the Company enters into a hedge contract, the Company may be required to post collateral (margin) beyond certain thresholds. There can be no assurance that the Company’s hedging arrangements, if any, will provide any particular level of protection against rises in fuel prices or that its counterparties will be able to perform under the Company’s hedging arrangements. Additionally, deterioration in the Company’s financial condition could negatively affect its ability to enter into new hedge contracts in the future.

The Company relies heavily on technology and automated systems to operate its business and any significant failure or disruption of the technology or these systems could materially harm its business.

The Company depends on automated systems and technology to operate its business, including, but not limited to, computerized airline reservation systems, demand prediction software, flight operations systems, revenue management systems, accounting systems, technical and business operations systems, telecommunication systems and commercial websites and applications, including www.united.com and the United Airlines app. United’s website and other automated systems must be able to accommodate a high volume of traffic, maintain secure information and deliver important flight and schedule information, as well as process critical financial transactions. These systems could suffer substantial or repeated disruptions due to various events, some of which are beyond the Company’s control, including natural disasters, power failures, terrorist attacks, equipment or software failures, computer viruses or cyber security attacks. Substantial or repeated systems failures or disruptions, including failures or disruptions related to the Company’s complex integration of systems, could reduce the attractiveness of the Company’s services versus those of its competitors, materially impair its ability to market its services and operate its flights, result in the unauthorized release of confidential or otherwise protected information, result in increased costs, lost revenue and the loss or compromise of important data, and may adversely affect the Company’s business, operating results and financial condition.

The Company’s business relies extensively on third-party service providers, including certain technology providers. Failure of these parties to perform as expected, or interruptions in the Company’s relationships with these providers or their provision of services to the Company, could have an adverse effect on the Company’s business, operating results and financial condition.

The Company has engaged third-party service providers to perform a large number of functions that are integral to its business, including regional operations, operation of customer service call centers, distribution and sale of airline seat inventory, provision of information technology infrastructure and services, transmitting or uploading of data, provision of aircraft maintenance and repairs, provision of various utilities, performance of aircraft fueling operations and catering services, among other vital functions and services. The Company does not directly control these third-party service providers, although it does enter into agreements that define expected service performance.

Any of these third-party service providers, however, may materially fail to meet its service performance commitments to the Company or may suffer disruptions to its systems that could impact its services. For example, failures in certain third-party technology or communications systems may cause flight delays or cancellations. The failure of any of the Company’s third-party service providers to perform its service obligations adequately, or other interruptions of services, may reduce the Company’s revenues and increase its expenses, prevent the Company from operating its flights and providing other services to its customers or result in adverse publicity or harm to its brand. In addition, the Company’s business and financial performance could be materially harmed if its customers believe that its services are unreliable or unsatisfactory.

The Company may also have disagreements with such providers or such contracts may be terminated or may not be extended or renewed. For example, the number of flight reservations booked through third-party global distribution systems (“GDS”) or online travel agents (“OTAs”) may be adversely affected by disruptions in the business relationships between the Company and these suppliers. Such disruptions, including a failure to agree upon acceptable contract terms when contracts expire or otherwise become subject to renegotiation, may cause the Company’s flight information to be limited or unavailable for display by the affected GDS or OTA operator, significantly increase fees for both the Company and GDS/OTA users and impair the Company’s relationships with its customers and travel agencies. Any such disruptions or contract terminations may adversely impact our operations and financial results. If we are not able to negotiate or renew agreements with third-party service providers, or if we renew existing agreements on less favorable terms, our operations and financial results may be adversely affected.

The Company could experience adverse publicity, harm to its brand, reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving its aircraft or its operations, the aircraft or operations of its regional carriers, the aircraft or operations of its codeshare partners, or the aircraft or operations of another airline, which may result in a material adverse effect on the Company’s business, operating results and financial condition.

An accident, catastrophe or incident involving an aircraft that the Company operates, or an aircraft that is operated by a codeshare partner, one of the Company’s regional carriers or another airline, or an incident involving the Company’s operations, or the operations of a codeshare partner, one of the Company’s regional carriers or of another airline, could have a material adverse effect on the Company if such accident, catastrophe or incident created a public perception that the Company’s operations, or the operations of its codeshare partners or regional carriers, are not safe or reliable, or are less safe or reliable than other airlines. Such public perception could, in turn, result in adverse publicity for the Company, cause harm to the Company’s brand and reduce travel demand on the Company’s flights, or the flights of its codeshare partners or regional carriers.

In addition, any such accident, catastrophe or incident involving the Company, its regional carriers or its codeshare partners could expose the Company to significant tort liability. Although the Company currently maintains liability insurance in amounts and of the type the Company believes to be consistent with industry practice to cover damages arising from any such accident, catastrophe or incident, and the Company’s codeshare partners and regional carriers carry similar insurance and generally indemnify the Company for their operations, if the Company’s liability exceeds the applicable policy limits or the ability of another carrier to indemnify it, the Company could incur substantial losses from an accident, catastrophe or incident which may result in a material adverse effect on the Company’s operating results and financial condition.

Terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry, could negatively affect the Company and the airline industry.

Terrorist attacks or international hostilities, even if not made on or targeted directly at the airline industry, or the fear of or the precautions taken in anticipation of such attacks (including elevated national threat warnings, travel restrictions, selective cancellation or redirection of flights and new security regulations) could materially and adversely affect the Company and the airline industry. Security events pose a significant risk to our passenger and cargo operations. These events could include acts of violence in public areas that we cannot control. The Company’s financial resources may not be sufficient to absorb the adverse effects of any future terrorist attacks, international hostilities or other security events. Any such events could have a material adverse impact on the Company’s financial condition, liquidity and operating results.

Increasing privacy and data security obligations or a significant data breach may adversely affect the Company’s business.

The Company is subject to increasing legislative, regulatory and customer focus on privacy issues and data security. Also, a number of the Company’s commercial partners, including credit card companies, have imposed data security standards that the Company must meet. These standards continue to evolve. The Company will continue its efforts to meet its privacy and data security obligations; however, it is possible that certain new obligations may be difficult to meet and could increase the Company’s costs.

Additionally, the Company must manage evolving cybersecurity risks. Our network systems and storage applications, and those systems and storage and other business applications maintained by our third-party providers, may be subject to attempts to gain unauthorized access, breach, malfeasance or other system disruptions. In some cases, it is difficult to anticipate or to detect immediately such incidents and the damage caused thereby. While we continually work to safeguard our internal network systems and validate the security of our third-party providers, including through information security policies and employee awareness and training, there is no assurance that such actions will be sufficient to prevent cyber-attacks or security breaches. The loss, disclosure, misappropriation of or access to customers’, employees’ or business partners’ information or the Company’s failure to meet its obligations could result in legal claims or proceedings, penalties and remediation costs. A significant data breach or the Company’s failure to meet its obligations may adversely affect the Company’s reputation, business, operating results and financial condition.

The mandatory grounding of our Boeing 737 MAX 9 aircraft may have a material adverse effect on our business, operating results and financial condition.

On March 13, 2019, the Federal Aviation Administration issued an emergency order prohibiting the operation of Boeing 737 MAX series airplanes by U.S. certificated operators (the “FAA Order”). As a result, the Company grounded all 14 Boeing 737 MAX 9 aircraft in its fleet. Prior to the grounding, the Company operated approximately 50 flights a day on these aircraft and expected, given the anticipated delivery schedule, to operate approximately 110 flights a day by the end of the year. The long-term operational and financial impact of this action is uncertain and could negatively affect the Company based on a number of factors, including, among others, the period of time the aircraft are unavailable, the availability of replacement aircraft, to the extent needed, and the circumstances of any reintroduction of the grounded aircraft to service. This grounding has affected the status of the scheduled delivery of the five Boeing 737 MAX 9 aircraft that were scheduled for delivery in the second quarter of 2019 and is also expected to affect the timing of future Boeing 737 MAX aircraft deliveries. The extent of the delay of future deliveries is expected to be impacted by the length of time the FAA Order remains in place, Boeing’s production rate and the pace at which Boeing can deliver aircraft following the lifting of the FAA Order, among other factors.

Disruptions to our regional network and United Express flights provided by third-party regional carriers could adversely affect our business, operating results and financial condition.

The Company has contractual relationships with various regional carriers to provide regional aircraft service branded as United Express. These regional operations are an extension of the Company’s mainline network and complement the Company’s operations by carrying traffic that connects to mainline service and allows flights to smaller cities that cannot be provided economically with mainline aircraft. The Company’s business and operations are dependent on its regional flight network, with regional capacity accounting for approximately 11% of the Company’s total capacity for the year ended December 31, 2018.

Although the Company has agreements with its regional carriers that include contractually agreed performance metrics, each regional carrier is a separately certificated commercial air carrier and the Company does not control the operations of these carriers. A number of factors may impact the Company’s regional network, including weather-related effects and seasonality. In addition, the decrease in qualified pilots driven by changes to federal regulations has adversely impacted and could continue to affect the Company’s regional flying. For example, the FAA’s expansion of minimum pilot qualification standards, including a requirement that a pilot have at least 1,500 total flight hours, as well as the FAA’s revised pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations, have contributed to a smaller supply of pilots available to regional carriers. The decrease in qualified pilots resulting from the regulations as well as factors including a decreased student pilot population and a shrinking U.S. military from which to hire qualified pilots, could adversely impact the Company’s operations and financial condition, and could also require the Company to reduce regional carrier flying.

If a significant disruption occurs to the Company’s regional network or flights or if one or more of the regional carriers with which the Company has relationships is unable to perform their obligations over an extended period of time, there could be a material adverse effect on the Company’s business, financial condition and operating results.

Current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions, could have a material adverse impact on the Company.

From time to time, we are subject to litigation and other legal and regulatory proceedings relating to our business or investigations or other actions by governmental agencies, including as described in Part I, Item 3, Legal Proceedings, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. No assurances can be given that the results of these or new matters will be favorable to us. An adverse resolution of lawsuits, arbitrations, investigations or other proceedings or actions could have a material adverse effect on our financial condition and operating results, including as a result of non-monetary remedies, and could also result in adverse publicity. Defending ourselves in these matters may be time-consuming, expensive and disruptive to normal business operations and may result in significant expense and a diversion of management’s time and attention from the operation of our business, which could impede our ability to achieve our business objectives. Additionally, any amount that we may be required to pay to satisfy a judgment, settlement, fine or penalty may not be covered by insurance. If we fail to comply with the terms contained in any settlement, order or agreement with a governmental authority relating to these matters, we could be subject to criminal or civil penalties, which could have a material adverse impact on the Company. Under our charter and certain indemnification agreements that we have entered into (and may in the future enter into) with our officers, directors and certain third parties, we could be required to indemnify and advance expenses to them in connection with their involvement in certain actions, suits, investigations and other proceedings. There can be no assurance that any of these payments will not be material.

Our significant investments in other airlines, including in other parts of the world, and the commercial relationships that we have with those carriers may not produce the returns or results we expect.

An important part of our strategy to expand our global network includes making significant investments in airlines in other parts of the world and expanding our commercial relationships with these carriers. For example, in November 2018, United entered into a revenue-sharing joint business agreement with Aerovías del Continente Americano S.A. (“Avianca”), Copa Airlines and several of their respective affiliates, subject to regulatory approval. Concurrently with this transaction, United, as lender, entered into a Term Loan Agreement (the “BRW Loan Agreement”) with, among others, BRW Aviation Holding LLC and BRW Aviation LLC (“BRW”), as guarantor and borrower, respectively, affiliates of Synergy Aerospace Corporation, the majority shareholder of Avianca Holdings S.A. (“AVH”). Pursuant to the BRW Loan Agreement, United provided a $456 million term loan to BRW, secured by a pledge of BRW’s equity, as well as BRW’s 516 million shares of common stock of AVH (having an implied value equivalent to 64.5 million American Depositary Receipts, the class of AVH securities that trades on the New York Stock Exchange). BRW is currently in default under the BRW Loan Agreement. Additionally, on May 13, 2019, S&P Global Ratings downgraded its AVH issuer level credit ratings from B to CCC+, together with accompanying downgrades for AVH’s frequent flyer subsidiary, LifeMiles Ltd. (“LifeMiles”), and for certain outstanding debt of both AVH and LifeMiles. Following these downgrades, and in order to protect the value of its collateral, on May 24, 2019,

United began to exercise remedies available to it under the terms of the BRW Loan Agreement and related documents. In connection with the delivery by United of a notice of default to BRW, Kingsland Holdings Limited, AVH’s largest minority shareholder, was granted, in accordance with the agreements related to the BRW Loan Agreement, independent authority to manage BRW, which remains the majority shareholder of AVH.

We also have an equity investment in Azul Linhas Aéreas Brasileiras S.A. (“Azul”). See Note 9 to the financial statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Note 7 and Note 8 to the financial statements included in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 for additional information regarding our investments in Avianca and Azul.

We also have investments in several domestic regional airlines. In January 2019, we completed the acquisition of a 49.9% interest in ManaAir LLC, which, as of immediately following the closing of that investment, owns 100% of the equity interests in ExpressJet Airlines, Inc., a domestic regional airline. We also have minority equity interests in Champlain Enterprises, LLC d/b/a CommutAir and Republic Airways Holdings, Inc. See Note 9 to the financial statements included in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for additional information regarding our investments in regional airlines.

We expect to continue exploring similar non-controlling investments in, and entering into JBAs, commercial agreements, loan transactions and strategic alliances with, other carriers as part of our regional and global business strategy. These transactions and relationships involve significant challenges and risks. We are dependent on these other carriers for significant aspects of our network in the regions in which they operate. While we work closely with these carriers, each is a separately certificated commercial air carrier and we do not have control over their operations, strategy, management or business methods. These airlines also are subject to a number of the same risks as our business, which are described in this Prospectus Supplement under the heading “Risk Factors,” or in Part I, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Part II, Item 1A, Risk Factors, of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, including competitive pressures on pricing, demand and capacity; changes in aircraft fuel pricing; and the impact of global and local political and economic conditions on operations and customer travel patterns, among others.

As a result of these and other factors, we may not realize a satisfactory return on our investment, and we may not receive repayment of any invested or loaned funds. Further, these investments may not generate the revenue or operational synergies we expect, and they may distract management focus from our operations or other strategic options. Finally, our reliance on these other carriers in the regions in which they operate may negatively impact our regional and global operations and results if those carriers are impacted by general business risks or perform below our expectations or needs. Any one or more of these events could have a material adverse effect on our operating results or financial condition.

We may also be subject to consequences from any improper behavior of JBA partners, including for failure to comply with anti-corruption laws such as the U.S. Foreign Corrupt Practices Act. Furthermore, our relationships with these carriers may be subject to the laws and regulations of non-U.S. jurisdictions in which these carriers are located or conduct business. Any political or regulatory change in these jurisdictions that negatively impact or prohibit our arrangements with these carriers could have an adverse effect on our operating results or financial condition. To the extent that the operations of any of these carriers are disrupted over an extended period of time or their actions subject us to the consequences of failure to comply with laws and regulations, our operating results may be adversely affected.

The airline industry may undergo further change with respect to alliances and JBAs or due to consolidations, any of which could have a material adverse effect on the Company.

The Company faces and may continue to face strong competition from other carriers due to the modification of alliances and formation of new JBAs. Carriers may improve their competitive positions through airline alliances, slot swaps and/or JBAs. Certain types of airline JBAs further competition by allowing multiple airlines to coordinate routes, pool revenues and costs, and enjoy other mutual benefits, achieving many of the benefits of consolidation.

“Open Skies” agreements, including the longstanding agreements between the United States and each of the European Union (“EU”), Canada, Japan, Korea, New Zealand, Australia, Colombia and Panama, as well as the more recent agreements between the United States and each of Mexico and Brazil, may also give rise to better integration opportunities among international carriers. Movement of airlines between current global airline alliances could reduce joint network coverage for members of such alliances while also creating opportunities for JBAs and bilateral alliances that did not exist before such realignment. Further airline and airline alliance consolidations or reorganizations could occur in the future. The Company routinely engages in analyses and discussions regarding its own strategic position, including current and potential alliances, asset acquisitions and divestitures and may have future discussions with other airlines regarding strategic activities. If other airlines participate in such activities, those airlines may significantly improve their cost structures or revenue generation capabilities, thereby potentially making them stronger competitors of the Company and potentially impairing the Company’s ability to realize expected benefits from its own strategic relationships.

Orders for new aircraft typically must be placed years in advance of scheduled deliveries, and changes in the Company’s network strategy over time may make aircraft on order less economic for the Company, result in costs related to modification or termination of aircraft orders or cause the Company to enter into orders for new aircraft on less favorable terms.

The Company’s orders for new aircraft are typically made years in advance of actual delivery of such aircraft, and the financial commitment required for purchases of new aircraft is substantial. At December 31, 2018, the Company had firm commitments to purchase 273 new aircraft from The Boeing Company (“Boeing”), Airbus S.A.S. and Embraer S.A. (“Embraer”), as well as related agreements with engine manufacturers, maintenance providers and others. As of December 31, 2018, the Company’s commitments relating to the acquisition of aircraft and related spare engines, aircraft improvements and other related obligations aggregated to a total of $24.7 billion.

Subsequent to the Company placing an order for new aircraft, the Company’s network strategy may change. As a result, the Company’s preference for a particular aircraft that it has ordered, often years in advance, may be decreased or eliminated. If the Company were to modify or terminate any of its existing aircraft order commitments, it may be responsible for material liabilities to its counterparties arising from any such change. Additionally, the Company may have a need for additional aircraft that are not available under its existing orders. In such cases, the Company may seek to acquire aircraft from other sources, such as through lease arrangements, which may result in higher costs or less favorable terms, or through the purchase or lease of used aircraft. The Company may not be able to acquire such aircraft when needed on favorable terms or at all.

A majority of the Company’s aircraft and certain parts are sourced from single suppliers; therefore, the Company would be materially and adversely affected if it were unable to obtain additional equipment or support from any of these suppliers.

The Company currently sources the majority of its aircraft and many related aircraft parts from Boeing. In addition, our aircraft suppliers are dependent on other suppliers for certain other aircraft parts. Therefore, if the Company was unable to acquire additional aircraft from Boeing, or if Boeing was unable or unwilling to make timely deliveries of aircraft or to provide adequate support for its products, the Company’s operations could be materially and adversely affected. The Company is also dependent on a limited number of suppliers for aircraft engines and certain other aircraft parts and could therefore also be materially and adversely affected in the event of the unavailability of these engines and other parts.

Union disputes, employee strikes or slowdowns, and other labor-related disruptions could adversely affect the Company’s operations and could result in increased costs that impair its financial performance.

United is a highly unionized company. As of December 31, 2018, the Company and its subsidiaries had approximately 92,000 active employees, of whom approximately 83% were represented by various U.S. labor organizations.

There is a risk that unions or individual employees might pursue judicial or arbitral claims arising out of changes implemented as a result of the Company entering into collective bargaining agreements with its represented employee groups. There is also a possibility that employees or unions could engage in job actions such as slowdowns, work-to-rule campaigns, sick-outs or other actions designed to disrupt the Company’s normal operations, in an attempt to pressure the Company in collective bargaining negotiations. Although the Railway Labor Act makes such actions unlawful until the parties have been lawfully released to self-help, and the Company can seek injunctive relief against premature self-help, such actions can cause significant harm even if ultimately enjoined. In addition, collective bargaining agreements with the Company’s represented employee groups increase the Company’s labor costs, which increase could be material for any applicable reporting period.

An outbreak of a disease or similar public health threat could have a material adverse impact on the Company’s business, operating results and financial condition.

An outbreak of a disease or similar public health threat that affects travel demand, travel behavior, or travel restrictions could have a material adverse impact on the Company’s business, financial condition and operating results.

If we experience changes in, or are unable to retain, our senior management team or other key employees, our operating results could be adversely affected.

Much of our future success depends on the continued availability of skilled personnel with industry experience and knowledge, including our senior management team and other key employees. If we are unable to attract and retain talented, highly qualified senior management and other key employees, or if we are unable to effectively provide for the succession of senior management, our business may be adversely affected.

Extended interruptions or disruptions in service at major airports where we operate could have a material adverse impact on our operations.

The airline industry is heavily dependent on business models that concentrate operations in major airports in the United States and throughout the world. An extended interruption or disruption at an airport where we have significant operations could have a material impact on our business, financial condition and results of operation.

We operate principally through our domestic hubs at Newark Liberty International Airport, Chicago O’Hare International Airport, Denver International Airport, George Bush Intercontinental Airport, Los Angeles International Airport, A.B. Won Pat International Airport, San Francisco International Airport and Washington Dulles International Airport. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs or other airports where we have a significant presence resulting from air traffic control (“ATC”) delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers, failure of computer systems, disruptions to government agencies or personnel, disruptions at airport facilities or other key facilities used by us to manage our operations, labor relations, power supplies, fuel supplies, terrorist activities, international hostilities or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a material impact on our business, operating results and financial condition. We have minimal control over the operation, quality or maintenance of these services or whether vendors will improve or continue to provide services that are essential to our business.

The airline industry is subject to extensive government regulation, which imposes significant costs and may adversely impact our business, operating results and financial condition.

Airlines are subject to extensive regulatory and legal oversight. Compliance with U.S. and international regulations imposes significant costs and may have adverse effects on the Company. Laws, regulations, taxes and airport rates and charges, both domestically and internationally, have been proposed from time to time that could significantly increase the cost of airline operations or reduce airline revenue.

United provides air transportation under certificates of public convenience and necessity issued by the U.S. Department of Transportation (the “DOT”). If the DOT altered, amended, modified, suspended or revoked these certificates, it could have a material adverse effect on the Company’s business. The FAA regulates the safety of United’s operations. United operates pursuant to an air carrier operating certificate issued by the FAA. The FAA’s regulations include stringent pilot flight and duty time requirements under Part 117 of the Federal Aviation Regulations, as well as minimum qualifications for air carrier first officers. These regulations have caused mainline airlines to hire regional pilots, while simultaneously significantly reducing the pool of new pilots from which regional carriers themselves can hire. Although this is an industry issue, it directly affects the Company and has required it to reduce regional partner flying, as several regional partners have experienced difficulty flying their schedules due to reduced pilot availability. From time to time, the FAA also issues orders, airworthiness directives and other regulations relating to the maintenance and operation of aircraft that require material expenditures or operational restrictions by the Company. These FAA orders and directives could include the temporary grounding of an entire aircraft type if the FAA identifies design, manufacturing, maintenance or other issues requiring immediate corrective action. These FAA directives or requirements could have a material adverse effect on the Company.

In 2018, the U.S. Congress approved a five-year reauthorization for the FAA, which encompasses significant aviation tax and policy-related issues. The law includes a range of policy changes related to airline customer service and aviation safety which, depending on how they are implemented, could impact our operations and costs. Additionally, the U.S. Congress may fail to continue to fund the operations of one or more federal government agencies which could negatively impact the Company and the airline industry.

The Company’s operations may also be adversely impacted due to the existing antiquated ATC system utilized by the U.S. government and regulated by the FAA. During peak travel periods in certain markets, the current ATC system’s inability to handle demand has led to short-term capacity constraints imposed by government agencies and resulted in delays and disruptions of air traffic. In addition, the current system will not be able to effectively handle projected future air traffic growth. The outdated technologies also cause the ATC to be less resilient in the event of a failure, causing flight cancellations and delays. Imposition of these ATC constraints on a long- term basis may have a material adverse effect on the Company’s operations. Failure to update the ATC system in a timely manner, and the substantial funding requirements of a modernized ATC system that may be imposed on air carriers may have an adverse impact on the Company’s financial condition or operating results.

Access to landing and take-off rights, or “slots,” at several major U.S. airports and many foreign airports served by the Company are, or recently have been, subject to government regulation. Certain of the Company’s major hubs are among the most congested airports in the United States and have been or could be the subject of regulatory action that might limit the number of flights and/or increase costs of operations at certain times or throughout the day. The FAA may limit the Company’s airport access by limiting the number of departure and arrival slots at high density traffic airports, which could affect the Company’s ownership and transfer rights, and local airport authorities may have the ability to control access to certain facilities or the cost of access to their facilities, which could have an adverse effect on the Company’s business. The FAA historically has taken actions with respect to airlines’ slot holdings that airlines have challenged; if the FAA were to take actions that adversely affect the Company’s slot holdings, the Company could incur substantial costs to preserve its slots or may lose slots. If slots are eliminated at an airport, or if the number of hours of operation governed by slots is reduced at an airport, the lack of controls on takeoffs and landings could result in greater congestion both at the affected airport or in the regional airspace (e.g., the New York City metropolitan region airspace) and could significantly impact the Company’s operations. Further, the Company’s operating costs at airports, including the Company’s major hubs, may increase significantly because of capital improvements at such airports that the Company may be required to fund, directly or indirectly. Such costs could be imposed by the relevant airport authority without the Company’s approval and may have a material adverse effect on the Company’s financial condition.

The ability of carriers to operate flights on international routes between the United States and other countries is highly regulated. Applicable arrangements between the United States and foreign governments may be amended from time to time, government policies with respect to airport operations may be revised, and the availability of appropriate slots or facilities may change. The Company currently operates a number of flights on international routes under government arrangements, regulations or policies that designate the number of carriers permitted to operate on such routes, the capacity of the carriers providing services on such routes, the airports at which carriers may operate international flights, or the number of carriers allowed access to particular airports. Any limitations, additions or modifications to such arrangements, regulations or policies could have a material adverse effect on the Company’s financial condition and operating results. Additionally, a change in law, regulation or policy for any of the Company’s international routes, such as Open Skies, could have a material adverse impact on the Company’s financial condition and operating results and could result in the impairment of material amounts of related tangible and intangible assets. In addition, competition from revenue-sharing JBAs and other alliance arrangements by and among other airlines could impair the value of the Company’s business and assets on the Open Skies routes. The Company’s plans to enter into or expand U.S. antitrust immunized alliances and JBAs on various international routes are subject to receipt of approvals from applicable U.S. federal authorities and obtaining other applicable foreign government clearances or satisfying the necessary applicable regulatory requirements. There can be no assurance that such approvals and clearances will be granted or will continue in effect upon further regulatory review or that changes in regulatory requirements or standards can be satisfied.

See Part I, Item 1, Business—Industry Regulation, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for additional information on government regulation impacting the Company.

We are subject to many forms of environmental regulation and liability and risks associated with climate change, and may incur substantial costs as a result.

Many aspects of the Company’s operations are subject to increasingly stringent federal, state, local and international laws protecting the environment, including those relating to emissions to the air, water discharges, safe drinking water and the use and management of hazardous materials and wastes. Compliance with existing and future environmental laws and regulations can require significant expenditures and violations can lead to significant fines and penalties. In addition, from time to time we are identified as a responsible party for environmental investigation and remediation costs under applicable environmental laws due to the disposal of hazardous substances generated by our operations. We could also be subject to environmental liability claims from various parties, including airport authorities, related to our operations at our leased premises or the off-site disposal of waste generated at our facilities.

We may incur substantial costs as a result of changes in weather patterns due to climate change. Increases in the frequency, severity or duration of severe weather events such as thunderstorms, hurricanes, flooding, typhoons, tornados and other severe weather events could result in increases in delays and cancellations, turbulence-related injuries and fuel consumption to avoid such weather, any of which could result in significant loss of revenue and higher costs.

To address climate change risks, Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”) has been developed by the International Civil Aviation Organization’s (“ICAO”), a UN specialized agency. CORSIA is intended to create a single global market-based measure to achieve carbon-neutral growth for international aviation after 2020 through airline purchases of carbon offset credits. Certain CORSIA program details remain to be developed and could potentially be affected by political developments in participating countries or the results of the pilot phase of the program, and thus the impact of CORSIA cannot be fully predicted. However, CORSIA is expected to increase operating costs for airlines that operate internationally.

In addition to CORSIA, the U.S. Environmental Protection Agency (“EPA”) had begun preliminary work to adopt its own aircraft engine greenhouse gas (“GHG”) emission standards which were expected to be aligned with recent ICAO carbon dioxide emission standards. The timing of any U.S. EPA aircraft engine GHG emission standards is currently unknown, but some jurisdictions in which United operates have adopted or are considering GHG emission reduction initiatives, which could impact various aspects of the Company’s business. The precise nature of future requirements and their applicability to the Company are difficult to predict, but the financial impact to the Company and the aviation industry would likely be adverse and could be significant.

See Part I, Item 1, Business—Industry Regulation—Environmental Regulation, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for additional information on environmental regulation impacting the Company.

The United Kingdom’s withdrawal from the EU may adversely impact our operations in the United Kingdom and elsewhere.

In June 2016, United Kingdom (“UK”) voters approved an advisory referendum for the UK to exit the EU. The UK parliament voted in favor of allowing the government to commence negotiations to determine the future terms of the UK’s relationship with the EU, including the terms of trade between the UK and the EU and other nations. The timing of the proposed exit was originally scheduled for March 29, 2019, but has since been extended and is currently scheduled for October 31, 2019. While a withdrawal plan was agreed between the EU and the UK government, which included a transition period potentially running through December 2020, such plan has been rejected by the UK parliament on a number of occasions, creating further uncertainty in negotiations and the process of withdrawal.

Depending on the outcome of these negotiations, we could face new challenges in our operations, such as instability in global financial and foreign exchange markets. This instability could include volatility in the value of the British pound and European euro, additional travel restrictions on passengers traveling between the UK and other EU countries, changes to the legal status of EU-resident employees, legal uncertainty and potentially divergent national laws and regulations. At this time, we cannot predict the impact that an actual exit from the EU will have on our business generally and our UK and European operations more specifically, and no assurance can be given that our operating results, financial condition and prospects would not be adversely impacted by the result.

The Company’s operating results fluctuate due to seasonality and other factors associated with the airline industry, many of which are beyond the Company’s control.

Due to greater demand for air travel during the spring and summer months, revenues in the airline industry in the second and third quarters of the year are generally stronger than revenues in the first and fourth quarters of the year, which are periods of lower travel demand. The Company’s operating results generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including, among others, extreme or severe weather, outbreaks of disease or pandemics, ATC congestion, geological events, political instability, terrorism, natural disasters, changes in the competitive environment due to industry consolidation, tax obligations, general economic conditions and other factors. As a result, the Company’s quarterly operating results are not necessarily indicative of operating results for an entire year and historical operating results in a quarterly or annual period are not necessarily indicative of future operating results.

Increases in insurance costs or inadequate insurance coverage may materially and adversely impact our business, operating results and financial condition.

The Company could be exposed to significant liability or loss if its property or operations were to be affected by a natural catastrophe or other event, including aircraft accidents. The Company maintains insurance policies, including, but not limited to, terrorism, aviation hull and liability, workers’ compensation and property and business interruption insurance, but we are not fully insured against all potential hazards and risks incident to our business. If the Company is unable to obtain sufficient insurance with acceptable terms, the costs of such insurance increase materially, or if the coverage obtained is insufficient relative to actual liability or losses that the Company experiences, whether due to insurance market conditions, policy limitations and exclusions or otherwise, its operating results and financial condition could be materially and adversely affected.

The Company has a significant amount of financial leverage from fixed obligations, and insufficient liquidity may have a material adverse effect on the Company’s financial condition and business.

The Company has a significant amount of financial leverage from fixed obligations, including aircraft lease and debt financings, leases of airport property and other facilities, and other material cash obligations. In addition, the Company has substantial noncancelable commitments for capital expenditures, including for the acquisition of new aircraft and related spare engines.

Although the Company’s cash flows from operations and its available capital, including the proceeds from financing transactions, have been sufficient to meet these obligations and commitments to date, the Company’s future liquidity could be negatively affected by the risk factors discussed in this Prospectus Supplement under the heading “Risk Factors”, or in Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. If the Company’s liquidity is materially diminished, the Company might not be able to timely pay its leases and debts or comply with certain operating and financial covenants under its financing and credit card processing agreements or with other material provisions of its contractual obligations.

The Company’s substantial level of indebtedness and non-investment grade credit rating, as well as market conditions and the availability of assets as collateral for loans or other indebtedness, may make it difficult for the Company to raise additional capital if needed to meet its liquidity needs on acceptable terms, or at all. In addition, our variable rate indebtedness may use London interbank offered rates (“LIBO”) as a benchmark for establishing the rate. As announced in July 2017, LIBO is expected to be phased out by the end of 2021. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBO may adversely impact the availability and cost of borrowings.

See Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 for additional information regarding the Company’s liquidity.

Agreements governing our debt include financial and other covenants. Failure to comply with these covenants could result in events of default.

Our financing agreements include various financial and other covenants. Certain of these covenants require UAL or United, as applicable, to maintain minimum liquidity and/or minimum collateral coverage ratios. UAL’s or United’s ability to comply with these covenants may be affected by events beyond its control, including the overall industry revenue environment, the level of fuel costs and the appraised value of the collateral. In addition, our financing agreements contain other negative covenants customary for such financings. These covenants are subject to important exceptions and qualifications. If we fail to comply with these covenants and are unable to remedy or obtain a waiver or amendment, an event of default would result.

If an event of default were to occur, the lenders could, among other things, declare outstanding amounts due and payable. In addition, an event of default or declaration of acceleration under one financing agreement could also result in an event of default under other of our financing agreements due to cross-default and cross-acceleration provisions. The acceleration of significant amounts of debt could require us to renegotiate, repay or refinance the obligations under our financing arrangements.

The Company may never realize the full value of its intangible assets or its long-lived assets causing it to record impairments that may negatively affect its financial condition and operating results.

In accordance with applicable accounting standards, the Company is required to test its indefinite-lived intangible assets for impairment on an annual basis, or more frequently where there is an indication of impairment. In addition, the Company is required to test certain of its other assets for impairment where there is any indication that an asset may be impaired.

The Company may be required to recognize losses in the future due to, among other factors, extreme fuel price volatility, tight credit markets, government regulatory changes, decline in the fair values of certain tangible or intangible assets, such as aircraft, route authorities, airport slots and frequent flyer database, unfavorable trends in historical or forecasted results of operations and cash flows and an uncertain economic environment, as well as other uncertainties. The Company can provide no assurance that a material impairment loss of tangible or intangible assets will not occur in a future period. The value of the Company’s aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by the Company or other carriers. An impairment loss could have a material adverse effect on the Company’s financial condition and operating results.

Risk Factors Relating to the Certificates and the Offering

The Equipment Notes will not be obligations of UAL.

The Equipment Notes to be held for the Trusts will be the obligations of United. Neither UAL nor any of its subsidiaries (other than United) is required to become an obligor with respect to, or a guarantor of, the Equipment Notes. You should not expect UAL or any of its subsidiaries (other than United) to participate in making payments in respect of the Equipment Notes.

The Appraisals are only estimates of Aircraft value.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. In addition, the appraisals include certain assumptions regarding the equipment specifications and performance characteristics of the Aircraft. However, the Indentures relating to the Aircraft permit United to make alterations and modifications to the Aircraft and to remove parts from the Aircraft, which may impact such assumptions. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Replacement of Parts; Alterations”. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals—The Appraisals”.

There are particular uncertainties with respect to the appraised value of the Boeing 787-9 aircraft and the Boeing 787-10 aircraft because the 787-9 and the 787-10 are derivatives of the Boeing 787-8, which is a newly-developed model. The first delivery to a commercial airline of a Boeing 787-9 aircraft was in July 2014 and the first such delivery of a Boeing 787-10 aircraft was in March 2018. As a result, secondary market values for these aircraft have not been established. Also, the appraisal and consulting firms that have prepared the appraisals of the Aircraft have less experience appraising Boeing 787-9 aircraft and Boeing 787-10 aircraft as compared to other aircraft models that have been in operation in greater numbers for a longer period of time.

An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of delivery dates, all but two of which are in the future. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default”.

The Controlling Party will be:

•	The Class AA Trustee.

•	Upon payment of final distributions to the holders of Class AA Certificates, the Class A Trustee.

•

Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates are issued, any liquidity provider for the Class B Certificates) with the largest amount owed to it.

As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider or any Trustee.

Escrowed funds and cash collateral will not be entitled to the benefits of Section 1110, and cross-defaults may not be required to be cured under Section 1110.

Amounts deposited under the Escrow Agreements are not property of United and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.

Escrowed funds may be returned if they are not used to buy Equipment Notes.

Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. If any funds remain as Deposits with respect to any Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders of such Trust. See “Description of the Deposit Agreements—Unused Deposits”.

Any delay in the delivery of aircraft to be financed pursuant to this Offering may extend the period for financings under this Offering and could result in the return of escrowed funds.

United cannot predict the extent to which deliveries of Aircraft by Boeing or Embraer intended to be financed pursuant to this Offering may be delayed. The deadline for purposes of financing Aircraft pursuant to this Offering is August 31, 2020, subject to extension if the Equipment Notes relating to all of the Aircraft have not been purchased on or prior to such date due to any reason beyond the control of United and not occasioned by United’s fault or negligence to not later than December 31, 2020. This deadline is subject to further extension of up to 60 days if a labor strike occurs at Boeing or Embraer during the period for financings pursuant to this Offering, but excluding any period of a strike at Boeing or Embraer after all Aircraft of such manufacturer shall have been financed pursuant to this Offering. See “Description of the Aircraft and Appraisals—Timing of Financing the Aircraft”. If Equipment Notes relating to all Aircraft have not been purchased by the deadline established for purposes of this Offering, unused funds held in escrow will be returned to Certificateholders. See “—Escrowed funds may be returned if they are not used to buy Equipment Notes”.

There may be a limited market for resale of Certificates.

Prior to this Offering, there has been no public market for the Certificates. Neither United nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Certificates.

In Europe, there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities and may thereby affect the price and liquidity of such securities.

Neither United nor any of its affiliates: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, the Draft Regulatory Technical Standards relating to risk retention published by the European Banking Authority on 31 July 2018 (the “Draft Securitization RTS”) or any other delegated regulations of the European Commission (including the final enacted form of the Draft Securitization RTS) in each case as amended from time to time (the “EU Securitization Laws”), or any regulations, guidelines or other regulatory materials in respect of similar matters in the United Kingdom that are introduced following an exit of the United Kingdom from the European Union (the “UK Securitization Laws”), or regarding the regulatory capital treatment of the investment in the Certificates on the Issuance Date or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws or UK Securitization Laws, including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Certificates and may also affect the price and liquidity of the Certificates in the secondary market. Investors must be prepared to bear the risk of holding Certificates until maturity.

Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Certificates, which, in turn, may adversely affect the ability of investors in the Certificates who are not subject to those provisions to resell their Certificates in the secondary market. No representation is made as to the proper characterization of the Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Certificates for such purposes or under such restrictions.

Investors are themselves responsible for monitoring and assessing any changes to European risk retention laws and regulations (including UK Securitization Laws). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws, the UK Securitization Laws, the EU Securitization Regulation (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by United during the Delivery Period. The Equipment Notes will be issued to finance United’s purchase of three new Boeing 787-9 aircraft, four new Boeing 787-10 aircraft, two new Boeing 777-300ER aircraft and 10 new Embraer ERJ 175 LL aircraft. Before the proceeds are used to buy Equipment Notes, such proceeds from the sale of the Certificates of each Trust will be held in escrow and deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the holders of such Certificates.

THE COMPANY

United is a certificated United States air carrier. United transports people and cargo throughout North America and to destinations in Asia, Europe, the Middle East and Latin America. UAL, through United and its regional carriers, operates approximately 4,900 flights a day to 356 airports across five continents.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was included as an exhibit to the Company’s Current Report on Form 8-K filed on October 9, 2012 with the Commission, and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

Each Pass Through Certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of the two United Airlines 2019-2 Pass Through Trusts (the “Class AA Trust” and the “Class A Trust” and, collectively, the “Trusts”). (Section 2.01) The Trusts will be formed pursuant to a pass through trust agreement between United and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of October 3, 2012 (the “Basic Agreement”), and two separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) relating to such Trusts between United and the Trustee, as trustee under the Class AA Trust (the “Class AA Trustee”) and trustee under the Class A Trust (the “Class A Trustee”). The Certificates to be issued by the Class AA Trust and the Class A Trust are referred to herein as the “Class AA Certificates” and the “Class A Certificates”, respectively.

Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. The Trust Property of each Trust (the “Trust Property”) will consist of:

•

Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by United in a separate secured loan transaction in connection with the financing by United of each Aircraft during the Delivery Period and all monies paid on such Equipment Notes and any proceeds from any sale of such Equipment Notes held in such Trust. Equipment Notes held in each Trust will be registered in the name of the Subordination Agent on behalf of such Trust for purposes of giving effect to the provisions of the Intercreditor Agreement.

•	The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

•

The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the initial issuance date of the Certificates (the “Issuance Date”) during the Delivery Period.

•	The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•	All monies receivable under the Liquidity Facility for such Trust.

•	Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust (such as interest and principal payments on the Equipment Notes held in such Trust).

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry; Delivery and Form”. The Certificates will be issued only in denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of United, any Trustee, any of the Loan Trustees, any Liquidity Provider or any affiliate of any of the foregoing.

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Certificates (the “Certificateholders”). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

Investment Company Act Exemption

Each of the Trusts is relying on an analysis that the Trusts will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Commission under the Investment Company Act, although other exemptions or exclusions under the Investment Company Act may be available to the Trusts.

Payments and Distributions

Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Interest

The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on May 1 and November 1 of each year, commencing on May 1, 2020 (or, in the case of Equipment Notes issued on or after such date, commencing on the first May 1 or November 1 to occur after such Equipment Notes are issued). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments of interest applicable to the Certificates issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any Class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities”.

Principal

Payments of principal of the Equipment Notes are scheduled to be received by the Trustees on May 1 and November 1 of each year, beginning on November 1, 2020 for certain Equipment Notes and May 1, 2021 for the remaining Equipment Notes.

Scheduled Payments

Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments”, and May 1 and November 1 of each year, commencing on May 1, 2020, until the final expected Regular Distribution Date are herein referred to as “Regular Distribution Dates”. See “Description of the Equipment Notes—Principal and Interest Payments”. The “Final Maturity Date” for the Class AA Certificates is November 1, 2033 and for the Class A Certificates is November 1, 2029.

Distributions

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by such Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02(a); Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $400 million) or (z) certain bankruptcy or insolvency events involving United.

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Trust Supplements, Section 3.03; Escrow Agreements, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the applicable Paying Agent or Trustee, as the case may be, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Trust Supplements, 3.03; Escrow Agreements, Section 2.03) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”.

Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the related Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the related Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02(a); Trust Supplements, Section 3.03)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to a Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01(a)) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry; Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the face amount of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if Equipment Notes with respect to any Aircraft are not acquired by such Trust prior to the Delivery Period Termination Date, if the original principal amount of any Equipment Notes held in such Trust is less than the assumed original principal amount, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class AA		Class A
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
May 1, 2020	0.00	1.0000000	0.00	1.0000000
November 1, 2020	10,369,730.60	0.9852314	5,366,400.00	0.9812834
May 1, 2021	16,940,054.81	0.9611053	7,339,980.80	0.9556834
November 1, 2021	17,923,649.54	0.9355783	7,339,980.80	0.9300834
May 1, 2022	17,923,649.54	0.9100514	7,339,980.80	0.9044834
November 1, 2022	17,923,649.54	0.8845244	7,339,980.80	0.8788834
May 1, 2023	17,923,649.54	0.8589974	7,339,980.80	0.8532834
November 1, 2023	17,923,649.54	0.8334705	7,339,980.80	0.8276834
May 1, 2024	17,923,649.54	0.8079435	7,339,980.80	0.8020834
November 1, 2024	17,923,649.54	0.7824166	7,339,980.80	0.7764834
May 1, 2025	17,923,649.54	0.7568896	7,339,980.80	0.7508834
November 1, 2025	17,923,649.54	0.7313627	7,339,980.80	0.7252834
May 1, 2026	17,923,649.54	0.7058357	7,339,980.80	0.6996834
November 1, 2026	17,923,649.54	0.6803088	7,339,980.80	0.6740834
May 1, 2027	17,923,649.54	0.6547818	7,339,980.80	0.6484834
November 1, 2027	17,923,649.54	0.6292548	7,339,980.80	0.6228834
May 1, 2028	17,923,649.54	0.6037279	178,591,868.80	0.0000000
November 1, 2028	17,923,649.54	0.5782009	0.00	0.0000000
May 1, 2029	17,923,649.54	0.5526740	0.00	0.0000000
November 1, 2029	17,923,649.54	0.5271470	0.00	0.0000000
May 1, 2030	17,923,649.54	0.5016201	0.00	0.0000000
November 1, 2030	17,923,649.54	0.4760931	0.00	0.0000000
May 1, 2031	17,923,649.54	0.4505662	0.00	0.0000000
November 1, 2031	17,923,649.54	0.4250392	0.00	0.0000000
May 1, 2032	298,439,574.25	0.0000000	0.00	0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”, the original principal amount of any Equipment Notes held in such Trust is less than the assumed original principal amount or a special distribution has been made attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreements”. If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed by the Trustee to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 face amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

(a)          The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

(b)          The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c)          The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d)          The amount of such distribution under the Escrow Agreement allocable to interest.

(e)          The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f)          The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a statement containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to such Trust for such calendar year or, in the event such person was a Certificateholder of such Trust during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such Trust shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such statement and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from United. (Trust Supplements, Section  3.01(e))

Indenture Defaults and Certain Rights Upon an Indenture Default

Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Section 4.01; Trust Supplements, Sections 3.02 and 3.03) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, any Liquidity Provider or any Trustee.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.01 Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded. (Section 7.02)

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement after the occurrence and during the continuance of an Indenture Default only the Controlling Party will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each Certificateholder of the same Class:

•	The Class A Certificateholders will have the right to purchase all but not less than all of the Class AA Certificates on the third Business Day next following the expiry of such 15-day notice period.

•

If any Class of Additional Junior Certificates has been issued, the holders of such Additional Junior Certificates will have the right to purchase all but not less than all of the Class AA and Class A Certificates and any other Class of Additional Junior Certificates ranking senior in right of payment to such Class of Additional Junior Certificates and, if Refinancing Certificates have been issued, holders of such Refinancing Certificates will have the same right to purchase Certificates as the holders of the Class that they refinanced had. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates to be purchased plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the fractional undivided interest in the Trust held by each Certificateholder. If United or any of its affiliates is a Certificateholder or holder of Additional Junior Certificates or Refinancing Certificates, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

A “Certificate Buyout Event” means that a United Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) United has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, United shall have abandoned any Aircraft.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

•

Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

United will be prohibited from consolidating with or merging into any other person or transferring all or substantially all of its assets as an entirety to any other person unless:

•	The surviving successor or transferee person shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

•

The surviving successor or transferee person shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

•

The surviving successor or transferee person shall expressly assume all of the obligations of United contained in the Basic Agreement and any Trust Supplement, the Equipment Notes, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

•	United shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of United.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of United, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, without the consent of the holders of any of the Certificates of the related Trust:

•	To evidence the succession of another corporation to United and the assumption by such corporation of United’s obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

•

To add to the covenants of United for the benefit of holders of such Certificates or to surrender any right or power conferred upon United in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities.

•

To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•	To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•

To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities such other provisions as may be expressly permitted by the Trust Indenture Act.

•

To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one trustee.

•

To provide for the issuance of Additional Junior Certificates or Refinancing Certificates after the Issuance Date, subject to certain terms and conditions. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

•

To provide for the replacement of one or more Aircraft by one or more Substitute Aircraft pursuant to Section 1(g) of the Note Purchase Agreement. See “Description of the Aircraft and the Appraisals—Substitute Aircraft”.

In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities. No such amendment or supplement may, without the consent of the holder of each outstanding Certificate so affected thereby:

•

Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•

Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•

Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement.

•

Modify any of the provisions relating to the rights of the Certificateholders to consent to the amendments or supplements referred to in this paragraph or in respect of certain waivers of Indenture Defaults, except to increase any such percentage or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder affected thereby.

•

Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.03)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice, except in the case when consent of Certificateholders is not required under the applicable Pass Through Trust Agreement. Such Trustee shall request from the Certificateholders a direction as to:

•

Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•

Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•

As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by United or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not United or an affiliate of United.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”). Under the Note Purchase Agreement, United agrees to enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”) and an indenture (each, an “Indenture”) relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.

The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements must not vary the Required Terms. In addition, United is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. United must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•

The initial principal amount and principal amortization schedule for each of the Equipment Notes issued with respect to each Aircraft shall be as set forth in the applicable table below for that Aircraft or, in the case of the last scheduled delivery of the five Boeing 787-10 aircraft eligible for financing under the Note Purchase Agreement, as set forth in the applicable table below for an aircraft of the same model that has not been and will not be financed under the Note Purchase Agreement (it being understood that if the Equipment Notes are issued after a scheduled payment date set forth below, such payment date will not be included in the amortization schedule and the initial principal amount shall be reduced by the amount otherwise due on such payment date):

Boeing 787-9

	N29975
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$62,861,000.00	$25,669,000.00	$0.00	$0.00
May 1, 2020	62,861,000.00	25,669,000.00	0.00	0.00
November 1, 2020	62,861,000.00	25,669,000.00	0.00	0.00
May 1, 2021	61,591,207.80	25,011,873.60	1,269,792.20	657,126.40
November 1, 2021	59,983,852.03	24,354,747.20	1,607,355.77	657,126.40
May 1, 2022	58,376,496.26	23,697,620.80	1,607,355.77	657,126.40
November 1, 2022	56,769,140.49	23,040,494.40	1,607,355.77	657,126.40
May 1, 2023	55,161,784.72	22,383,368.00	1,607,355.77	657,126.40
November 1, 2023	53,554,428.95	21,726,241.60	1,607,355.77	657,126.40
May 1, 2024	51,947,073.18	21,069,115.20	1,607,355.77	657,126.40
November 1, 2024	50,339,717.41	20,411,988.80	1,607,355.77	657,126.40
May 1, 2025	48,732,361.64	19,754,862.40	1,607,355.77	657,126.40
November 1, 2025	47,125,005.87	19,097,736.00	1,607,355.77	657,126.40
May 1, 2026	45,517,650.10	18,440,609.60	1,607,355.77	657,126.40
November 1, 2026	43,910,294.33	17,783,483.20	1,607,355.77	657,126.40
May 1, 2027	42,302,938.56	17,126,356.80	1,607,355.77	657,126.40
November 1, 2027	40,695,582.79	16,469,230.40	1,607,355.77	657,126.40
May 1, 2028	39,088,227.02	0.00	1,607,355.77	16,469,230.40
November 1, 2028	37,480,871.25	0.00	1,607,355.77	0.00
May 1, 2029	35,873,515.48	0.00	1,607,355.77	0.00
November 1, 2029	34,266,159.71	0.00	1,607,355.77	0.00
May 1, 2030	32,658,803.94	0.00	1,607,355.77	0.00
November 1, 2030	31,051,448.17	0.00	1,607,355.77	0.00
May 1, 2031	29,444,092.40	0.00	1,607,355.77	0.00
November 1, 2031	27,836,736.63	0.00	1,607,355.77	0.00
May 1, 2032	0.00	0.00	27,836,736.63	0.00

	N24976
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$62,966,000.00	$25,712,000.00	$0.00	$0.00
May 1, 2020	62,966,000.00	25,712,000.00	0.00	0.00
November 1, 2020	62,966,000.00	25,712,000.00	0.00	0.00
May 1, 2021	61,694,086.80	25,053,772.80	1,271,913.20	658,227.20
November 1, 2021	60,099,158.02	24,395,545.60	1,594,928.78	658,227.20
May 1, 2022	58,504,229.24	23,737,318.40	1,594,928.78	658,227.20
November 1, 2022	56,909,300.46	23,079,091.20	1,594,928.78	658,227.20
May 1, 2023	55,314,371.68	22,420,864.00	1,594,928.78	658,227.20
November 1, 2023	53,719,442.90	21,762,636.80	1,594,928.78	658,227.20
May 1, 2024	52,124,514.12	21,104,409.60	1,594,928.78	658,227.20
November 1, 2024	50,529,585.34	20,446,182.40	1,594,928.78	658,227.20
May 1, 2025	48,934,656.56	19,787,955.20	1,594,928.78	658,227.20
November 1, 2025	47,339,727.78	19,129,728.00	1,594,928.78	658,227.20
May 1, 2026	45,744,799.00	18,471,500.80	1,594,928.78	658,227.20
November 1, 2026	44,149,870.22	17,813,273.60	1,594,928.78	658,227.20
May 1, 2027	42,554,941.44	17,155,046.40	1,594,928.78	658,227.20
November 1, 2027	40,960,012.66	16,496,819.20	1,594,928.78	658,227.20
May 1, 2028	39,365,083.88	0.00	1,594,928.78	16,496,819.20
November 1, 2028	37,770,155.10	0.00	1,594,928.78	0.00
May 1, 2029	36,175,226.32	0.00	1,594,928.78	0.00
November 1, 2029	34,580,297.54	0.00	1,594,928.78	0.00
May 1, 2030	32,985,368.76	0.00	1,594,928.78	0.00
November 1, 2030	31,390,439.98	0.00	1,594,928.78	0.00
May 1, 2031	29,795,511.20	0.00	1,594,928.78	0.00
November 1, 2031	28,200,582.42	0.00	1,594,928.78	0.00
May 1, 2032	0.00	0.00	28,200,582.42	0.00

	N29977
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$62,966,000.00	$25,712,000.00	$0.00	$0.00
May 1, 2020	62,966,000.00	25,712,000.00	0.00	0.00
November 1, 2020	62,966,000.00	25,712,000.00	0.00	0.00
May 1, 2021	61,694,086.80	25,053,772.80	1,271,913.20	658,227.20
November 1, 2021	60,099,158.02	24,395,545.60	1,594,928.78	658,227.20
May 1, 2022	58,504,229.24	23,737,318.40	1,594,928.78	658,227.20
November 1, 2022	56,909,300.46	23,079,091.20	1,594,928.78	658,227.20
May 1, 2023	55,314,371.68	22,420,864.00	1,594,928.78	658,227.20
November 1, 2023	53,719,442.90	21,762,636.80	1,594,928.78	658,227.20
May 1, 2024	52,124,514.12	21,104,409.60	1,594,928.78	658,227.20
November 1, 2024	50,529,585.34	20,446,182.40	1,594,928.78	658,227.20
May 1, 2025	48,934,656.56	19,787,955.20	1,594,928.78	658,227.20
November 1, 2025	47,339,727.78	19,129,728.00	1,594,928.78	658,227.20
May 1, 2026	45,744,799.00	18,471,500.80	1,594,928.78	658,227.20
November 1, 2026	44,149,870.22	17,813,273.60	1,594,928.78	658,227.20
May 1, 2027	42,554,941.44	17,155,046.40	1,594,928.78	658,227.20
November 1, 2027	40,960,012.66	16,496,819.20	1,594,928.78	658,227.20
May 1, 2028	39,365,083.88	0.00	1,594,928.78	16,496,819.20
November 1, 2028	37,770,155.10	0.00	1,594,928.78	0.00
May 1, 2029	36,175,226.32	0.00	1,594,928.78	0.00
November 1, 2029	34,580,297.54	0.00	1,594,928.78	0.00
May 1, 2030	32,985,368.76	0.00	1,594,928.78	0.00
November 1, 2030	31,390,439.98	0.00	1,594,928.78	0.00
May 1, 2031	29,795,511.20	0.00	1,594,928.78	0.00
November 1, 2031	28,200,582.42	0.00	1,594,928.78	0.00
May 1, 2032	0.00	0.00	28,200,582.42	0.00

Boeing 787-10

	N16009
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$63,315,000.00	$25,854,000.00	$0.00	$0.00
May 1, 2020	63,315,000.00	25,854,000.00	0.00	0.00
November 1, 2020	62,036,037.00	25,192,137.60	1,278,963.00	661,862.40
May 1, 2021	60,417,072.45	24,530,275.20	1,618,964.55	661,862.40
November 1, 2021	58,798,107.90	23,868,412.80	1,618,964.55	661,862.40
May 1, 2022	57,179,143.35	23,206,550.40	1,618,964.55	661,862.40
November 1, 2022	55,560,178.80	22,544,688.00	1,618,964.55	661,862.40
May 1, 2023	53,941,214.25	21,882,825.60	1,618,964.55	661,862.40
November 1, 2023	52,322,249.70	21,220,963.20	1,618,964.55	661,862.40
May 1, 2024	50,703,285.15	20,559,100.80	1,618,964.55	661,862.40
November 1, 2024	49,084,320.60	19,897,238.40	1,618,964.55	661,862.40
May 1, 2025	47,465,356.05	19,235,376.00	1,618,964.55	661,862.40
November 1, 2025	45,846,391.50	18,573,513.60	1,618,964.55	661,862.40
May 1, 2026	44,227,426.95	17,911,651.20	1,618,964.55	661,862.40
November 1, 2026	42,608,462.40	17,249,788.80	1,618,964.55	661,862.40
May 1, 2027	40,989,497.85	16,587,926.40	1,618,964.55	661,862.40
November 1, 2027	39,370,533.30	15,926,064.00	1,618,964.55	661,862.40
May 1, 2028	37,751,568.75	0.00	1,618,964.55	15,926,064.00
November 1, 2028	36,132,604.20	0.00	1,618,964.55	0.00
May 1, 2029	34,513,639.65	0.00	1,618,964.55	0.00
November 1, 2029	32,894,675.10	0.00	1,618,964.55	0.00
May 1, 2030	31,275,710.55	0.00	1,618,964.55	0.00
November 1, 2030	29,656,746.00	0.00	1,618,964.55	0.00
May 1, 2031	28,037,781.45	0.00	1,618,964.55	0.00
November 1, 2031	26,418,816.90	0.00	1,618,964.55	0.00
May 1, 2032	0.00	0.00	26,418,816.90	0.00

	N91007
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$63,525,000.00	$25,939,000.00	$0.00	$0.00
May 1, 2020	63,525,000.00	25,939,000.00	0.00	0.00
November 1, 2020	62,241,795.00	25,274,961.60	1,283,205.00	664,038.40
May 1, 2021	60,617,460.75	24,610,923.20	1,624,334.25	664,038.40
November 1, 2021	58,993,126.50	23,946,884.80	1,624,334.25	664,038.40
May 1, 2022	57,368,792.25	23,282,846.40	1,624,334.25	664,038.40
November 1, 2022	55,744,458.00	22,618,808.00	1,624,334.25	664,038.40
May 1, 2023	54,120,123.75	21,954,769.60	1,624,334.25	664,038.40
November 1, 2023	52,495,789.50	21,290,731.20	1,624,334.25	664,038.40
May 1, 2024	50,871,455.25	20,626,692.80	1,624,334.25	664,038.40
November 1, 2024	49,247,121.00	19,962,654.40	1,624,334.25	664,038.40
May 1, 2025	47,622,786.75	19,298,616.00	1,624,334.25	664,038.40
November 1, 2025	45,998,452.50	18,634,577.60	1,624,334.25	664,038.40
May 1, 2026	44,374,118.25	17,970,539.20	1,624,334.25	664,038.40
November 1, 2026	42,749,784.00	17,306,500.80	1,624,334.25	664,038.40
May 1, 2027	41,125,449.75	16,642,462.40	1,624,334.25	664,038.40
November 1, 2027	39,501,115.50	15,978,424.00	1,624,334.25	664,038.40
May 1, 2028	37,876,781.25	0.00	1,624,334.25	15,978,424.00
November 1, 2028	36,252,447.00	0.00	1,624,334.25	0.00
May 1, 2029	34,628,112.75	0.00	1,624,334.25	0.00
November 1, 2029	33,003,778.50	0.00	1,624,334.25	0.00
May 1, 2030	31,379,444.25	0.00	1,624,334.25	0.00
November 1, 2030	29,755,110.00	0.00	1,624,334.25	0.00
May 1, 2031	28,130,775.75	0.00	1,624,334.25	0.00
November 1, 2031	26,506,441.50	0.00	1,624,334.25	0.00
May 1, 2032	0.00	0.00	26,506,441.50	0.00

	N12010
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$64,684,000.00	$26,413,000.00	$0.00	$0.00
May 1, 2020	64,684,000.00	26,413,000.00	0.00	0.00
November 1, 2020	63,377,383.20	25,736,827.20	1,306,616.80	676,172.80
May 1, 2021	61,723,413.32	25,060,654.40	1,653,969.88	676,172.80
November 1, 2021	60,069,443.44	24,384,481.60	1,653,969.88	676,172.80
May 1, 2022	58,415,473.56	23,708,308.80	1,653,969.88	676,172.80
November 1, 2022	56,761,503.68	23,032,136.00	1,653,969.88	676,172.80
May 1, 2023	55,107,533.80	22,355,963.20	1,653,969.88	676,172.80
November 1, 2023	53,453,563.92	21,679,790.40	1,653,969.88	676,172.80
May 1, 2024	51,799,594.04	21,003,617.60	1,653,969.88	676,172.80
November 1, 2024	50,145,624.16	20,327,444.80	1,653,969.88	676,172.80
May 1, 2025	48,491,654.28	19,651,272.00	1,653,969.88	676,172.80
November 1, 2025	46,837,684.40	18,975,099.20	1,653,969.88	676,172.80
May 1, 2026	45,183,714.52	18,298,926.40	1,653,969.88	676,172.80
November 1, 2026	43,529,744.64	17,622,753.60	1,653,969.88	676,172.80
May 1, 2027	41,875,774.76	16,946,580.80	1,653,969.88	676,172.80
November 1, 2027	40,221,804.88	16,270,408.00	1,653,969.88	676,172.80
May 1, 2028	38,567,835.00	0.00	1,653,969.88	16,270,408.00
November 1, 2028	36,913,865.12	0.00	1,653,969.88	0.00
May 1, 2029	35,259,895.24	0.00	1,653,969.88	0.00
November 1, 2029	33,605,925.36	0.00	1,653,969.88	0.00
May 1, 2030	31,951,955.48	0.00	1,653,969.88	0.00
November 1, 2030	30,297,985.60	0.00	1,653,969.88	0.00
May 1, 2031	28,644,015.72	0.00	1,653,969.88	0.00
November 1, 2031	26,990,045.84	0.00	1,653,969.88	0.00
May 1, 2032	0.00	0.00	26,990,045.84	0.00

	N14011
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$64,684,000.00	$26,413,000.00	$0.00	$0.00
May 1, 2020	64,684,000.00	26,413,000.00	0.00	0.00
November 1, 2020	63,377,383.20	25,736,827.20	1,306,616.80	676,172.80
May 1, 2021	61,723,413.32	25,060,654.40	1,653,969.88	676,172.80
November 1, 2021	60,069,443.44	24,384,481.60	1,653,969.88	676,172.80
May 1, 2022	58,415,473.56	23,708,308.80	1,653,969.88	676,172.80
November 1, 2022	56,761,503.68	23,032,136.00	1,653,969.88	676,172.80
May 1, 2023	55,107,533.80	22,355,963.20	1,653,969.88	676,172.80
November 1, 2023	53,453,563.92	21,679,790.40	1,653,969.88	676,172.80
May 1, 2024	51,799,594.04	21,003,617.60	1,653,969.88	676,172.80
November 1, 2024	50,145,624.16	20,327,444.80	1,653,969.88	676,172.80
May 1, 2025	48,491,654.28	19,651,272.00	1,653,969.88	676,172.80
November 1, 2025	46,837,684.40	18,975,099.20	1,653,969.88	676,172.80
May 1, 2026	45,183,714.52	18,298,926.40	1,653,969.88	676,172.80
November 1, 2026	43,529,744.64	17,622,753.60	1,653,969.88	676,172.80
May 1, 2027	41,875,774.76	16,946,580.80	1,653,969.88	676,172.80
November 1, 2027	40,221,804.88	16,270,408.00	1,653,969.88	676,172.80
May 1, 2028	38,567,835.00	0.00	1,653,969.88	16,270,408.00
November 1, 2028	36,913,865.12	0.00	1,653,969.88	0.00
May 1, 2029	35,259,895.24	0.00	1,653,969.88	0.00
November 1, 2029	33,605,925.36	0.00	1,653,969.88	0.00
May 1, 2030	31,951,955.48	0.00	1,653,969.88	0.00
November 1, 2030	30,297,985.60	0.00	1,653,969.88	0.00
May 1, 2031	28,644,015.72	0.00	1,653,969.88	0.00
November 1, 2031	26,990,045.84	0.00	1,653,969.88	0.00
May 1, 2032	0.00	0.00	26,990,045.84	0.00

Boeing 777-300ER

	N2749U
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$65,461,000.00	$26,730,000.00	$0.00	$0.00
May 1, 2020	65,461,000.00	26,730,000.00	0.00	0.00
November 1, 2020	64,138,687.80	26,045,712.00	1,322,312.20	684,288.00
May 1, 2021	62,464,850.03	25,361,424.00	1,673,837.77	684,288.00
November 1, 2021	60,791,012.26	24,677,136.00	1,673,837.77	684,288.00
May 1, 2022	59,117,174.49	23,992,848.00	1,673,837.77	684,288.00
November 1, 2022	57,443,336.72	23,308,560.00	1,673,837.77	684,288.00
May 1, 2023	55,769,498.95	22,624,272.00	1,673,837.77	684,288.00
November 1, 2023	54,095,661.18	21,939,984.00	1,673,837.77	684,288.00
May 1, 2024	52,421,823.41	21,255,696.00	1,673,837.77	684,288.00
November 1, 2024	50,747,985.64	20,571,408.00	1,673,837.77	684,288.00
May 1, 2025	49,074,147.87	19,887,120.00	1,673,837.77	684,288.00
November 1, 2025	47,400,310.10	19,202,832.00	1,673,837.77	684,288.00
May 1, 2026	45,726,472.33	18,518,544.00	1,673,837.77	684,288.00
November 1, 2026	44,052,634.56	17,834,256.00	1,673,837.77	684,288.00
May 1, 2027	42,378,796.79	17,149,968.00	1,673,837.77	684,288.00
November 1, 2027	40,704,959.02	16,465,680.00	1,673,837.77	684,288.00
May 1, 2028	39,031,121.25	0.00	1,673,837.77	16,465,680.00
November 1, 2028	37,357,283.48	0.00	1,673,837.77	0.00
May 1, 2029	35,683,445.71	0.00	1,673,837.77	0.00
November 1, 2029	34,009,607.94	0.00	1,673,837.77	0.00
May 1, 2030	32,335,770.17	0.00	1,673,837.77	0.00
November 1, 2030	30,661,932.40	0.00	1,673,837.77	0.00
May 1, 2031	28,988,094.63	0.00	1,673,837.77	0.00
November 1, 2031	27,314,256.86	0.00	1,673,837.77	0.00
May 1, 2032	0.00	0.00	27,314,256.86	0.00

	N2250U
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$65,436,000.00	$26,720,000.00	$0.00	$0.00
May 1, 2020	65,436,000.00	26,720,000.00	0.00	0.00
November 1, 2020	64,114,192.80	26,035,968.00	1,321,807.20	684,032.00
May 1, 2021	62,440,994.28	25,351,936.00	1,673,198.52	684,032.00
November 1, 2021	60,767,795.76	24,667,904.00	1,673,198.52	684,032.00
May 1, 2022	59,094,597.24	23,983,872.00	1,673,198.52	684,032.00
November 1, 2022	57,421,398.72	23,299,840.00	1,673,198.52	684,032.00
May 1, 2023	55,748,200.20	22,615,808.00	1,673,198.52	684,032.00
November 1, 2023	54,075,001.68	21,931,776.00	1,673,198.52	684,032.00
May 1, 2024	52,401,803.16	21,247,744.00	1,673,198.52	684,032.00
November 1, 2024	50,728,604.64	20,563,712.00	1,673,198.52	684,032.00
May 1, 2025	49,055,406.12	19,879,680.00	1,673,198.52	684,032.00
November 1, 2025	47,382,207.60	19,195,648.00	1,673,198.52	684,032.00
May 1, 2026	45,709,009.08	18,511,616.00	1,673,198.52	684,032.00
November 1, 2026	44,035,810.56	17,827,584.00	1,673,198.52	684,032.00
May 1, 2027	42,362,612.04	17,143,552.00	1,673,198.52	684,032.00
November 1, 2027	40,689,413.52	16,459,520.00	1,673,198.52	684,032.00
May 1, 2028	39,016,215.00	0.00	1,673,198.52	16,459,520.00
November 1, 2028	37,343,016.48	0.00	1,673,198.52	0.00
May 1, 2029	35,669,817.96	0.00	1,673,198.52	0.00
November 1, 2029	33,996,619.44	0.00	1,673,198.52	0.00
May 1, 2030	32,323,420.92	0.00	1,673,198.52	0.00
November 1, 2030	30,650,222.40	0.00	1,673,198.52	0.00
May 1, 2031	28,977,023.88	0.00	1,673,198.52	0.00
November 1, 2031	27,303,825.36	0.00	1,673,198.52	0.00
May 1, 2032	0.00	0.00	27,303,825.36	0.00

Embraer ERJ 175 LL

	N616UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,587,000.00	$5,140,000.00	$0.00	$0.00
May 1, 2020	12,587,000.00	5,140,000.00	0.00	0.00
November 1, 2020	12,332,742.60	5,008,416.00	254,257.40	131,584.00
May 1, 2021	12,010,893.01	4,876,832.00	321,849.59	131,584.00
November 1, 2021	11,689,043.42	4,745,248.00	321,849.59	131,584.00
May 1, 2022	11,367,193.83	4,613,664.00	321,849.59	131,584.00
November 1, 2022	11,045,344.24	4,482,080.00	321,849.59	131,584.00
May 1, 2023	10,723,494.65	4,350,496.00	321,849.59	131,584.00
November 1, 2023	10,401,645.06	4,218,912.00	321,849.59	131,584.00
May 1, 2024	10,079,795.47	4,087,328.00	321,849.59	131,584.00
November 1, 2024	9,757,945.88	3,955,744.00	321,849.59	131,584.00
May 1, 2025	9,436,096.29	3,824,160.00	321,849.59	131,584.00
November 1, 2025	9,114,246.70	3,692,576.00	321,849.59	131,584.00
May 1, 2026	8,792,397.11	3,560,992.00	321,849.59	131,584.00
November 1, 2026	8,470,547.52	3,429,408.00	321,849.59	131,584.00
May 1, 2027	8,148,697.93	3,297,824.00	321,849.59	131,584.00
November 1, 2027	7,826,848.34	3,166,240.00	321,849.59	131,584.00
May 1, 2028	7,504,998.75	0.00	321,849.59	3,166,240.00
November 1, 2028	7,183,149.16	0.00	321,849.59	0.00
May 1, 2029	6,861,299.57	0.00	321,849.59	0.00
November 1, 2029	6,539,449.98	0.00	321,849.59	0.00
May 1, 2030	6,217,600.39	0.00	321,849.59	0.00
November 1, 2030	5,895,750.80	0.00	321,849.59	0.00
May 1, 2031	5,573,901.21	0.00	321,849.59	0.00
November 1, 2031	5,252,051.62	0.00	321,849.59	0.00
May 1, 2032	0.00	0.00	5,252,051.62	0.00

	N617UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,608,000.00	$5,149,000.00	$0.00	$0.00
May 1, 2020	12,608,000.00	5,149,000.00	0.00	0.00
November 1, 2020	12,353,318.40	5,017,185.60	254,681.60	131,814.40
May 1, 2021	12,030,931.84	4,885,371.20	322,386.56	131,814.40
November 1, 2021	11,708,545.28	4,753,556.80	322,386.56	131,814.40
May 1, 2022	11,386,158.72	4,621,742.40	322,386.56	131,814.40
November 1, 2022	11,063,772.16	4,489,928.00	322,386.56	131,814.40
May 1, 2023	10,741,385.60	4,358,113.60	322,386.56	131,814.40
November 1, 2023	10,418,999.04	4,226,299.20	322,386.56	131,814.40
May 1, 2024	10,096,612.48	4,094,484.80	322,386.56	131,814.40
November 1, 2024	9,774,225.92	3,962,670.40	322,386.56	131,814.40
May 1, 2025	9,451,839.36	3,830,856.00	322,386.56	131,814.40
November 1, 2025	9,129,452.80	3,699,041.60	322,386.56	131,814.40
May 1, 2026	8,807,066.24	3,567,227.20	322,386.56	131,814.40
November 1, 2026	8,484,679.68	3,435,412.80	322,386.56	131,814.40
May 1, 2027	8,162,293.12	3,303,598.40	322,386.56	131,814.40
November 1, 2027	7,839,906.56	3,171,784.00	322,386.56	131,814.40
May 1, 2028	7,517,520.00	0.00	322,386.56	3,171,784.00
November 1, 2028	7,195,133.44	0.00	322,386.56	0.00
May 1, 2029	6,872,746.88	0.00	322,386.56	0.00
November 1, 2029	6,550,360.32	0.00	322,386.56	0.00
May 1, 2030	6,227,973.76	0.00	322,386.56	0.00
November 1, 2030	5,905,587.20	0.00	322,386.56	0.00
May 1, 2031	5,583,200.64	0.00	322,386.56	0.00
November 1, 2031	5,260,814.08	0.00	322,386.56	0.00
May 1, 2032	0.00	0.00	5,260,814.08	0.00

	N618UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,608,000.00	$5,149,000.00	$0.00	$0.00
May 1, 2020	12,608,000.00	5,149,000.00	0.00	0.00
November 1, 2020	12,353,318.40	5,017,185.60	254,681.60	131,814.40
May 1, 2021	12,030,931.84	4,885,371.20	322,386.56	131,814.40
November 1, 2021	11,708,545.28	4,753,556.80	322,386.56	131,814.40
May 1, 2022	11,386,158.72	4,621,742.40	322,386.56	131,814.40
November 1, 2022	11,063,772.16	4,489,928.00	322,386.56	131,814.40
May 1, 2023	10,741,385.60	4,358,113.60	322,386.56	131,814.40
November 1, 2023	10,418,999.04	4,226,299.20	322,386.56	131,814.40
May 1, 2024	10,096,612.48	4,094,484.80	322,386.56	131,814.40
November 1, 2024	9,774,225.92	3,962,670.40	322,386.56	131,814.40
May 1, 2025	9,451,839.36	3,830,856.00	322,386.56	131,814.40
November 1, 2025	9,129,452.80	3,699,041.60	322,386.56	131,814.40
May 1, 2026	8,807,066.24	3,567,227.20	322,386.56	131,814.40
November 1, 2026	8,484,679.68	3,435,412.80	322,386.56	131,814.40
May 1, 2027	8,162,293.12	3,303,598.40	322,386.56	131,814.40
November 1, 2027	7,839,906.56	3,171,784.00	322,386.56	131,814.40
May 1, 2028	7,517,520.00	0.00	322,386.56	3,171,784.00
November 1, 2028	7,195,133.44	0.00	322,386.56	0.00
May 1, 2029	6,872,746.88	0.00	322,386.56	0.00
November 1, 2029	6,550,360.32	0.00	322,386.56	0.00
May 1, 2030	6,227,973.76	0.00	322,386.56	0.00
November 1, 2030	5,905,587.20	0.00	322,386.56	0.00
May 1, 2031	5,583,200.64	0.00	322,386.56	0.00
November 1, 2031	5,260,814.08	0.00	322,386.56	0.00
May 1, 2032	0.00	0.00	5,260,814.08	0.00

	N619UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,608,000.00	$5,149,000.00	$0.00	$0.00
May 1, 2020	12,608,000.00	5,149,000.00	0.00	0.00
November 1, 2020	12,353,318.40	5,017,185.60	254,681.60	131,814.40
May 1, 2021	12,030,931.84	4,885,371.20	322,386.56	131,814.40
November 1, 2021	11,708,545.28	4,753,556.80	322,386.56	131,814.40
May 1, 2022	11,386,158.72	4,621,742.40	322,386.56	131,814.40
November 1, 2022	11,063,772.16	4,489,928.00	322,386.56	131,814.40
May 1, 2023	10,741,385.60	4,358,113.60	322,386.56	131,814.40
November 1, 2023	10,418,999.04	4,226,299.20	322,386.56	131,814.40
May 1, 2024	10,096,612.48	4,094,484.80	322,386.56	131,814.40
November 1, 2024	9,774,225.92	3,962,670.40	322,386.56	131,814.40
May 1, 2025	9,451,839.36	3,830,856.00	322,386.56	131,814.40
November 1, 2025	9,129,452.80	3,699,041.60	322,386.56	131,814.40
May 1, 2026	8,807,066.24	3,567,227.20	322,386.56	131,814.40
November 1, 2026	8,484,679.68	3,435,412.80	322,386.56	131,814.40
May 1, 2027	8,162,293.12	3,303,598.40	322,386.56	131,814.40
November 1, 2027	7,839,906.56	3,171,784.00	322,386.56	131,814.40
May 1, 2028	7,517,520.00	0.00	322,386.56	3,171,784.00
November 1, 2028	7,195,133.44	0.00	322,386.56	0.00
May 1, 2029	6,872,746.88	0.00	322,386.56	0.00
November 1, 2029	6,550,360.32	0.00	322,386.56	0.00
May 1, 2030	6,227,973.76	0.00	322,386.56	0.00
November 1, 2030	5,905,587.20	0.00	322,386.56	0.00
May 1, 2031	5,583,200.64	0.00	322,386.56	0.00
November 1, 2031	5,260,814.08	0.00	322,386.56	0.00
May 1, 2032	0.00	0.00	5,260,814.08	0.00

	N620UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,629,000.00	$5,157,000.00	$0.00	$0.00
May 1, 2020	12,629,000.00	5,157,000.00	0.00	0.00
November 1, 2020	12,373,894.20	5,024,980.80	255,105.80	132,019.20
May 1, 2021	12,050,970.67	4,892,961.60	322,923.53	132,019.20
November 1, 2021	11,728,047.14	4,760,942.40	322,923.53	132,019.20
May 1, 2022	11,405,123.61	4,628,923.20	322,923.53	132,019.20
November 1, 2022	11,082,200.08	4,496,904.00	322,923.53	132,019.20
May 1, 2023	10,759,276.55	4,364,884.80	322,923.53	132,019.20
November 1, 2023	10,436,353.02	4,232,865.60	322,923.53	132,019.20
May 1, 2024	10,113,429.49	4,100,846.40	322,923.53	132,019.20
November 1, 2024	9,790,505.96	3,968,827.20	322,923.53	132,019.20
May 1, 2025	9,467,582.43	3,836,808.00	322,923.53	132,019.20
November 1, 2025	9,144,658.90	3,704,788.80	322,923.53	132,019.20
May 1, 2026	8,821,735.37	3,572,769.60	322,923.53	132,019.20
November 1, 2026	8,498,811.84	3,440,750.40	322,923.53	132,019.20
May 1, 2027	8,175,888.31	3,308,731.20	322,923.53	132,019.20
November 1, 2027	7,852,964.78	3,176,712.00	322,923.53	132,019.20
May 1, 2028	7,530,041.25	0.00	322,923.53	3,176,712.00
November 1, 2028	7,207,117.72	0.00	322,923.53	0.00
May 1, 2029	6,884,194.19	0.00	322,923.53	0.00
November 1, 2029	6,561,270.66	0.00	322,923.53	0.00
May 1, 2030	6,238,347.13	0.00	322,923.53	0.00
November 1, 2030	5,915,423.60	0.00	322,923.53	0.00
May 1, 2031	5,592,500.07	0.00	322,923.53	0.00
November 1, 2031	5,269,576.54	0.00	322,923.53	0.00
May 1, 2032	0.00	0.00	5,269,576.54	0.00

	N621UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,629,000.00	$5,157,000.00	$0.00	$0.00
May 1, 2020	12,629,000.00	5,157,000.00	0.00	0.00
November 1, 2020	12,373,894.20	5,024,980.80	255,105.80	132,019.20
May 1, 2021	12,050,970.67	4,892,961.60	322,923.53	132,019.20
November 1, 2021	11,728,047.14	4,760,942.40	322,923.53	132,019.20
May 1, 2022	11,405,123.61	4,628,923.20	322,923.53	132,019.20
November 1, 2022	11,082,200.08	4,496,904.00	322,923.53	132,019.20
May 1, 2023	10,759,276.55	4,364,884.80	322,923.53	132,019.20
November 1, 2023	10,436,353.02	4,232,865.60	322,923.53	132,019.20
May 1, 2024	10,113,429.49	4,100,846.40	322,923.53	132,019.20
November 1, 2024	9,790,505.96	3,968,827.20	322,923.53	132,019.20
May 1, 2025	9,467,582.43	3,836,808.00	322,923.53	132,019.20
November 1, 2025	9,144,658.90	3,704,788.80	322,923.53	132,019.20
May 1, 2026	8,821,735.37	3,572,769.60	322,923.53	132,019.20
November 1, 2026	8,498,811.84	3,440,750.40	322,923.53	132,019.20
May 1, 2027	8,175,888.31	3,308,731.20	322,923.53	132,019.20
November 1, 2027	7,852,964.78	3,176,712.00	322,923.53	132,019.20
May 1, 2028	7,530,041.25	0.00	322,923.53	3,176,712.00
November 1, 2028	7,207,117.72	0.00	322,923.53	0.00
May 1, 2029	6,884,194.19	0.00	322,923.53	0.00
November 1, 2029	6,561,270.66	0.00	322,923.53	0.00
May 1, 2030	6,238,347.13	0.00	322,923.53	0.00
November 1, 2030	5,915,423.60	0.00	322,923.53	0.00
May 1, 2031	5,592,500.07	0.00	322,923.53	0.00
November 1, 2031	5,269,576.54	0.00	322,923.53	0.00
May 1, 2032	0.00	0.00	5,269,576.54	0.00

	N622UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,629,000.00	$5,157,000.00	$0.00	$0.00
May 1, 2020	12,629,000.00	5,157,000.00	0.00	0.00
November 1, 2020	12,373,894.20	5,024,980.80	255,105.80	132,019.20
May 1, 2021	12,050,970.67	4,892,961.60	322,923.53	132,019.20
November 1, 2021	11,728,047.14	4,760,942.40	322,923.53	132,019.20
May 1, 2022	11,405,123.61	4,628,923.20	322,923.53	132,019.20
November 1, 2022	11,082,200.08	4,496,904.00	322,923.53	132,019.20
May 1, 2023	10,759,276.55	4,364,884.80	322,923.53	132,019.20
November 1, 2023	10,436,353.02	4,232,865.60	322,923.53	132,019.20
May 1, 2024	10,113,429.49	4,100,846.40	322,923.53	132,019.20
November 1, 2024	9,790,505.96	3,968,827.20	322,923.53	132,019.20
May 1, 2025	9,467,582.43	3,836,808.00	322,923.53	132,019.20
November 1, 2025	9,144,658.90	3,704,788.80	322,923.53	132,019.20
May 1, 2026	8,821,735.37	3,572,769.60	322,923.53	132,019.20
November 1, 2026	8,498,811.84	3,440,750.40	322,923.53	132,019.20
May 1, 2027	8,175,888.31	3,308,731.20	322,923.53	132,019.20
November 1, 2027	7,852,964.78	3,176,712.00	322,923.53	132,019.20
May 1, 2028	7,530,041.25	0.00	322,923.53	3,176,712.00
November 1, 2028	7,207,117.72	0.00	322,923.53	0.00
May 1, 2029	6,884,194.19	0.00	322,923.53	0.00
November 1, 2029	6,561,270.66	0.00	322,923.53	0.00
May 1, 2030	6,238,347.13	0.00	322,923.53	0.00
November 1, 2030	5,915,423.60	0.00	322,923.53	0.00
May 1, 2031	5,592,500.07	0.00	322,923.53	0.00
November 1, 2031	5,269,576.54	0.00	322,923.53	0.00
May 1, 2032	0.00	0.00	5,269,576.54	0.00

	N623UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,650,000.00	$5,166,000.00	$0.00	$0.00
May 1, 2020	12,650,000.00	5,166,000.00	0.00	0.00
November 1, 2020	12,394,470.00	5,033,750.40	255,530.00	132,249.60
May 1, 2021	12,071,009.50	4,901,500.80	323,460.50	132,249.60
November 1, 2021	11,747,549.00	4,769,251.20	323,460.50	132,249.60
May 1, 2022	11,424,088.50	4,637,001.60	323,460.50	132,249.60
November 1, 2022	11,100,628.00	4,504,752.00	323,460.50	132,249.60
May 1, 2023	10,777,167.50	4,372,502.40	323,460.50	132,249.60
November 1, 2023	10,453,707.00	4,240,252.80	323,460.50	132,249.60
May 1, 2024	10,130,246.50	4,108,003.20	323,460.50	132,249.60
November 1, 2024	9,806,786.00	3,975,753.60	323,460.50	132,249.60
May 1, 2025	9,483,325.50	3,843,504.00	323,460.50	132,249.60
November 1, 2025	9,159,865.00	3,711,254.40	323,460.50	132,249.60
May 1, 2026	8,836,404.50	3,579,004.80	323,460.50	132,249.60
November 1, 2026	8,512,944.00	3,446,755.20	323,460.50	132,249.60
May 1, 2027	8,189,483.50	3,314,505.60	323,460.50	132,249.60
November 1, 2027	7,866,023.00	3,182,256.00	323,460.50	132,249.60
May 1, 2028	7,542,562.50	0.00	323,460.50	3,182,256.00
November 1, 2028	7,219,102.00	0.00	323,460.50	0.00
May 1, 2029	6,895,641.50	0.00	323,460.50	0.00
November 1, 2029	6,572,181.00	0.00	323,460.50	0.00
May 1, 2030	6,248,720.50	0.00	323,460.50	0.00
November 1, 2030	5,925,260.00	0.00	323,460.50	0.00
May 1, 2031	5,601,799.50	0.00	323,460.50	0.00
November 1, 2031	5,278,339.00	0.00	323,460.50	0.00
May 1, 2032	0.00	0.00	5,278,339.00	0.00

	N624UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,650,000.00	$5,166,000.00	$0.00	$0.00
May 1, 2020	12,650,000.00	5,166,000.00	0.00	0.00
November 1, 2020	12,394,470.00	5,033,750.40	255,530.00	132,249.60
May 1, 2021	12,071,009.50	4,901,500.80	323,460.50	132,249.60
November 1, 2021	11,747,549.00	4,769,251.20	323,460.50	132,249.60
May 1, 2022	11,424,088.50	4,637,001.60	323,460.50	132,249.60
November 1, 2022	11,100,628.00	4,504,752.00	323,460.50	132,249.60
May 1, 2023	10,777,167.50	4,372,502.40	323,460.50	132,249.60
November 1, 2023	10,453,707.00	4,240,252.80	323,460.50	132,249.60
May 1, 2024	10,130,246.50	4,108,003.20	323,460.50	132,249.60
November 1, 2024	9,806,786.00	3,975,753.60	323,460.50	132,249.60
May 1, 2025	9,483,325.50	3,843,504.00	323,460.50	132,249.60
November 1, 2025	9,159,865.00	3,711,254.40	323,460.50	132,249.60
May 1, 2026	8,836,404.50	3,579,004.80	323,460.50	132,249.60
November 1, 2026	8,512,944.00	3,446,755.20	323,460.50	132,249.60
May 1, 2027	8,189,483.50	3,314,505.60	323,460.50	132,249.60
November 1, 2027	7,866,023.00	3,182,256.00	323,460.50	132,249.60
May 1, 2028	7,542,562.50	0.00	323,460.50	3,182,256.00
November 1, 2028	7,219,102.00	0.00	323,460.50	0.00
May 1, 2029	6,895,641.50	0.00	323,460.50	0.00
November 1, 2029	6,572,181.00	0.00	323,460.50	0.00
May 1, 2030	6,248,720.50	0.00	323,460.50	0.00
November 1, 2030	5,925,260.00	0.00	323,460.50	0.00
May 1, 2031	5,601,799.50	0.00	323,460.50	0.00
November 1, 2031	5,278,339.00	0.00	323,460.50	0.00
May 1, 2032	0.00	0.00	5,278,339.00	0.00

	N625UX
	Equipment Note Ending Balance		Scheduled Payments of Principal
Date	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Note	Series A Equipment Note
At Issuance	$12,650,000.00	$5,166,000.00	$0.00	$0.00
May 1, 2020	12,650,000.00	5,166,000.00	0.00	0.00
November 1, 2020	12,394,470.00	5,033,750.40	255,530.00	132,249.60
May 1, 2021	12,071,009.50	4,901,500.80	323,460.50	132,249.60
November 1, 2021	11,747,549.00	4,769,251.20	323,460.50	132,249.60
May 1, 2022	11,424,088.50	4,637,001.60	323,460.50	132,249.60
November 1, 2022	11,100,628.00	4,504,752.00	323,460.50	132,249.60
May 1, 2023	10,777,167.50	4,372,502.40	323,460.50	132,249.60
November 1, 2023	10,453,707.00	4,240,252.80	323,460.50	132,249.60
May 1, 2024	10,130,246.50	4,108,003.20	323,460.50	132,249.60
November 1, 2024	9,806,786.00	3,975,753.60	323,460.50	132,249.60
May 1, 2025	9,483,325.50	3,843,504.00	323,460.50	132,249.60
November 1, 2025	9,159,865.00	3,711,254.40	323,460.50	132,249.60
May 1, 2026	8,836,404.50	3,579,004.80	323,460.50	132,249.60
November 1, 2026	8,512,944.00	3,446,755.20	323,460.50	132,249.60
May 1, 2027	8,189,483.50	3,314,505.60	323,460.50	132,249.60
November 1, 2027	7,866,023.00	3,182,256.00	323,460.50	132,249.60
May 1, 2028	7,542,562.50	0.00	323,460.50	3,182,256.00
November 1, 2028	7,219,102.00	0.00	323,460.50	0.00
May 1, 2029	6,895,641.50	0.00	323,460.50	0.00
November 1, 2029	6,572,181.00	0.00	323,460.50	0.00
May 1, 2030	6,248,720.50	0.00	323,460.50	0.00
November 1, 2030	5,925,260.00	0.00	323,460.50	0.00
May 1, 2031	5,601,799.50	0.00	323,460.50	0.00
November 1, 2031	5,278,339.00	0.00	323,460.50	0.00
May 1, 2032	0.00	0.00	5,278,339.00	0.00

•	The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

•	The payment dates for the Equipment Notes must be May 1 and November 1 (but not before May 1, 2020).

•

The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

•

(a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement.

•

In the case of the Indentures, modifications are prohibited in any material adverse respect (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of United’s rights under warranties with respect to the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults (including cross-defaults among Indentures) and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•

In the case of the Participation Agreements, modifications are prohibited in any material adverse respect (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, the release of any recorded liens on the Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA and the registration of certain interests with the International Registry under the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”), (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•

In the case of all of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of “Make-Whole Premium”.

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Loan Trustee or the Certificateholders.

Liquidation of Original Trusts

On the earlier of (i) the first Business Day after August 31, 2020 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the “Transfer Date”), each of the Trusts established on the Issuance Date (the “Original Trusts”) will transfer and assign all of its assets and rights to a newly created successor trust (each, a “Successor Trust”) with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an “Original Trustee”) will also act as Trustee of the corresponding Successor Trust (each, a “New Trustee”). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Trusts, the applicable Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will be treated as grantor trusts. See “Certain U.S. Federal Tax Consequences”.

Termination of the Trusts

The obligations of United and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01(a))

The Trustees

The Trustee for each Trust will be Wilmington Trust, National Association. The Trustee’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

Book-Entry; Delivery and Form

General

Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).

So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described below under “—Physical Certificates”, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•

any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions with respect to the Certificates from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the face amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.

Unless and until physical certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only Certificateholder of physical certificates will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the Commission.

A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither United nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Certificates of any Trust are registered in the name of DTC or its nominee, United will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from United, including the final distribution of principal with respect to the Certificates of such Trust.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Physical Certificates

Physical certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•

United advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and United is unable to locate a qualified successor;

•	United elects to terminate the book-entry system through DTC; or

•

after the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by a Trust were issued, Certificate Owners owning at least a majority in fractional undivided interests in such Trust advise the applicable Trustee, United and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the occurrence of such event and the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical certificates to the applicable Certificate Owners.

In the case of the physical certificates that are issued, the applicable Trustee or a paying agent will make distributions with respect to such Certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes the material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of this Offering attributable to Certificates of the applicable Trust will be deposited (each, a “Deposit”) on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each Trust (each, a “Deposit Agreement”), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each financing of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn that is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

The Trustees’ obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes”. Since the Aircraft are expected to be financed from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of financing for each such Aircraft. Moreover, delivery of the Aircraft is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its agreement with United. See “Description of the Aircraft and Appraisals—Timing of Financing the Aircraft”.

If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the “Delivery Period Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days’ prior written notice.

Distribution Upon Occurrence of Triggering Event

If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft available to be financed after the occurrence of such Triggering Event.

Replacement of Depositary

If the Depositary’s long-term issuer credit rating and short-term issuer credit rating by Fitch Ratings, Inc. (“Fitch”) both fall below the Depositary Threshold Rating (or both such ratings have been withdrawn or suspended), or if the Depositary’s short-term unsecured debt rating by Moody’s Investors Service, Inc. (“Moody’s”) falls below the Depositary Threshold Rating (or if such rating has been withdrawn or suspended), then United must, within 35 days of such event occurring, replace the Depositary with a new depositary bank that has a long-term issuer credit rating or short-term issuer credit rating issued by Fitch and a short-term unsecured debt rating by Moody’s equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates (the “Rating Agencies”) that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency without regard to any withdrawal, suspension or downgrading of any rating of the Depositary being replaced.

At any time during the Delivery Period, United may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a long-term issuer credit rating or short-term issuer credit rating issued by Fitch and short-term unsecured debt rating issued by Moody’s equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency.

“Depositary Threshold Rating” means, in the case of Fitch, the long-term issuer credit rating of A- or short-term issuer credit rating of F1 and, in the case of Moody’s, a short-term unsecured debt rating of P-1.

Depositary

Sumitomo Mitsui Banking Corporation, acting through its New York Branch, will act as depositary (the “Depositary”).

Sumitomo Mitsui Banking Corporation (Kabushiki Kaisha Mitsui Sumitomo Ginko) (“SMBC”) is a joint stock corporation with limited liability (Kabushiki Kaisha) under the laws of Japan. The registered head office of SMBC is located at 1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan.

SMBC is a wholly-owned subsidiary of Sumitomo Mitsui Financial Group, Inc. (“SMFG”). As of March 31, 2019, SMBC had ¥190.96 trillion in consolidated total assets. SMBC is one of the world’s leading commercial banks and provides an extensive range of banking services to its customers in Japan and overseas. Internationally, SMBC operates through a network of branches, representative offices, subsidiaries and affiliates to provide many financing products.

The New York Branch of SMBC is licensed by the State of New York Banking Department to conduct branch banking business at 277 Park Avenue, New York, New York, and is subject to examination by the State of New York Banking Department and the Federal Reserve Bank of New York.

Audited consolidated financial statements for SMFG and its consolidated subsidiaries for the most current fiscal year available, as well as other corporate data, financial information and analyses are available in English on the website of SMFG at www.smfg.co.jp/english. The information on SMFG’s website does not form part of this Prospectus Supplement and is not incorporated herein by reference.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes the material terms of the escrow and paying agent agreements (the “Escrow Agreements”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

U.S. Bank National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust, National Association, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes the material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

National Australia Bank Limited, acting through its New York Branch (the “Liquidity Provider”), will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to the Class AA Trust and the Class A Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class AA or A Certificates, the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility is expected to provide an amount sufficient for the Subordination Agent to pay interest on the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the “Stated Interest Rates”). If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA or Class A Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The Liquidity Provider with respect to each of the Class AA and A Trusts may be replaced by one or more other entities under certain circumstances.

Drawings

Except as otherwise provided below, the Liquidity Facility for each of the Class AA and Class A Trusts will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to the Class AA or Class A Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing (subject to reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” or higher at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” for the Liquidity Facility for the Class AA Trust and the Class A Trust means initially $30,964,639 and $13,580,876, respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5) In addition, the Liquidity Facility with respect to each of the Class AA and Class A Trusts does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Available Commitment under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Drawing. The Maximum Available Commitment under any Liquidity Facility will not be reinstated after a Final Drawing, Downgrade Drawing (except as described above), Special Termination Drawing or Non-Extension Drawing thereunder. On (or, if applicable, immediately following) the first Regular Distribution Date and promptly following each date on which the Pool Balance of the Class AA or Class A Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which United is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by any Rating Agency such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have a Long-Term Rating from such Rating Agency of the applicable Liquidity Threshold Rating or higher (any such downgrading, suspension or withdrawal, a “Downgrade Event”), and such Liquidity Facility is not replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), such Liquidity Facility will be drawn up to the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 30 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the rating by such Rating Agency for the related Class of Certificates. The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to a Liquidity Provider, such Liquidity Provider has a Long-Term Rating specified by each Rating Agency in the definition of “Liquidity Threshold Rating” or higher and so notifies the Subordination Agent, amounts on deposit in the applicable Cash Collateral Account that have not be applied to the payment of interest will be reimbursed to such Liquidity Provider and the obligations of such Liquidity Provider under the related Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the applicable Cash Collateral Account will be repaid to the replaced Liquidity Provider.

“Liquidity Threshold Rating” means: (a) in the case of Fitch, a Long-Term Rating of BBB, and (b) in the case of Moody’s, a Long-Term Rating of Baa2.

“Long-Term Rating” means, for any entity, (a) in the case of Fitch, long-term issuer default rating of such entity and (b) in the case of Moody’s, the long-term unsecured debt rating of such entity.

If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for a Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the applicable Cash Collateral Account and used for the same purposes under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreement, Section 3.5(m))

The Liquidity Facility for each Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	The first anniversary of the Issuance Date.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”).

•	The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from such Liquidity Provider.

•	The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

Each Liquidity Facility provides that it will be extended automatically for additional one-year periods unless the applicable Liquidity Provider advises the Subordination Agent 25 days prior to its then-scheduled expiration date that the expiration date will not be extended. The Intercreditor Agreement will provide that the Liquidity Facility for any applicable Trust may be replaced if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and the expiration date of such Liquidity Facility is not extended by the 25th day prior to its then-scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then-scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Liquidity Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility, in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Replacement Liquidity Facility

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a Long-Term Rating issued by each applicable Rating Agency which is equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party” under the Intercreditor Agreement) as the Liquidity Provider being replaced.

Subject to certain limitations, United may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any applicable Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if a Liquidity Provider shall determine not to extend any Replacement Facility, then such Liquidity Provider may, at its option, arrange for another Replacement Facility to replace such Replacement Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Replacement Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Interest Drawings, Special Termination Drawing and Final Drawing

Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 3.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period (or, as described in the sixth paragraph under “—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum. Any Special Termination Drawing under the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Special Termination Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the sixth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum.

“Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

“LIBOR” means, with respect to any interest period, (i) the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any other successor person which takes over administration of that rate) appearing on display page Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period, or (iii) if both the rate calculated pursuant to clause (i) is not available and the Liquidity Provider is unable, using customary reasonable means of determination, to determine a rate pursuant to clause (ii), the Base Rate; provided that that if a Benchmark Replacement Event has occurred (or an applicable Benchmark Replacement Rate has otherwise been established with agreed effectiveness prior to such Benchmark Replacement Event), LIBOR shall be the lower of (A) the Base Rate and (B) the Benchmark Replacement Rate (if then established and effective). Notwithstanding the foregoing, if LIBOR determined as provided above with respect to any interest period would be less than zero percent (0%), then LIBOR for such interest period shall be deemed to be zero percent (0%).

“Benchmark Replacement Event” means, in respect of the London Interbank Offered Rate or any successor Benchmark Replacement Rate, an event where the applicable administrator (or other applicable source) for such rate permanently or indefinitely ceases to provide such rate, without any successor administrator (or other applicable source) continuing to provide such rate.

“Benchmark Replacement Rate” means, following the occurrence of a Benchmark Replacement Event (with respect to the London Interbank Offered Rate or any then applicable successor Benchmark Replacement Rate (the “Terminating Rate”)), or at the request of United or the Liquidity Provider in anticipation thereof following any applicable public statement from the administrator or regulatory supervisor (or other applicable authority or source) identifying a specific date for occurrence of such Benchmark Replacement Event, an applicable alternate rate of interest (including any relevant adjusting spread) to such Terminating Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for U.S. dollar-denominated credit facilities at such time (as the applicable market replacement for such Terminating Rate), as determined pursuant to mutual written agreement of United and the Liquidity Provider, each acting reasonably.

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally (other than a Benchmark Replacement Event), LIBOR determined or to be determined for the current or the immediately succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining LIBOR advances, such Liquidity Provider shall give notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the applicable Liquidity Facility shall be converted to Base Rate advances effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each applicable Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances under the applicable Liquidity Facility shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings and Non-Extension Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the sixth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum.

Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the sixth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.25% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	The acceleration of all of the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $400 million).

•	Certain bankruptcy or similar events involving United. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes, if any) are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:

•	Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•	All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, such Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The initial Liquidity Provider for each Liquidity Facility will be National Australia Bank Limited, acting through its New York Branch. The Liquidity Provider meets the Liquidity Threshold Rating.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes the material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission.

Intercreditor Rights

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” will be:

•	The Class AA Trustee.

•	Upon payment of Final Distributions to the holders of Class AA Certificates, the Class A Trustee.

•

Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates are issued, the liquidity provider for the Class B Certificates) with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and shall remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $400 million), the Liquidity Provider (including, if any Class B Certificates are issued, the liquidity provider for the Class B certificates) with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, each Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of United, without the consent of each Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including United) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

If following certain events of bankruptcy, reorganization or insolvency with respect to United described in the Intercreditor Agreement (a “United Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of United to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee (each Additional Trustee, if any Additional Junior Certificates are outstanding) notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee (and each Additional Trustee, if Additional Junior Certificates are outstanding) will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) (whether by posting on DTC’s Internet board or otherwise) and to each Liquidity Provider that has not made a Final Drawing. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding), enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of United unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) and to each Liquidity Provider that has not made a Final Drawing for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any holder of Class A Certificates or, if issued, of Additional Junior Certificates, gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such Class of Certificates on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a United Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•

To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or the Liquidity Provider or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•

To the Liquidity Provider (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Liquidity Provider (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility or an Interest Drawing for such Liquidity Facility shall have been converted into a Final Drawing, the Subordination Agent to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

•	To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•

To the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Class A Trustee (a) to the extent required to pay accrued and unpaid Class A Adjusted Interest on the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class A Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates.

•

To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to the Class A Trust) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class A Adjusted Interest paid above) (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

If any Class B Certificates are issued, the Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and the priority of distributions in the Intercreditor Agreement may be revised so that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities if certain conditions are met. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

If any Additional Junior Certificates have been issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to such Additional Junior Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes and Series A Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes and Series A Equipment Notes outstanding as of such Special Distribution Date.

“Liquidity Obligations” means the obligations of the Subordination Agent to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under each Liquidity Facility or certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the “Non-Performing Equipment Notes”) held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

“Class A Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class A Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred A Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred A Pool Balance for each Series A Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), for each day during the period, for each such Series A Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred A Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series A Equipment Note, (ii) the outstanding principal amount of each Series A Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series A Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series A Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series A Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series A Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series A Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of the Class AA or A Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from each applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by United under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of United to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Provider, the Rating Agencies and United a statement setting forth the following information:

•

After a bankruptcy of United, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by United under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•

To the best of the Subordination Agent’s knowledge, after requesting such information from United, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) the location of the Engines (as defined in the Indentures). United has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•	The current Pool Balance of the Certificates, the Preferred A Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

•	The amounts currently owed to each Liquidity Provider.

•	The amounts drawn under each Liquidity Facility.

•	After a United Bankruptcy Event, any operational reports filed by United with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust, National Association will be the Subordination Agent under the Intercreditor Agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The 19 aircraft to be financed pursuant to this Offering (collectively, the “Aircraft”) will consist of three new Boeing 787-9 aircraft, four new Boeing 787-10 aircraft, two new Boeing 777-300ER aircraft and 10 new Embraer ERJ 175 LL aircraft scheduled for delivery between April 2019 and February 2020 (two of which have been delivered prior to the date hereof). Such four Boeing 787-10 aircraft will be selected by United from among the five aircraft of such model eligible to be financed in this Offering. See “—The Appraisals” for a description of the 20 aircraft eligible to be financed with the proceeds of this Offering. Each Aircraft will be comprised of an airframe (the “Airframe”) and two engines (the “Engines”).

Boeing 787-9 Aircraft

The Boeing 787-9 aircraft is a long-range aircraft with a seating capacity of approximately 257 passengers (in United’s expected configuration for these aircraft to be financed pursuant to this Offering). The engine type utilized on United’s 787-9 aircraft is the General Electric GEnx-1B76A.

Boeing 787-10 Aircraft

The Boeing 787-10 aircraft is a long-range aircraft with a seating capacity of approximately 318 passengers (in United’s expected configuration for these aircraft to be financed pursuant to this Offering). The engine type utilized on United’s 787-10 aircraft is the General Electric GEnx-1B76.

Boeing 777-300ER Aircraft

The Boeing 777-300ER aircraft is a long-range aircraft with a seating capacity of approximately 350 passengers (in United’s expected configuration for these aircraft to be financed pursuant to this Offering). The engine type utilized on United’s 777-300ER aircraft is the General Electric GE90-115BL.

Embraer ERJ 175 LL

The Embraer ERJ 175 LL aircraft is a medium-range aircraft with a seating capacity of approximately 70 passengers. The engine type utilized on United’s ERJ 175 LL aircraft is the General Electric CF34-8E5.

The Appraisals

The table below sets forth the appraised values of the aircraft eligible to be financed with the proceeds of this Offering, as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”). Subject to the terms of the Note Purchase Agreement, United will select four of the five Boeing 787-10 aircraft listed below to be financed pursuant to this Offering.

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	MBA
Boeing 787-9	N29975	66134	January 2020	$149,670,000	$158,210,000	$146,230,000	$149,670,000
Boeing 787-9	N24976	66135	February 2020	149,920,000	158,530,000	146,350,000	149,920,000
Boeing 787-9	N29977	66136	February 2020	149,920,000	158,530,000	146,350,000	149,920,000
Boeing 787-10	N16009	40938	April 2019	150,750,000	172,840,000	145,090,000	150,750,000
Boeing 787-10	N91007	40929	May 2019	151,250,000	173,240,000	145,810,000	151,250,000
Boeing 787-10	N12010	40926	December 2019	154,010,000	176,000,000	151,480,000	154,010,000
Boeing 787-10	N14011	40934	December 2019	154,010,000	176,000,000	151,480,000	154,010,000
Boeing 787-10	N12012	60145	February 2020	154,520,000	177,310,000	151,730,000	154,520,000
Boeing 777-300ER	N2749U	66589	November 2019	153,940,000	176,040,000	155,860,000	155,860,000
Boeing 777-300ER	N2250U	66590	December 2019	154,200,000	176,320,000	155,800,000	155,800,000
Embraer ERJ 175 LL	N616UX	17000817	September 2019	29,780,000	29,970,000	30,880,000	29,970,000
Embraer ERJ 175 LL	N617UX	17000819	October 2019	29,830,000	30,020,000	30,900,000	30,020,000
Embraer ERJ 175 LL	N618UX	17000820	October 2019	29,830,000	30,020,000	30,900,000	30,020,000

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	MBA
Embraer ERJ 175 LL	N619UX	17000821	October 2019	29,830,000	30,020,000	30,900,000	30,020,000
Embraer ERJ 175 LL	N620UX	17000824	November 2019	29,880,000	30,070,000	30,930,000	30,070,000
Embraer ERJ 175 LL	N621UX	17000825	November 2019	29,880,000	30,070,000	30,930,000	30,070,000
Embraer ERJ 175 LL	N622UX	17000826	November 2019	29,880,000	30,070,000	30,930,000	30,070,000
Embraer ERJ 175 LL	N623UX	17000830	December 2019	29,930,000	30,120,000	30,950,000	30,120,000
Embraer ERJ 175 LL	N624UX	17000831	December 2019	29,930,000	30,120,000	30,950,000	30,120,000
Embraer ERJ 175 LL	N625UX	17000835	December 2019	29,930,000	30,120,000	30,950,000	30,120,000

(1)

The indicated registration number, manufacturer’s serial number and delivery month for each aircraft not yet delivered to United reflect our current expectations, although these may differ for the actual Aircraft financed hereunder. The financing pursuant to this Offering of each Aircraft is expected to be effected at or around the time of delivery of such Aircraft by the manufacturer to United, or, in the case of an Aircraft delivered to United prior to the date hereof, after United’s determination to so finance such Aircraft. The actual delivery date for any aircraft may be subject to delay or acceleration. See “—Timing of Financing the Aircraft”. United has certain rights to substitute other aircraft if the scheduled delivery date of any aircraft is delayed for more than 30 days after the month scheduled for delivery. See “—Substitute Aircraft”.

(2)	The appraised value of each aircraft set forth above is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

For purposes of the foregoing chart, AISI, BK and MBA were each asked to provide its opinion as to the appraised base value of each aircraft, projected as of the scheduled delivery month of the applicable aircraft, all but two of which are in the future. As part of this process, all three Appraisers performed “desktop” appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The appraised values were determined as of September 1, 2019, in the case of AISI, September 1, 2019, in the case of BK, and September 1, 2019, in the case of MBA. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

An appraisal is only an estimate of value. It is not indicative of the price at which an Aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value.”

Timing of Financing the Aircraft

The aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under United’s purchase agreements with Boeing from April 2019 through February 2020 (two of which have been delivered prior to the date hereof) or, in the case of the Embraer ERJ 175 LL aircraft, under United’s purchase agreement with Embraer from September 2019 to December 2019. See the table under “—The Appraisals” for the scheduled month of delivery of each such aircraft. Under such purchase agreements, delivery of an aircraft may be delayed due to “excusable delay”, which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond the applicable manufacturer’s control or not occasioned by the applicable manufacturer’s fault or negligence.

The Note Purchase Agreement provides that the period for financing the Aircraft under this Offering (the “Delivery Period”) will expire on August 31, 2020, subject to extension if the Equipment Notes relating to all of the Aircraft have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of United and not occasioned by United’s fault or negligence to the earlier of (i) the date on which the Trustees shall have purchased Equipment Notes relating to all of the Aircraft and (ii) December 31, 2020. In addition, if a labor strike occurs at Boeing or Embraer prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect, but not more than 60 days and excluding any period of a strike at Boeing or Embraer after all Aircraft of such manufacturer shall have been financed pursuant to this Offering.

If the scheduled delivery date of any aircraft that may be financed with the proceeds of this Offering is delayed by more than 30 days after the month scheduled for delivery, United has the right to replace such aircraft with a Substitute Aircraft, subject to certain conditions. See “—Substitute Aircraft”. If delivery of any such aircraft is delayed beyond the Delivery Period Termination Date and United does not exercise its right to replace such aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See “Description of the Deposit Agreements—Unused Deposits”.

Substitute Aircraft

If the scheduled delivery date for any aircraft that may be financed with the proceeds of this Offering is delayed by more than 30 days after the month scheduled for delivery, United may identify for delivery one or more substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the applicable conditions described below.

In the case of a Substitute Aircraft that is of the same model as the aircraft being replaced, United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

In the case of Substitute Aircraft that consist of one or more aircraft of a different model and/or manufacturer from the aircraft being replaced, the following conditions must be satisfied:

•

Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);

•

United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates; and

•

The Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.

If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution the Note Purchase Agreement will be amended to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. The Note Purchase Agreement and the forms of the Equipment Notes, the Indentures and the Participation Agreements each will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

Under the Note Purchase Agreement, United will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft.

The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, United will be obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. United must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

General

Equipment Notes will be issued in two series with respect to each Aircraft (the “Series AA Equipment Notes” and the “Series A Equipment Notes” and, collectively, the “Equipment Notes”). United may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time, which will be funded from sources other than this Offering and will be subordinated in right of payment to the Equipment Notes. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture among United and Wilmington Trust, National Association, as indenture trustee thereunder (each, a “Loan Trustee”).

United’s obligations under the Equipment Notes will be general obligations of United.

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series AA Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•	Series A Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series AA Equipment Notes issued in respect of such Aircraft.

If United elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series AA and Series A Equipment Notes issued with respect to such Aircraft. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on May 1 and November 1 of each year, commencing on the first such date to occur after initial issuance thereof (but not before May 1, 2020). Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

Scheduled principal payments on the Equipment Notes will be made on May 1 and November 1 of each year, commencing on November 1, 2020 for certain Equipment Notes and May 1, 2021 for the remaining Equipment Notes. See “Description of the Certificates—Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.

United is also required to pay under each Indenture such Indenture’s pro rata share of:

•

the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and

•	compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent.

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by United under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of United, only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, United may elect to redeem all of the outstanding Series A Equipment Notes with respect to all of the Aircraft. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11) See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:

Make-Whole Spread
Series AA Equipment Notes	0.20%
Series A Equipment Notes	0.25%

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 Page or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15 Page, such weekly average yield to maturity as published in such H.15 Page. “H.15 Page” means the H.15 page, published by the Board of Governors of the Federal Reserve System on its website (or successor publication of such information by such Board of Governors). The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15 Page” means the H.15 Page published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

“Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

Security

Aircraft

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of United’s rights under warranties with respect to the Aircraft.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.

See Appendix III to this Prospectus Supplement for tables setting forth the projected loan to value ratios for each of the Aircraft.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of United, in investments described in the related Indenture. (Indentures, Section 6.06)

Limitation of Liability

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)

Indenture Defaults, Notice and Waiver

Events of default under each Indenture (“Indenture Defaults”) will include:

•

The failure by United to pay any amount, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after United receives written notice from the related Loan Trustee.

•

Any representation or warranty made by United in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

•

Failure by United to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

•	The lapse or cancellation of insurance required under such Indenture.

•	The occurrence of an Indenture Default under any other Indenture.

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of United. (Indentures, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement—Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. If certain events of bankruptcy, reorganization or insolvency occur with respect to United, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

It is a condition to the Trustees’ obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to United, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that the Loan Trustees will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, United holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Defaults, Notice and Waiver”.

The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss”. The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by United.

If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder), subject to the lien of such Indenture the applicable Airframe or Engines or a replacement airframe or engine in connection with an Event of Loss or exercise by United of its right of substitution under such Indenture, provide for the replacement of one or more Airframes by one or more substitute airframes pursuant to Section 4.04(f) of such Indenture and replacement of related Engines (see “Description of the Equipment Notes—Certain Provisions of the Indentures—Substitution of Airframe or Engine”), or provide for the re-issuance thereunder of Series A Equipment Notes or the issuance or successive repayment and issuance from time to time thereunder of one or more series of Additional Equipment Notes (and the re-issuance of Series A Equipment Notes or issuance of one or more series of Additional Equipment Notes under other Indentures) and any related credit support arrangements. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. (Indentures, Section 10.01(b))

Indemnification

United will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

Certain Provisions of the Indentures

Maintenance

United is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to United, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 4.02)

Possession, Lease and Transfer

Each Aircraft may be operated by United or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration

United is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, United is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

So long as no Indenture Default exists, United has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))

Liens

United is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and United arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which United has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

Replacement of Parts; Alterations

United is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. United or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. United or any permitted lessee may remove any part from an Aircraft without replacing it if such part is in addition to (and not in replacement of) any part originally incorporated in an Aircraft at the time of delivery under the Indenture, is not required to be incorporated in the Aircraft under applicable law, regulatory mandate or other obligation and may be removed without materially diminishing the fair market value, utility or remaining useful life of such Aircraft (assuming such part had not been incorporated in such Aircraft). (Indentures, Section 4.04(d))

Insurance

United is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $18,000,000 per occurrence in the case of a Boeing 787-9 Aircraft, a Boeing 787-10 Aircraft or a Boeing 777-300ER Aircraft and $5,000,000 per occurrence in the case of an Embraer ERJ 175 LL Aircraft, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence with respect to the relevant model of Aircraft, such proceeds will be payable directly to United so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

In addition, United is obligated to maintain commercial airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of commercial airline liability insurance from time to time applicable to aircraft owned or leased and operated by United (or a permitted lessee) of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)

United is also required to maintain war risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if United (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

United (or a permitted lessee) may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 100% of the largest replacement value of any single aircraft in United’s fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which United carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case United may self-insure the Aircraft to such higher level. In addition, United (or a permitted lessee) may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

In respect of each Aircraft, United is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of United, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, United must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, United must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))

If United elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject an airframe (or airframe and one or more engines) to the lien of the Indenture. Such replacement airframe must be the same model as the Airframe to be replaced or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe, each replacement engine must be the same model as the Engine to be replaced or a comparable or improved model, manufactured by the same engine manufacturer as with respect to such Engine or another manufacturer, and such replacement airframe and engines, if any, shall have a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. United is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If United elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of United thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an Engine alone, United will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same model as the Engine to be replaced, or a comparable or improved model manufactured by the same engine manufacturer as with respect to such Engine, or another manufacturer, suitable for installation and use on the Airframe, and having a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.04(e))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•

The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•

Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•

As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of United’s business of passenger air transportation is prohibited for 180 consecutive days, unless United, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to United’s entire U.S. registered fleet of similar property and United, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of three years.

•	With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

Substitution of Airframe or Engine

United may elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model as such Airframe or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, free and clear of all liens (other than certain permitted liens), so long as:

•	no Indenture Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Equipment Notes under such Indenture (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe (assuming that each such released Airframe had been maintained in accordance with the terms of the related Indenture); and

•

in the case of any substitute airframe referred to in clause (2) above in this sentence, United shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

If any airframe will be substituted on other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes.

If United elects to substitute an Airframe, United is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the aircraft of which such substitute airframe is part, the due recordation by the FAA of a supplement to the Indenture relating to such substitute airframe and the registration of the lien of the Indenture on such substitute airframe with the international registry under the Cape Town Treaty, if applicable. (Indentures, Section 4.04(f))

Upon effectiveness of the substitution of an airframe, the Loan Trustee is required to provide notice of such substitution to the Note Holders. If the Subordination Agent, in its capacity as a Note Holder, receives such notice of substitution of an airframe, the Subordination Agent will promptly:

•	provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency; and

•	on behalf of each Trustee post such notice on DTC’s internet bulletin board.

United may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone. (Indentures, Section 4.04(e)) See “- Certain Provisions of the Indentures –Events of Loss”.

POSSIBLE ISSUANCE OF ADDITIONAL JUNIOR CERTIFICATES

AND REFINANCING OF CERTIFICATES

Issuance of Additional Junior Certificates

United may elect to issue one or more additional series of equipment notes (each, a series of “Additional Equipment Notes”) with respect to any Aircraft at any time on or after the Issuance Date, each of which will be funded from sources other than this offering (this “Offering”) but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to the Series AA and Series A Equipment Notes issued under such Indenture and may also be subordinated in right of payment to other Additional Equipment Notes that rank senior in right of payment to such Additional Equipment Notes. United will fund the sale of any series of Additional Equipment Notes through the sale of related pass through certificates (the “Additional Junior Certificates” and, in the case of certificates generally subordinated to the Class AA Certificates and Class A Certificates, but no other Additional Junior Certificates, the “Class B Certificates”) issued by a single related United Airlines pass through trust (each such trust, an “Additional Trust”).

The trustee of, and the liquidity provider (if any) for, any Additional Trust (each, an “Additional Trustee”) will become a party to the Intercreditor Agreement. Except in the case of Class B Certificates issued on the same date as the Class AA Certificates and the Class A Certificates (in which case the original Intercreditor Agreement will cover all three classes of Certificates), the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Additional Junior Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA and Class A Certificates and, if applicable, any other Additional Junior Certificates that rank senior in right of payment to such Additional Equipment Notes. The priority of distributions under the Intercreditor Agreement may be revised, however, to provide for distribution of “Adjusted Interest” with respect to each issued class of Additional Junior Certificates (calculated in a manner substantially similar to the calculation of Class A Adjusted Interest but with respect to the applicable class of Additional Junior Certificates) after Class A Adjusted Interest, but before Expected Distributions on the Class AA Certificates.

The holders of Additional Junior Certificates will have the right to purchase all of the Class AA and Class A Certificates and, if applicable, a previously issued or concurrently issued Class of Additional Junior Certificates under certain circumstances after a bankruptcy of United. See “Description of the Certificates—Purchase Rights of Certificateholders”. In addition, the applicable Additional Trustee may be the Controlling Party upon payment of Final Distributions to the holders of the Class A Certificates, subject to the rights of the Liquidity Provider to be the Controlling Party under certain circumstances. See “Description of the Intercreditor Agreement—Intercreditor Rights”.

Any such issuance of Additional Equipment Notes and Additional Junior Certificates after the Issuance Date, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The issuance of Additional Equipment Notes and Additional Junior Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates.

Refinancing of Certificates

United may elect to repay (either pursuant to a redemption or at Final Maturity) and at such time or subsequently re-issue Series A Equipment Notes (or any series of Additional Equipment Notes if so provided under the terms thereof) (any such re-issued equipment notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. Refinancing Equipment Notes may have the same series designation as, and the same or differing terms as, the corresponding repaid Equipment Notes. In such case, United will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (any such certificates, the “Refinancing Certificates”) issued by a United Airlines pass through trust (any such trust, the “Refinancing Trust”).

The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class AA Certificates and each other class of Certificates that ranks senior in right of payment to such Refinancing Certificates, in the same manner that the corresponding Class of refinanced Certificates were subordinated. Any such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance), are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates that remains outstanding. The issuance of Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustees or any holders of any class of Certificates.

Additional Liquidity Facilities

Refinancing Certificates in respect of refinanced Class A Certificates may have the benefit of credit support similar to the Liquidity Facility for the Class A Trust or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding.

Class B Certificates and Refinancing Certificates in respect of refinanced Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding.

Additional Junior Certificates that are subordinate to the Class B Certificates and Refinancing Certificates in respect of such refinanced Additional Junior Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and any Additional Junior Certificates that rank senior in right of payment to the applicable Additional Junior Certificates or Refinancing Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

General

The following summary describes all material generally applicable U.S. federal income tax consequences, as well as certain Medicare tax considerations, to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are (i) citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) trusts that (1) meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (2) were in existence on August 20, 1996 and treated as U.S. persons and have validly elected to continue to be so treated (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

Although there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Original Trust’s gross income for each taxable year of its existence is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Original Trusts from the Equipment Notes will constitute qualifying income and the Trusts therefore will meet the 90% test described above, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. The Successor Trusts will be classified as grantor trusts.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust.

Accordingly, each U.S. Certificateholder’s share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes except as noted in the next paragraph, and a U.S. Certificateholder’s share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. The Deposits likely will be subject to the original issue discount and contingent payment debt instrument rules, with the result that a U.S. Certificateholder will be required to include interest income on the Deposits on an accrual basis, regardless of its normal method of accounting and with a possible slight deferral in the timing of income as compared to holding a single debt instrument with terms comparable to a Certificate.

Under the Tax Cuts and Jobs Act (the “Tax Act”), U.S. Certificateholders that use an accrual method of accounting for U.S. federal income tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules applicable to accrual basis taxpayers, although the precise application of this rule is unclear at this time. U.S. Certificateholders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser’s basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a “negative value” associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser’s basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser’s basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred or continued to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

Each U.S. Certificateholder that is a corporation (other than an S corporation) generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and, in the case of a U.S. Certificateholder that is a corporation (other than an S corporation), generally will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, a deduction for such holder’s share of such fees or expenses generally will not be allowed as a result of changes made by the Tax Act for tax years beginning prior to January 1, 2026.

Original Trusts Classified as Partnerships

If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. Generally, a U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust, except that it is possible that, in the case of a subsequent purchaser that purchases Certificates at a time when the total adjusted tax basis of the Trust’s assets exceeds their fair market value by more than $250,000, taxable income would be computed as if the adjusted basis of the Trust’s assets were reduced by the amount of such excess.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class A Trust receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Class A Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Class A Certificates would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the holders of Class AA Certificates an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Class A Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class A Trust that was a component of the shortfall, even though that amount was in fact paid to the holders of Class AA Certificates;

•

a loss would only be allowed to Class A Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

•

reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class A Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Class A Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class A Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Trusts and Formation of New Trusts

Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder’s basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder’s holding period for the Equipment Notes and other property will include the Original Trust’s holding period.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit will likely be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to a disposition of an interest in an Original Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Original Trust.

3.8% Medicare Tax on “Net Investment Income”

U.S. Certificateholders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the Equipment Notes and the Deposits, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, estate or trust, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Certificateholders should consult their advisors with respect to the 3.8% Medicare tax.

Foreign Certificateholders

Subject to the discussion of FATCA and backup withholding below, payments of principal, interest and premium on the Equipment Notes or Deposits to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of United;

•

the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to United; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

Subject to the discussion of FATCA and backup withholding below, any capital gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Sections 1471 through 1474 of the Code (“FATCA”) generally impose a withholding tax of 30% on U.S. sourced interest paid on, and the gross proceeds of a disposition of, debt obligations paid to (i) a foreign financial institution, as defined for purposes of FATCA (whether as a beneficial owner or an intermediary), unless (a) such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (b) such institution is resident in a country that has entered into an agreement with the United States regarding the exchange of certain information with respect to United States account holders and complies with local legislation enacted to give effect to such agreement, or (c) such institution otherwise establishes an exemption from FATCA withholding or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity, or otherwise establishes an exemption from FATCA withholding. Under proposed regulations, upon which taxpayers are entitled to rely until further guidance is provided, FATCA withholding tax will not apply to gross proceeds from the disposition of debt instruments. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Certificates.

Backup Withholding

Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to backup withholding tax unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code. Backup withholding is not an additional tax. A Certificateholder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld, provided the required information is furnished to the IRS in a timely manner.

CERTAIN DELAWARE TAXES

The Trustee is a national banking association with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, as modified by Section 3(42) of ERISA, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in such Trust by Plans and entities whose underlying assets include Plan assets by reason of a Plan’s investment in the entity is not “significant” within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve a direct or indirect (i) extension of credit to a party in interest or a disqualified person, (ii) sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, United and its affiliates, the Underwriters, the Loan Trustee, the Escrow Agent, the Depositary, the Trustee and the Liquidity Provider. In addition, if one Class of Certificates is purchased by a Plan and another Class of Certificates is held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Class of Certificates upon the occurrence and during the continuation of a Certificate Buyout Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Governmental plans, certain church plans, and foreign plans (collectively, “Similar Law Plans”) while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any Similar Law Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein either (a) in the case of Plan assets, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of Similar Law Plan assets, will not violate any similar state, local or foreign law.

If the purchaser or transferee of a Certificate or an interest therein is a Plan, it will be deemed to represent, warrant and agree that (i) none of UAL, United, or the Underwriters, nor any of their affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), has relied in connection with its decision to invest in Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this Prospectus Supplement among United, the Depositary and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters listed below (collectively, the “Underwriters”), United has agreed to cause each Trust to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the following respective face amounts of the Class AA and Class A Certificates:

Underwriter	Face Amount of Class AA Certificates	Face Amount of Class A Certificates
Credit Suisse Securities (USA) LLC	$151,573,000	$64,859,000
Citigroup Global Markets Inc.	151,573,000	64,859,000
Goldman Sachs & Co. LLC	126,000,000	51,000,000
Morgan Stanley & Co. LLC	91,000,000	37,000,000
Deutsche Bank Securities Inc.	70,000,000	28,000,000
Barclays Capital Inc.	21,000,000	8,000,000
BofA Securities, Inc.	21,000,000	8,000,000
BBVA Securities Inc.	14,000,000	5,000,000
BNP Paribas Securities Corp.	14,000,000	5,000,000
Credit Agricole Securities (USA) Inc.	14,000,000	5,000,000
Standard Chartered Bank	14,000,000	5,000,000
Wells Fargo Securities, LLC	14,000,000	5,000,000

Total	$702,146,000	$286,718,000

The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting Underwriters may be increased or the offering of the Certificates may be terminated. The Certificates are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

The aggregate proceeds from the sale of the Certificates will be $988,864,000. United will pay the Underwriters a commission of $9,888,640. United estimates that its expenses associated with the offer and sale of the Certificates will be approximately $2,900,000.

The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession To Selling Group Members	Discount To Broker/Dealers
2019-2AA	0.50%	0.25%
2019-2A	0.50%	0.25%

Each Class of Certificates is a new issue of securities with no established trading market. United does not intend to apply for the listing of the Certificates on a national securities exchange.

The Underwriters have advised United that one or more of the Underwriters currently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Certificates.

United has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

From time to time, the several Underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, UAL and United and their affiliates. In particular, affiliates of BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc. and Morgan Stanley & Co. LLC are liquidity facility providers to United. Affiliates of each of the Underwriters are lenders to UAL and/or United.

In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of United. The Underwriters and their respective affiliates that have a lending relationship with United may hedge their credit exposure to United. Such Underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in United’s securities, including potentially the Certificates offered hereby. Any such short positions could adversely affect future trading prices of the Certificates offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

United expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the eighth business day following the date hereof (this settlement cycle being referred to as T+8). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on a day prior to the second business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with this Offering, creating a short position in the Certificates for their own account. To cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in this Offering, if the Underwriters repurchase previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling Restrictions

This Prospectus Supplement and the accompanying Prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. This distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. Further, Standard Chartered Bank will not effect any offers or sales of any Certificates in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority. We and the Underwriters require persons into whose possession this Prospectus Supplement and the accompanying Prospectus come to observe the following restrictions.

European Economic Area

The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this paragraph:

(a)               a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)

a customer within the meaning of Directive EU 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	a person who is not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(b)               the expression “offer” means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Certificate or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This Prospectus Supplement has been prepared on the basis that any offer of Certificates in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Certificates. This Prospectus Supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

In the United Kingdom, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. For the purposes of this paragraph, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the United Kingdom.

Canada

The Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may not be circulated or distributed, nor may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Certificates are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Certificates have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Underwriter has agreed that it will not offer or sell any Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The Certificates may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This Prospectus Supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Certificates or the Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this Prospectus Supplement nor any other offering or marketing material relating to the Offering, the issuer, or the Certificates have been or will be filed with or approved by any Swiss regulatory authority. In particular, this Prospectus Supplement will not be filed with, and the offer of Certificates will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Certificates has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Certificates.

LEGAL MATTERS

The validity of the Certificates is being passed upon for United by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank LLP, New York, New York. Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust, National Association, as Trustee, will pass upon certain matters of Delaware law relating to the Pass Through Trust Agreements, including that the Certificates are binding obligations of the Trustee, and Milbank LLP will rely on such opinion.

EXPERTS

The consolidated financial statements of United appearing in our Annual Report on Form 10-K for the year ended December 31, 2018 (including the financial statement schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their appraisal reports, dated August 28, 2019, August 28, 2019 and August 28, 2019, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus Supplement incorporates by reference the following documents previously filed by United with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) that are not delivered with this Prospectus Supplement:

Filing	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2018	February 28, 2019
Quarterly Report on Form 10-Q for the quarter ended March 31, 2019	April 17, 2019
Quarterly Report on Form 10-Q for the quarter ended June 30, 2019	July 17, 2019
Current Report on Form 8-K	February 11, 2019
Current Report on Form 8-K	February 14, 2019
Current Report on Form 8-K	May 9, 2019
Current Report on Form 8-K	May 10, 2019
Current Report on Form 8-K	May 24, 2019

United’s Commission file number is 1-10323.

Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus. All documents filed under the Exchange Act with the Commission prior to January 1, 2019, and incorporated by reference in the Prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement. In addition, for the avoidance of doubt, the Annual Report on Form 10-K for the year ended December 31, 2018, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 of UAL are not incorporated by reference in this Prospectus Supplement.

APPENDIX I—INDEX OF TERMS

Page
60-Day Period	S-42
Actual Disposition Event	S-77
Additional Equipment Notes	S-92
Additional Junior Certificates	S-92
Additional Trust	S-92
Additional Trustee	S-92
Administration Expenses	S-74
Aircraft	S-79
Airframe	S-79
AISI	S-79
AOCI	S-16
Appraisal	S-74
Appraised Current Market Value	S-74
Appraisers	S-79
Assumed Amortization Schedule	S-39
ATC	S-26
Average Life Date	S-84
AVH	S-23
Avianca	S-23
Azul	S-24
Base Rate	S-69
Basic Agreement	S-35
Benchmark Replacement Event	S-69
Benchmark Replacement Rate	S-69
BK	S-79
Boeing	S-25
BRW	S-23
Business Day	S-38
Cape Town Treaty	S-57
Cash Collateral Account	S-66
Cede	S-58
Certificate Account	S-38
Certificate Buyout Event	S-42
Certificate Owner	S-58
Certificateholders	S-36
Certificates	S-35

CISA	S-106

citizen of the United States	S-43
Class A Adjusted Interest	S-76
Class A Certificates	S-35
Class A Trust	S-35
Class A Trustee	S-35
Class AA Certificates	S-35
Class AA Trust	S-35
Class AA Trustee	S-35
Class B Certificates	S-92
Class Exemptions	S-100
clearing agency	S-59
clearing corporation	S-59
Code	S-44

Commission	S-1
Company	S-18

Page
Controlling Party	S-31
Convention	S-87
CORSIA	S-28

Current Distribution Date	S-76
Debt Balance	S-88
Deemed Disposition Event	S-77
default	S-41
Delivery Period	S-80
Delivery Period Termination Date	S-62
Deposit	S-62
Deposit Agreement	S-62
Depositary	S-63
Depositary Threshold Rating	S-63
disqualified persons	S-100
Distribution Date	S-74
DOT	S-26
Downgrade Drawing	S-66
Downgrade Event	S-66
Draft Securitization RTS	S-33
DTC	S-58
DTC Participants	S-58

EEA	S-104

Embraer	S-25

Engines	S-79

EPA	S-28

Equipment	S-86

Equipment Note Special Payment	S-74

Equipment Notes	S-82

ERISA	S-100
ERISA Plans	S-100
Escrow Agent	S-64
Escrow Agreements	S-64
Escrow Receipts	S-64
EU	S-25
EU Securitization Laws	S-33
EU Securitization Regulation	S-33
Event of Loss	S-90
Exchange Act	S-59
excusable delay	S-80
Expected Distributions	S-76
FAA Order	S-22
FATCA	S-98
Final Distributions	S-73
Final Drawing	S-68
Final Maturity Date	S-37
Fitch	S-62
Form 10-K	S-15
GDS	S-21
GHG	S-28
H.15 Page	S-84

Page
ICAO	S-28
Indenture	S-46
Indenture Defaults	S-85
Indirect DTC Participants	S-58
Insurance Distribution Directive	S-104
Intercreditor Agreement	S-72
Interest Drawing	S-65
Investment Company Act	S-1
IRS	S-94
Issuance Date	S-35
JBAs	S-19
LIBO	S-30
LIBOR	S-69
LifeMiles	S-23
Liquidity Event of Default	S-71
Liquidity Expenses	S-76
Liquidity Facility	S-65
Liquidity Obligations	S-76
Liquidity Provider	S-65
Liquidity Threshold Rating	S-67
Loan Trustee	S-82
Long-Term Rating	S-67
LTVs	S-6
Make-Whole Premium	S-83
Make-Whole Spread	S-83
Maximum Available Commitment	S-65
Maximum Commitment	S-65
MBA	S-79
MiFID II	S-104
Minimum Sale Price	S-73
Moody’s	S-63
most recent H.15 Page	S-84
New Lease Standard	S-15
New Trustee	S-58
Non-Extension Drawing	S-68
Non-Performing Equipment Notes	S-76
non-U.S. Certificateholder	S-97
Note Holders	S-57
Note Purchase Agreement	S-46
offer	S-104
Offering	S-92
Order	S-104
Original Trustee	S-58
Original Trusts	S-57
OTAs	S-21
Participation Agreement	S-46
parties in interest	S-100
Pass Through Trust Agreements	S-35
Paying Agent	S-64
Paying Agent Account	S-38
Performing Equipment Note	S-66

Page
Plan Asset Regulation	S-100
Plan Fiduciary	S-101
Plans	S-100
Pool Balance	S-38
Pool Factor	S-38
Post Default Appraisals	S-74
Preferred A Pool Balance	S-77
PRIIPs Regulation	S-104
Prospectus Directive	S-104
PTC Event of Default	S-42
PTCE	S-100
qualified investors	S-104
qualifying income	S-94
Rate Determination Notice	S-70
Rating Agencies	S-63
Receiptholder	S-64
Refinancing Certificates	S-92
Refinancing Equipment Notes	S-92
Refinancing Trust	S-92
Regular Distribution Dates	S-37
relevant persons	S-104
Remaining Weighted Average Life	S-84
Replacement Facility	S-68
Required Amount	S-65
Required Terms	S-47
Scheduled Payments	S-37
Section 1110	S-86
Section 2.4 Fraction	S-76
Series A Equipment Notes	S-82
Series AA Equipment Notes	S-82
SFA	S-105
Similar Law Plans	S-100
SIX	S-106
SMBC	S-63
SMFG	S-63
Special Distribution Date	S-37
Special Payment	S-37
Special Payments Account	S-38
Special Termination Drawing	S-67
Special Termination Notice	S-67
Stated Interest Rates	S-65
Subordination Agent	S-72
Substitute Aircraft	S-81
Successor Trust	S-58
Tax Act	S-95
Termination Notice	S-71
Transfer Date	S-57
Transportation Code	S-43
Treasury Yield	S-84
Triggering Event	S-37
Trust Indenture Act	S-44
Trust Property	S-35
Trust Supplement	S-35
Trustee	S-35
Trusts	S-35

Page
U.S. Certificateholders	S-94
U.S. Persons	S-94
UAL	S-18
UK	S-29
UK Securitization Laws	S-33
Underwriters	S-102
United	S-18
United Bankruptcy Event	S-73

APPENDIX II—APPRAISAL LETTERS

Mr. Gerry Laderman

Executive Vice President and Chief Financial Officer

United Airlines, Inc.

233 South Wacker Drive

14th Floor HDQFT

Chicago, IL 60606

Sight Unseen New Base Value Opinion,

20 Aircraft United Airlines Portfolio

AISI File No.: A9S068BVO-03

Report Date: 28 August 2019

Values as of: 01 September 2019

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

28 August 2019

Mr. Gerry Laderman

Executive Vice President and Chief Financial Officer

United Airlines, Inc.

233 South Wacker Drive

14th Floor HDQFT

Chicago, IL 60606

Subject:	AISI Sight Unseen New Base Value Opinion, 20 Aircraft United Airlines Portfolio. AISI File number: A9S068BVO-03

Ref:	(a) Email messages UAL to AISI; 07 – 27 August 2019

Dear Mr. Laderman:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen new base values as of 01 September 2019, in delivery date U.S. Dollars, for a portfolio of two Boeing 777-300ER aircraft, with GE90-115BL engines, at 775,000 lbs. maximum takeoff weight, three Boeing 787-9 aircraft, with GEnx-1B76A engines, at 560,000 lbs. maximum takeoff weight, five Boeing 787-10 aircraft, with GEnx-1B76 engines, at 560,000 lbs. maximum takeoff weight, (two of which have been delivered with base values in September 2019 U.S. Dollars), and ten Embraer-175LL aircraft, with GE CF34-8E5 engines, at 85,098 lbs. maximum takeoff weight, as identified and defined in Table I and reference (a) above (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft (a) in average physical condition and with average accumulated flight hours and cycles, (b) with clear title and standard unrestricted certificate of airworthiness, (c) registered with an authority that does not represent a penalty to aircraft value or liquidity, and (d) with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

28 August 2019 AISI File No. A9S068BVO-03

Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

2

28 August 2019 AISI File No. A9S068BVO-03

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that Gross Domestic Product (GDP) growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe more specifically, that the health of world-wide and national passenger aircraft markets is correlated to GDP growth and provides key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA

The previous chart indicates that the industry has experienced, and will probably continue to experience (absent any unforeseen geo-political macro-economic shock), a positive margin between airline passenger traffic growth and GDP growth in the near-to-medium term. Now that world GDP growth is at or above the 3% annual percentage growth rate not experienced since 2010, we do expect more robust increases in passenger demand and hence, overall demand for passenger aircraft.

3

28 August 2019 AISI File No. A9S068BVO-03

AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low interest rate environment is, overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 7-10% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for the aforementioned market returns, we believe demand for aircraft asset backed financing will continue to be robust. We do not see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market.

4

28 August 2019 AISI File No. A9S068BVO-03

Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014 which have remained at relatively low (though gradually increasing) levels over the past three and a half years. Low fuel prices can be a double-edged sword for aircraft demand; generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low-fuel-price-driven and more affordable, fare levels. We do not expect rapid, unmanageable increases in jet fuel prices in the near to medium term.

5

28 August 2019 AISI File No. A9S068BVO-03

Both The Boeing Company (Boeing) and Airbus S.A.S. (Airbus) are predicted to markedly increase monthly production rates over the next 20 years as shown below:

Sources: Airbus Global Market Forecast for 2018-2037, Boeing Commercial Market Outlook 2019 – 2038

While the increased supply of new aircraft will have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and passenger aircraft demand as also shown in the above chart. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, production-driven discounting is being somewhat supplanted by duopolistic price signaling, causing new aircraft values to remain relatively firm. However, both Boeing and Airbus aircraft lease rates and values are being negatively impacted by steadily increasing production rates.

AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase in their order backlogs, will keep annual new-aircraft percentage price declines in the low-single digit range.

•	The B777-300ER Market

The B777-300ER is the largest and most delivered, twin engine, wide-body Boeing aircraft. It is a two aisle, single passenger deck, two man cockpit crew aircraft seating approximately 368 passengers in three classes and is capable of 7,200 nautical mile range. The aircraft is offered only with the GE90 engine and is designed to fill the capacity gap between the B777-200 and the larger B747-400, B747-8, and the A-380.

6

28 August 2019 AISI File No. A9S068BVO-03

The B777-300ER still competes well in its market space and did compel Airbus to introduce the A350-900, as the A380, A330-200, A330-300, and all models of the A340, were never able to mount a serious challenge to the B777-300ER. Boeing has countered the successful introduction of the A350-900 by announcing production of the B777X family consisting of the B777-8X (350 passengers/ 9,300 nm. range) and the B777-9X (400 passengers / 8,200 nm. range). Fifty-three orders for the B777-8X and 272 orders for B777-9X have been announced with entry into service scheduled for mid-2020.

There is also industry speculation that a B777-10X derivative will eventually be produced that would likely be a double stretch fuselage, as was done to the B787-10, which was stretched from the B787-8. This notional B777-10X derivative would be longer than the A380 with a 500+ passenger, three- class capacity and 700+ passenger single class capacity. This would compare favorably to the A380-800’s current 530 passenger three-class capacity (average) and 853 passenger single class capacity.

The B777-300ER comes from a large family of B777 aircraft as summarized in the table below:

Model	In Service	On Order	In Storage	Number of Operators
B777-200	51	-	4	6
B777-200ER	339	-	44	34
B777-200LR	50	-	1	11
B777-300	48	-	6	8
B777-300ER	781	13	8	42
B777-200F	150	10	-	18
B777-8X	-	53	-	-
B777-9X	-	272	-	-

Source: Air Finance

The current market for the B777-300ER market is soft, as the aircraft nears the end of its production run. The above chart does indicate a B777 family backlog covering production only out to late 2019 at the Boeing advertised production rate of five aircraft per month. It looks like Boeing will either have to further cut production rates to as low as two aircraft per month or they will continue to aggressively seek new orders for the B777-200F, similar to the recent orders from Qatar Airways, FedEx and DHL.

Recent B777 family orders are for freighter aircraft only because passenger aircraft supply chain constraints require up to 18 month production lead times, so passenger aircraft orders are no help for filling production slots in the 2019 time frame. So, we suspect that these recent freighter orders were heavily discounted as Boeing seeks to bridge the 2019 “production gap” until the B777-9X enters service in mid-2020.

It follows that values for new B777-300ERs are under growing pressure especially as analysts correctly question why customers would want to buy current technology B777-300ERs in the near- term, instead of waiting for new technology B777X family aircraft in the year 2020 and beyond.

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B777-300ER values will not completely tank as the entire B777 aircraft family does have financially strong owners and operators with approximately 400 aircraft currently on operating leases and the family does enjoy a world-wide, evenly-distributed operator base.

But with only 42 current B777-300ER operators, of which less than 20 have the financial capabilities to place large orders, it is not surprising that enough B777-300ER orders for the B777 production line never really materialized.

AISI’s July 2019 values update has new B777-300ER half life base values remaining flat from January 2019 values due to the recently-announced GE engine delays for the B777-9X. We expect B777-300ER values to resume declining as the B777-9X gets closer to entry into service.

Currently, early year-of build B777-200 and B777-200ER aircraft are beginning to be parted out. This development reflects an average, 25 year wide-body aircraft economic useful life and is also an indication that these early-build passenger aircraft are indeed, falling out of favor. The costs of major airframe checks and the readily available sources of new-aircraft financing make replacing the oldest B777s with new aircraft, very compelling. Unfortunately for Boeing however, the number of B777 passenger aircraft nearing the end of their operating lives is not significant enough to put a dent in the earlier-mentioned “production gap”.

The B777-300ER is a candidate for cargo conversion but with a 2004 entry into service, residual values are still too high to add to an approximately $30 million USD cargo conversion cost. Boeing has announced a program of converting ageing B777-300ERs as part of a new-aircraft sales campaign, but so far, no orders for conversions have been announced. B777-200 passenger aircraft are considered sub-optimal to the B777-300s with regard to cargo conversions.

As major airlines continue to opt for wide-body twins over four-engined aircraft on premium routes, we see only moderate threats, to the B777-300ER market. Widely available new and mid- life aircraft financing funding should help support B777-300ER values and may even help Boeing make the case for current technology B777s over higher-cost, next generation B777X and A350 aircraft.

•	The B787-9 Market

The Boeing 787-9 entered into service with Air New Zealand in June 2014. The B787 family marks the beginning of a new technological standard for the industry that features 80% composite construction by volume; bleed-less electric-powered pressurization, anti-ice and air conditioning systems; and 5,000 psi hydraulic systems. The B787-9 can carry 250 - 290 passengers on routes of 8,000 to 8,500 nautical miles (14,800 to 15,750 km), while the shorter B787-8 can carry 210 - 250 passengers on routes of 7,650 to 8,200 nautical miles (14,200 to 15,200 km). The B787-10, which sacrifices the B787-9’s range for capacity, can carry 290 - 335 passengers up to 7,000 nautical miles (12,900km).

The B787-9 is targeted at the B777-200 and A330 markets while the B787-8 is designed to replace B767 type aircraft. The B787-10 is competing in the B777-300ER and A350-900 market segments.

Despite battery and engine icing problems along with construction and certification delays, the B787 has been well received by the industry. To date, 187 B787-9s are on order by 23 customers,

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with 467 delivered to 45 customers. The B787-9 has clearly established itself as the hottest seller in its market compared to the 36 B787-8s ordered by eight customers, with 354 delivered to 39 operators. After seeing several operators and leasing companies up-gauge from the B787-8 to the B787-9, we are surprised that only 111 B787-10s have been ordered by nine customers with 49 delivered to eight customers. However, Singapore Airlines’ relatively recent order for 19 additional B787-10s (48 total on order) may be a signal of renewed order momentum for this aircraft.

GE has engines on 317 ordered and delivered B787-9s, while Rolls Royce powers or will power 240. The split is similar for the B787-8 airframes with Rolls Royce installed or expected to be installed on 142 airframes, and GE engines installed or expected to be installed on 233 airframes.

In the B787-10 engine market, GE has a similar lead with 74 GE powered airframes compared to 50 Rolls Royce powered airframes. All models of the B787 have significant numbers of orders with engines unconfirmed, so Rolls Royce still has an opportunity to close the gap in this market.

The production rate of B787-8 and B787-9 aircraft is currently at 12 aircraft per month. In April 2018, Boeing delivered the first B787-10 to Singapore Airlines from its South Carolina factory. Due to continued, solid demand for this aircraft type, Boeing has announced that they will increase the B787 production rate to 14 aircraft per month during the 2019 production year.

Similar to previous aircraft programs leading the industry to a new technological plateau, Boeing is expected to make more significant than normal improvements to its production processes over the life of the program. These production improvements are likely to increase the aircraft’s overall performance and provide value to both Boeing and to operators as the B787 production line matures.

Longer-term, the major obstacle to preserving B787 values would be any persistent and significant reduction in the aircraft’s extended operations (ETOPs) capabilities due to any further electrical and engine performance problems. We note that the entire 787 family of aircraft has received 330 minute ETOPs approval from the FAA. However, several Rolls Royce powered aircraft have been grounded or have had ETOPs approvals revoked as Rolls Royce works through productions issues on B787 Trent engines. The B787-8 has had more than its fair share of development and production problems, so it is important that both the B787-9 and the B787-10 can be delivered (even with Trent engines) relatively trouble-free which would enable the reputation of the entire B787 program to be viewed in a more positive light.

AISI’s most recent July 2019 values update reflects a decline in the last 6 months for new B787-9 of 2% for half life base values. This reflects the market’s continued strong demand for B787-9s in spite of the introduction of the higher-capacity A350-900 and the production of the Airbus A330NEO. Near term deliveries are sold out for the foreseeable future, confirming strong demand for B787s as operators seek the efficiencies of this aircraft.

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B787 Family Specifications

	B787-8	B787-9	B787-10
MTOW	502,500 lbs	553,000 lbs	557,000 lbs
Cargo Volume (cubic feet)	4,400	5,400	6,187
Design Range	7,685 n. mi.	8,035 n. mi.	7,020 n. mi.
Passengers (Three class seating)	242	280	323

Source: Boeing

•	The B787-10 Market

The Boeing 787-10 entered into service with Singapore airlines in March of 2018. The B787 family marks the beginning of a new technological standard for the industry that features 80% composite construction by volume; bleed-less electric-powered pressurization, anti-ice and air conditioning systems; and 5,000 psi hydraulic systems.

The B787-10, which sacrifices the B787-9’s range for added capacity, can carry 290 - 335 passengers up to 7,000 nautical miles (12,900km). It is important that the B787-10 range covers over 90% of all twin isle routes. The shorter B787-8 can carry 210 - 250 passengers on routes of 7,650 to 8,200 nautical miles (14,200 to 15,200 km). The B787-9, having the longest range of all 787 models, carries 250 - 290 passengers on routes of 8,000 to 8,500 nautical miles (14,800 to 15,750 km).

The B787-10 competes in the B777-300ER and A350-900 market segments. The B787-9 is targeted at the B777-200 and A330 markets, while the B787-8 is designed to replace B767 type aircraft.

Despite battery and engine icing problems along with construction and certification delays, the B787 has been well received by the industry. But after seeing several operators and leasing companies up-gauge from the B787-8 to the B787-9, we are surprised that only 111 B787-10s are currently on order by nine customers while 49 aircraft have been delivered to eight operators. Singapore Airlines’ recent order for 19 additional B787-10s (48 total on order/ delivery) may be a signal of renewed order momentum for this aircraft.

This is in contrast to the 187 B787-9s that have been ordered by 23 customers, with 467 delivered to 45 customers. There are 36 B787-8s on order from eight customers, with 354 having been delivered to 39 operators.

GE has engines on 233 ordered and delivered B787-8s, while Rolls Royce powers or will power 142. The split is wider for the B787-9 airframes, with Rolls Royce installed or expected to be installed on 240 airframes, and GE engines installed or expected to be installed on 317 airframes.

In the B787-10 engine market, GE has a similar lead with 74 GE powered airframes compared to 50 Rolls Royce powered airframes. All models of the B787 have significant numbers of orders with engines unconfirmed, so Rolls Royce still has an opportunity to close the gap in this market.

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Complicating the above is the fact that the entire Rolls Royce powered B787 fleet is under significant operational stress due to thermal protection coating loss on certain Trent engine hot section engine parts. As of the date of this report, up to as many as 50 aircraft are grounded due to lack of Trent engine availability, and this problem is effecting all B787 models.

However, B787-10 models have not been as significantly affected as the B787-9 and B787-8 fleets, as newly produced aircraft can fly approximately 1,700 cycles before mandatory engine inspections commence. With wide body aircraft averaging 1.5 to 2 cycles per day, it will be up to three years before newly produced Trent-powered B787s face inspections and possible groundings. Certainly by 2021, Rolls Royce will have these Trent engine thermal coating problems solved.

The production rate of B787-8 and B787-10 aircraft is currently at 12 aircraft per month. Due to continued, solid demand for this aircraft type, Boeing has announced that they will increase the B787 production rate to 14 aircraft per month during the 2019 production year.

Similar to previous aircraft programs leading the industry to a new technological plateau, Boeing is expected to make more significant than normal improvements to its production processes over the life of the program. These production improvements are likely to increase the aircraft’s overall performance and provide value to both Boeing and to operators as the B787 production line matures.

Longer-term, the major obstacle to preserving B787 values would be any persistent and significant reduction in the aircraft’s extended operations (ETOPs) capabilities due to engine performance issues. We note that the entire 787 family of aircraft has 330 minute ETOPs approval from the FAA, but Trent–powered aircraft can’t fly long, over-water routes with older, non-inspected engines in both engine positions. This means that these affected B787-8s and B787-9s are limited to over-land use; and the value of these aircraft to their operators is severely limited.

So, the entire B787 program has had more than its fair share of development and production problems and it is very important that these Trent engine issues get resolved quickly. Again, it should be noted that B787-10 is being delivered relatively trouble free and this particular B787 model will help the entire B787 program overcome its reputation of periodically experiencing nagging and difficult operational issues.

AISI’s most recent, July 2019 values update shows half life base values have declined by 1% for new B787-10 aircraft since January 2019. This reflects the market’s continued strong demand for all B787s in spite of the introduction of the higher-capacity A350-900 and the announcement of the Airbus A330NEO. Near term deliveries are sold out for the foreseeable future, confirming strong demand for B787s as operators seek the efficiencies of this aircraft.

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B787 Family Specifications

	B787-8	B787-9	B787-10
MTOW	502,500 lbs	553,000 lbs	557,000 lbs
Cargo Volume (cubic feet)	4,400	5,400	6,187
Design Range	7,685 n. mi.	8,035 n. mi.	7,020 n. mi.
Passengers (Three class seating)	242	280	323

Source: Boeing

•	The Embraer E175 Market

The Embraer E175 is a member of the extensive Embraer, E-Jet, narrowbody turbojet aircraft fleet, ranging from the smallest E170 to the next larger E175, to the E190 and to the largest, E195. All aircraft of this family have common cockpits and a high degree of parts commonality. The family also enjoys a high degree of pilot qualification commonality.

The E175 is a predominantly metal construction low-wing, twin, wing mounted engine, narrowbody, two man cockpit crew aircraft typically seating 76 passengers in a dual class configuration. Range with full passengers for the E175 standard version (STD) is approximately 1,750 nautical miles, for the E175 long range (LR) version, range is 2,100 nautical miles, and for the E175 advanced range (AR) version, the range increases to approximately 2,200 nautical miles. The E175LL is substantially the same as the E175LR, but with six fewer passenger seats.

The E175STD may be powered by either the CF34-8E or -8E5 engine variants. The E175LR can be powered by the CF34-8E, -8E5, or the -8E5A1 engine variants. The E175AR is powered solely by the CF34-8E5 engine. All E175 versions are relatively close in capabilities and essentially constitute one market segment. The E175LR is the most popular model in the E175 fleet with 413 deliveries to 14 operators and with three E175LR aircraft on order.

The entire E175 fleet consists of 518 active aircraft, with five on order and a customer base of 19 operators with good representation in every major geographic area. It is the second most popular of the Embraer, E-Jet series, behind the E190 fleet, which has 517 aircraft in service.

The primary competition to the E175 are its siblings, the E170, E190 and E195, and the Bombardier CRJ-701, -900 and the -1000. The smallest Boeing 737-500 and -600 and the Airbus A318 also compete, however all these aircraft are considerably heavier and much less efficient.

The E175 faces competition in the future from the smaller of the new Airbus A220, the A220-100, which entered service in May 2016. Also and perhaps less likely, it faces competition from the Russian Sukhoi Superjet, the Japanese Mitsubishi MRJ and the Chinese C919. The manufacturers of some of these aircraft have no proven record of production or support of a sound, safe, economic aircraft, which would weigh heavily against their chances of commercial success.

In response to the Airbus A220 aircraft program, Embraer is developing the E175-E2 version of the E175 featuring Pratt and Whitney geared turbofan (GTF) engines, a redesigned wing and upgraded cabin and cockpit configurations. Embraer promises up to 25% E175-E2 cost per seat mile savings versus existing E175 models. However, the E175-E2 is currently experiencing a shortage of orders due to all major US carriers’ scope clauses that would require the newest model

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to be a mainline aircraft. Some carriers may follow in the footsteps of Republic Airways, which as of late December, 2018, has ordered 100 E175 aircraft with conversion rights to E175-E2 in anticipation of the restrictions of the scope clauses being loosened. Were that to be the case, we would expect increasing value pressure on the E175 as the E175- E2 nears its planned, 2020 entry into service.

AISI’s July 2019 values update reflects new E175 half life base values have remained flat from January 2019 values. We expect similar value retention performance to continue for the short to medium term.

3.	Valuations

It is our considered opinion that the sight unseen new base values as of 01 September 2019, in delivery date U.S. Dollars, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

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TABLE I

AISI File A9S068BV0-03

Report Dated: 28 August 2019

Values as of: 01 September 2019

No	Type	Reg #	MSN	DOM	Engine	MTOW	New Base Value Delivery Date $MUS Dollars

1	787-9	N29975	66134	Jan-20	GENX-1B76A	560,000	149.67

2	787-9	N24976	66135	Feb-20	GENX-1B76A	560,000	149.92

3	787-9	N29977	66136	Feb-20	GENX-1B76A	560,000	149.92

4	787-10*	N16009	40938	Apr-19	GENX-1B76	560,000	150.75

5	787-10*	N91007	40929	May-19	GENX-1B76	560,000	151.25

6	787-10	N12010	40926	Dec-19	GENX-1B76	560,000	154.01

7	787-10	N14011	40934	Dec-19	GENX-1B76	560,000	154.01

8	787-10	N12012	60145	Feb-20	GENX-1B76	560,000	154.52

9	777-300ER	N2749U	66589	Nov-19	GE90-115BL	775,000	153.94

10	777-300ER	N2250U	66590	Dec-19	GE90-115BL	775,000	154.20

11	ERJ-175LL	N616UX	17000817	Sep-19	CF34-8E5	85,098	29.78

12	ERJ-175LL	N617UX	17000819	Oct-19	CF34-8E5	85,098	29.83

13	ERJ-175LL	N618UX	17000820	Oct-19	CF34-8E5	85,098	29.83

14	ERJ-175LL	N619UX	17000821	Oct-19	CF34-8E5	85,098	29.83

15	ERJ-175LL	N620UX	17000824	Nov-19	CF34-8E5	85,098	29.88

16	ERJ-175LL	N621UX	17000825	Nov-19	CF34-8E5	85,098	29.88

17	ERJ-175LL	N622UX	17000826	Nov-19	CF34-8E5	85,098	29.88

18	ERJ-175LL	N623UX	17000830	Dec-19	CF34-8E5	85,098	29.93

19	ERJ-175LL	N624UX	17000831	Dec-19	CF34-8E5	85,098	29.93

20	ERJ-175LL	N625UX	17000835	Dec-19	CF34-8E5	85,098	29.93

TOTALS							1,820.89
*This aircraft has been delivered. Values are in September 2019 U.S. Dollars

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Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Nick Miller

Appraiser

Shaun P. Halsor

Appraiser

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

15

VALUATION OF A 20 AIRCRAFT

PORTFOLIO

As of September 1, 2019 Client: United Airlines

Report Date: August 28, 2019

7315 Wisconsin Ave, Ste 800W Bethesda, MD 20814

VALUATION SUMMARY	2

DEFINITIONS	3

MARKET OUTLOOK	4

AIRCRAFT MARKET ANALYTICS	6

VALUATION METHODOLOGY	8

ASSUMPTIONS & DISCLAIMERS	10

APPENDIX: FIGURE 1	11

1

I.	VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by United Airlines (“Client”) to provide a desktop valuation, setting forth BK’s opinions of full-life Base Values (BV), as of September 1, 2019, of 20 aircraft in connection with an EETC offering.

AIRCRAFT DESCRIPTION

The Portfolio of aircraft are identified by type, serial number, registration number, month of delivery, engine model/variant and maximum takeoff weight (MTOW) in Figure 1. Figure 1 also reflects the full-life BVs in millions of USD.

PURPOSE OF THE VALUATION ENGAGEMENT

It is understood by BK that the Conclusion of Value will be used by Client to present to investors in the EETC offering. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than client, without the express knowledge and written consent of the Client or BK.

RELEVANT DATES

BK was engaged to value the subject aircraft as of the Valuation Date, September 1, 2019. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date. However, events occurring after the Valuation Date but before the date of this report (i.e., subsequent events) were taken into account to the extent that they were indicative of conditions that were known or knowable as of the Valuation Date.

PREMISE OF VALUE

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

CONCLUSIONS

Based upon our knowledge of these various aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the BVs in 2019 U.S. dollars are as found in the attached Figure 1.

2

II.	DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of current market value (CMV), to which BK Associates subscribes, the quoted current market value is the Appraiser’s opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The current market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

For comparison purposes it is the convention to assign “half-time, half-life” values to aircraft, which represent the value of an aircraft that is halfway between the expensive major maintenance events.

3

III.	MARKET OUTLOOK

The performance and current value of an aircraft is affected to varying degrees by conditions in the global economy. Some of the key influences on aircraft values include Gross Domestic Product, Fuel Price, and the Lending environment. This section of the report will analyze what the current outlook is for each type of aircraft in the portfolio.

GROSS DOMESTIC PRODUCT (GDP)

    Source: IATA.ORG

Aviation is a highly cyclical industry, marked with high-highs and low-lows. Historically, GDP and traffic have been good indicators of the health of the industry; as they are highly correlated. Economic prosperity leads to increases in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft. According to Worldbank’s January 2019 Global Economic Prospects, worldwide GDP is expected to have grown by 3% for 2018, 2.9% for 2019, and 2.8% for 2020-21. Worldwide traffic growth has been on a downward trend as 2017 saw an 8% increase, while traffic growth slowed to 6.5% in 2018, and the expected growth for 2019 is 6%. According to IATA, yield is expected to increase and as a result, overall airline revenues are expected to increase for 2019.

Traffic, as measured by revenue passenger kilometers (RPKs), is expected to grow by 6% in 2019. However, this growth is centered around Asia. Domestic traffic in India and China grew respectively at 18% and 11% last year. So, not surprisingly, the three largest traffic flow growths for the next 20 years are expected between China and the Middle East at 9.4%, Southeast Asia and South Asia at 8.4%, and South Asia and South Asia at 8.2%. All other regions will experience an even lower growth percentage.

4

FUEL ENVIRONMENT

    Source: Indexmundi.com

The chart above shows the volatility in the fuel market over the last decade. Brent crude has strong correlation with Jet Fuel A prices. In the fall of 2014, crude oil prices began to fall. Crude oil prices have stayed around $60-65/bl in part because of supply increases from Iran and the US. In 2018, fuel prices declined; largely driven by an oversupply of crude oil, partly from the shale oil production in the US. However, it is expected that in 2019, the fuel bill for airlines would rise to represent 24.2% of average operating cost or $200 billion. Historically, jet fuel and airline profitability have had an inverse relationship. Lower fuel prices bring airline expenses down, which results in lower fares and upticks in demand. So, the rise in fuel prices will have a slightly negative impact on demand, but overall, the industry is on a stable trajectory.

LENDING LANDSCAPE

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. A more favorable lending environment leads to more orders, but the negative ramification of this is airlines that historically looked to secondary markets now look to new aircraft, which in turn could result in steeper value drops in the secondary market. However, rates are rising. In the short term this won’t have much of an impact, but in the long run, could impact demand negatively.

5

IV.	AIRCRAFT MARKET ANALYTICS

AIRCRAFT DEMAND

Source: Boeing.com; Airbus.com

The number of orders placed in a given year tells you a lot about where we are in the cycle. An aircraft type launched in the right business cycle can lead to a huge order stream and ultimately strong residual value. In 2018, the number of orders placed declined compared to 2017. However, both Boeing and Airbus saw an uptick in widebody orders, indicating an uptick in demand for widebody aircraft. For Boeing, its larger widebody orders came from American Airlines and Turkish Airlines. For Airbus, its larger widebody orders came from Emirates and Turkish Airlines. However, many of the Emirates orders have since been cancelled. On the narrowbody side, Boeing saw significant 737 Max orders from VietJet and Jet Airways, and Airbus saw orders for the A320neo from Avolon and the A220 from JetBlue.

GEOGRAPHIC DIVERSITY

Source: Airfleets.net

6

The aircraft in this portfolio are popular all over the world with a dominance in Asia and North America, on a regional level. The B777-300ER is in 32 countries, the B787-9 is in 28 countries, the B787-10 is in 4 countries, and the ERJ-175 is in 11 countries. The United Arab Emirates has the largest number of B777-300ER aircraft with 155 of them. China has the largest number of B787-9 aircraft with 62 of them. Singapore has the largest number of B787-10 aircraft with 9 of them. USA has the largest number of ERJ-175 aircraft with 471 of them. Regional diversification is also a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

OPERATOR BASE

Source: Airfleets.net

The graph above illustrates the operator base of each aircraft type compared with the age of the global fleet. The B777-300ER has 47 operators, the B787-9 has 46 operators, the B787-10 has 6 operators, and the ERJ-175 has 40 operators. The largest operator of B777-300ER aircraft is Emirates with 134 of them. The largest operator of B787-9 aircraft is All Nippon Airways with 31 of them. The largest operator of B787-10 aircraft is Singapore Airlines with 12 of them and the largest operator of ERJ-175 aircraft is SkyWest USA with 133 of them. Operator base, like region diversification, is an important influence on value. The more operators there are, the easier it is to remarket the aircraft.

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V.	VALUATION METHODOLOGY

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have discovered relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

8

The following, summarized from published Airfax reports, lists aircraft similar to those in the Portfolio, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified, per Airfleets data. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly correlate to the availability listing.

As of August 2019	Active	Stored	Scrapped	Available For Sale
B777-300ER	791	11	-	2
B787-9	476	-	1	-
B787-10	32	-	-	-
ERJ-175	649	-	2	2

9

VI.	ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK Associates database. The assumptions have been made that upon delivery all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report in the Prospectus Supplement and to the inclusion of BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,

BK ASSOCIATES, INC.

Pooja Gardemal, CPA/ABV

Managing Director

Ben Wallace

Financial Analyst

Richard Britton

Vice President

ISTAT Senior Certified Appraiser

PG/BW/RLB

10

VII.	APPENDIX: FIGURE 1

Figure 1

UNITED AIRLINES, INC.

2019-2 EETC

VALUES AS OF SEPTEMBER 1, 2019

	MSN	Registration	AC	Delivery Month	Engine	MTOW	BV*
1	66134	N29975	787-9	1/2020	GENX-1B76A	560,000	158.21
2	66135	N24976	787-9	2/2020	GENX-1B76A	560,000	158.53
3	66136	N29977	787-9	2/2020	GENX-1B76A	560,000	158.53
4	40938	N16009	787-10	4/2019	GENX-1B76	560,000	172.84
5	40929	N91007	787-10	5/2019	GENX-1B76	560,000	173.24
6	40926	N12010	787-10	12/2019	GENX-1B76	560,000	176.00
7	40934	N14011	787-10	12/2019	GENX-1B76	560,000	176.00
8	60145	N12012	787-10	2/2020	GENX-1B76	560,000	177.31
9	66589	N2749U	777-300ER	11/2019	GE90-115BL	775,000	176.04
10	66590	N2250U	777-300ER	12/2019	GE90-115BL	775,000	176.32
11	17000817	N616UX	ERJ-175LL	9/2019	CF34-8E5	85,098	29.97
12	17000819	N617UX	ERJ-175LL	10/2019	CF34-8E5	85,098	30.02
13	17000820	N618UX	ERJ-175LL	10/2019	CF34-8E5	85,098	30.02
14	17000821	N619UX	ERJ-175LL	10/2019	CF34-8E5	85,098	30.02
15	17000824	N620UX	ERJ-175LL	11/2019	CF34-8E5	85,098	30.07
16	17000825	N621UX	ERJ-175LL	11/2019	CF34-8E5	85,098	30.07
17	17000826	N622UX	ERJ-175LL	11/2019	CF34-8E5	85,098	30.07
18	17000830	N623UX	ERJ-175LL	12/2019	CF34-8E5	85,098	30.12
19	17000831	N624UX	ERJ-175LL	12/2019	CF34-8E5	85,098	30.12
20	17000835	N625UX	ERJ-175LL	12/2019	CF34-8E5	85,098	30.12

*All new and future builds are valued as new and full-life.

11

aviation consulting

Desktop Appraisal of:

Twenty (20) Aircraft

Client:

United Airlines, Inc.

Date:

August 28, 2019

HQ – Washington D.C.

2 1 0 1   W i l s o n   B o u l e v a r d

S u i t e   1 0 0 1

A r l i n g t o n ,   V i r g i n i a   2 2 2 0 1

U S A

T e l :   + 1   7 0 3   2 7 6   3 2 0 0

F a x :   + 1   7 0 3   2 7 6   3 2 0 1

Dublin

H a r c o u r t   C e n t r e ,   S u i t e   5 1 1

H a r c o u r t   R o a d

D u b l i n   2

D 0 2   H W 7 7   I r e l a n d

T e l :   + 3 5 3   1   4 7 7   3 0 5 7

Hong Kong T e l : + 8 5 2 2 8 2 4 8 4 1 4 F a x : + 8 5 2 3 9 6 5 3 2 2 2	www.mba.aero

I.	Introduction and Executive Summary

Table of Contents:
I.	Introduction and Executive Summary	Page 2
II.	Definitions	Page 3
III.	Current Market Conditions	Page 4
IV.	Valuation	Page 36
V.	Covenants	Page 39

Morten Beyer & Agnew (mba) has been retained by United Airlines, Inc. (the Client) to provide a Desktop Appraisal Report to determine the Current Base Values of two (2) Boeing 777-300ER aircraft, three (3) Boeing 787-9 aircraft, five (5) Boeing 787-10 aircraft, and ten (10) Embraer E175LL aircraft (collectively, the Subject Aircraft), as of September 1, 2019. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK – 3Q 2019.

Based on the information set forth in this Report, it is mba’s opinion that the total Current Base Value of the Subject Aircraft is as follows and, for each Subject Aircraft, as set forth in Section IV.

Base Value at Delivery (US$)
Twenty (20) Aircraft Total	$1,805,400,000

Section II of this Report presents definitions of various terms, such as Current Base Value, as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A Desktop Appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A Desktop Appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs seven ISTAT Certified Appraisers and Candidates and has one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes quarterly values updates on its online platform, REDBOOK, which is a compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

United Airlines, Inc. Job File #19135 Page 3 of 39

III.	Current Market Conditions

GENERAL MARKET OBSERVATION 3RD QUARTER 2019

An essential consideration in any appraisal is the condition of the market at the time the valuation is rendered. This section defines market conditions, including general market commentary, highlighting major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

PASSENGER TRAFFIC

There are a number of variables that have historically shown a strong correlation to aircraft values. These variables include but are not limited to: oil prices, Revenue Passenger Kilometer (RPK) growth, global gross domestic product (GDP), as well as placement on the production line, ubiquity, technical obsolescence, active-to-parked ratio, production status, and order backlog. Many of these factors, such as placement on the production line, production status, and technical obsolescence, can help predict long-term values prospects. Other factors, like oil prices and active-to-parked ratio, offer insight into short-term value fluctuations.

One way to understand the current health of the commercial aviation industry is to consider the number of new aircraft orders and RPK growth, which International Air Transport Association (IATA) defines as the number of paying passengers multiplied by total kilometers flown, both of which have been highly correlated to world GDP in the past. mba relies on annual GDP metrics published by the World Bank and International Monetary Fund (IMF) to measure the overall global economy to determine historical correlation and understand the short-term economic forecast. By looking at the forecasted world GDP, we can understand the potential RPK growth, which typically influences new aircraft orders as passenger demand increases.

Source: mba REDBOOK System Tracking Aircraft Repository (STAR Fleet); iata.org; OEMs; worldbank.org

United Airlines, Inc. Job File #19135 Page 4 of 39

In the 2018–2038 Global Market Forecasts (GMF), The Boeing Company (Boeing) and Airbus S.A.S (Airbus) forecast annual RPK growth of 4.7% and 4.4%, respectively, over the next 20 years while global GDP is expected to decrease to 3.3% in 2019. Airbus expects traffic between emerging markets to grow at 6.2%, far outpacing the GDP growth expected in these economies. According to Boeing’s GMF, RPKs in domestic China will grow at 6.1% annually over the next 20 years, and traffic within Asia is expected to grow at 5.7% annually. While the domestic United States (U.S.) market is currently the largest in the world by passenger traffic, China is expected to overtake the U.S. within the next 20 years. India is also expected to play an increasing role in the market. With domestic passenger traffic in India growing by 20.0% per year, it is slated to become the third largest aviation market by the early 2020s. Boeing also predicts that the Asia-Pacific region will account for 37.0% of the world’s passenger fleet by 2038, while Airbus is predicting Asia to play an even larger role, accounting for 42.0% of all aircraft deliveries between 2018 and 2038. With the Asia-Pacific region playing such a pivotal role in the market, GDP and RPK growth is now becoming more aligned with Asia’s market growth and less correlated with U.S. economic metrics.

After a strong first half of 2018, the second half of 2018 saw a significant reduction in traffic growth as a result of slowing global economic growth, uncertainties surrounding Brexit, and geopolitical tension as a result of U.S.-China trade relations. Despite the slowed growth, this still marked the ninth consecutive year of above-trend growth in RPKs. In July 2019, IATA reported a slight moderation of industry-wide international RPK growth of 4.3% for May, up from the dip of 3.1% in March; however, RPK growth remained well below the 20-year average rate of around 5.5%. The RPK rate experienced in the first quarter of 2019 represented the slowest rate of year-on-year (YoY) passenger growth seen in nine (9) years and is an indication that passenger demand outlook has become less favorable than was expected six (6) months ago. All regions experienced positive YoY RPK growth in May; yet only Latin America, Asia-Pacific, and Africa saw a monthly increase in the rate of growth compared to April 2019.

Source: IATA.org: July 2019

United Airlines, Inc. Job File #19135 Page 5 of 39

Overall, domestic RPK growth closely resembles that of International RPK growth with all regions growing faster YoY in May 2019 than 2018. The domestic Indian market slowed to 2.0% YoY in April following the collapse of Jet Airways; however, in May 2019 the Indian market rebounded significantly to 6.0% YoY, helping the long-term outlook remain positive for the domestic market.

Despite a recent slowdown in growth in 1H 2019, Russia’s domestic RPKs have trended upwards to a 10.6% increase, similar to rates experienced the previous year, with the largest spike in 2H 2018. China, a country that has previously experienced rapid growth in domestic RPKs, has recently been showing signs of a slowdown with YoY growth in May 2019 to 7.6%, from 11.4% in February 2019 and 14.5% the previous month. However, China remains the second fastest in domestic traffic growth with business confidence in the region stabilizing even with ongoing trade tensions with the U.S. On the back of a strong U.S. economy in the first half of 2018, North America saw domestic RPK grow at 5.1% in December 2018, up from 3.5% a year ago. However, with increasing uncertainty about the U.S. economy in the second half of 2018 and carrying into 2019, Domestic RPK growth rate in the region has fallen to 4.6% in May 2019.

COMMERCIAL AIRCRAFT ORDERS

After a slowdown in orders from 2017 to 2018 for both Airbus and Boeing, 2019 has seen further decline with both manufacturers experiencing more cancellations than orders. According to both Boeing’s and Airbus’s ‘Orders & Deliveries’ reports, it was reported that, as of as of June 30, 2019, Boeing’s net orders are in the negative, at -119 aircraft, while Airbus reported a mere 88 net orders. Though a number of the cancellations in 2Q 2019 had to do with the demise of Jet Airways and the cancellation by Emirates of the A380, both manufacturer’s picked up new orders during the quarter. Boeing’s order and delivery numbers were driven by contractual changes and order cancellations of the grounded 737 MAX.

On March 13, 2019, the Federal Aviation Administration (FAA) ordered the grounding of all Boeing 737 MAX aircraft following the Ethiopian Airlines crash, resulting in 157 fatalities, and the Lion Air crash in October 2018, resulting in 189 fatalities. This decision came after other countries’ aviation authorities grounded the fleet due to the similarities between both crashes. The FAA is in the process of recertifying the MAX planes, but has not set a clear date as to when the aircraft will return to service. Boeing has slowed production of the MAX to 42 aircraft per month and stopped deliveries, causing Boeing’s 1H 2019 total deliveries to fall to 239 aircraft from 378 the year prior. As of June 2019, there are 4,547 unfilled MAX orders, representing a majority of Boeing’s backlog.

United Airlines, Inc. Job File #19135 Page 6 of 39

Year-to-date, Boeing’s gross order book at the end of June 2019 totals 108 gross orders, which is drastically lower than the 1,008 gross orders Boeing logged for the full year of 2018. In June 2019, at the Paris Airshow, British Airways placed a Letter of Intent (LOI) for 200 MAX aircraft, boosting confidence in the OEM though the orders will not count towards the order book until they have been firmed. Boeing’s current backlog stands at 5,733 aircraft, and while ending the month with a larger annual order book than Boeing, Airbus had 7,276 unfulfilled orders. Both Original Equipment Manufacturers (OEMs) see production slots filled out until 2026 for their production lines, though this mainly applies to the narrowbody aircraft production lines.

Supply chain issues continue to challenge both manufacturers aiming to meet lofty production targets, with design issues in the A320neo family’s Pratt & Whitney PW1000G engines drawing most of the negative publicity. The engine suffered a number of in-flight shutdowns and reduced on-wing time. Though Boeing is also dealing with delivery delays due to supplier issues for their LEAP engines and fuselages from Spirit AeroSystems, the recent grounding has helped ease some of the supply constraints.

For 2019, Airbus has accumulated 213 gross orders, with 125 total cancellations. While Airbus had a strong run in 2018, Emirates announced in February 2019 to change its orders for (31) A380s to a mix of A350-900s and A330neos. Airbus’s 125 cancellations during 1H 2019 consisted of (42) A350s, (31) A380s, eight (8) A319neos, (33) A320neos, one (1) A321neo, and five (5) A220-100s. With a dwindling backlog, Airbus has announced that it will end the production of the A380 with the last delivery of the type in 2021. Despite this setback, Airbus’s order book received a boost with the company’s acquisition of Bombardier’s CSeries program, which Airbus has renamed the A220. The A220-100 (CS100) has 63 aircraft in backlog, while the A220-300 (CS300) has 410 aircraft in backlog. With Airbus’s acquisition of the CSeries program, it is likely the A319neo will see a limited future considering the aircraft has only 35 total orders as of June 2019.

The Airbus CSeries partnership prompted Boeing and Embraer to announce intentions to merge their commercial aircraft businesses and create a joint venture, to be called Boeing Brasil - Commercial. Most regulatory hurdles for the deal have been cleared, as the Brazilian government, which holds veto power over any potential deal involving Embraer, approved the deal in January 2019. The deal still faces several legal challenges in Brazil, as minority shareholders of Embraer have filed legal complaints in Brazilian courts. Should both major regional jet manufacturers team up with the large jet manufacturers, new-entrant regional jet manufacturers, such as COMAC and Mitsubishi, may find it more difficult to compete on price and volume.

United Airlines, Inc. Job File #19135 Page 7 of 39

Chinese manufacturer, COMAC received 200 orders for its narrowbody C919 in 2018, all from the HNA Group. The aircraft’s order book stands at 815 orders with 28 customers, nearly all with Chinese carriers or lessors. It is unclear how many of these orders are firm, but firm orders are thought to be only a fraction of the total orders advertised by COMAC. The only non-Chinese customer is GE Capital Aviation Services (GECAS), which has ten (10) firm orders and a MoU for ten (10) more, but these aircraft are unlikely to be placed outside of China. It remains to be seen if any impacts of the 737 MAX groundings will boost sales of the C919.

Irkut’s narrowbody aircraft, the MC-21, will fly in the same competitive space as the C919, A320, and 737. The program order-book backlog has not changed for several years and remains at 175 firm orders. Most of the current orders are from Russian airlines and lessors, with the exception of Azerbaijan Airlines and Egyptian charter-carrier Cairo Aviation. Mexican airline Interjet is said to be considering a purchase of an unspecified number of MC-21 aircraft, which would make it the second scheduled operator outside of the Commonwealth of Independent States (CIS) to have an order for the aircraft. However, the operator has seen some parts availability issues with their Sukhoi SSJ fleet, which may cause Interjet to reconsider acquiring additional Russian aircraft.

In the regional space, Embraer received 77 E-Jet orders since the beginning of 2019, amounting to a total of 1,860 firm orders with a backlog of 359 aircraft. Embraer saw most of the order activity around its current-generation E175, for which it received 50 orders, 39 of which came from United Airlines. Embraer’s new-generation family of E-Jets, the E2s, have sold relatively slowly, only securing 27 orders since the start of 2019 and 158 orders since the program’s launch. Hope for an ease of scope-clause restrictions within the U.S. has dimmed as Embraer recently removed 100 E-175 E2 orders for SkyWest from their backlog.

Mitsubishi has also struggled to attract customers to its regional jet, the MRJ, as design issues have caused it to repeatedly delay the aircraft, and the Maximum Take-off Weight (MTOW) pushes the aircraft out of the U.S. scope clause. On June 25, 2019, Mitsubishi and Bombardier announced details of the CRJ program acquisition contract, expected to close in the first half of 2020. Mitsubishi Heavy Industries (MHI) will acquire the maintenance, support, refurbishment, marketing, and sales activities for the CRJ Series aircraft, including the related services and support network located in Montréal, Québec, and Toronto, Ontario, and its service centers located in Bridgeport, West Virginia and Tucson, Arizona, as well as the type certificates. Bombardier is expected to complete production of the backlog of roughly 40 orders on behalf of Mitsubishi in 2H 2020.

United Airlines, Inc. Job File #19135 Page 8 of 39

In the turboprop market, in November 2018, Longview Aviation Capital Corp. (the parent company of Viking Air Limited), agreed to purchase the DHC-8 program from Bombardier. Longview took control of the program from Bombardier on June 1, 2019 and delivered the first Dash 8-400 turboprop to Kazakhstan’s Qajaq Air on July 17, 2019. The company was rebranded as De Havilland Aircraft of Canada, and intends to keep the production line for the aircraft open, fulfill the 66 open orders for the DHC 8-400Q, and maintain support programs for the DHC -100, -200, and -300s. However, it remains to be seen how well De Havilland can compete against ATR.

ATR sold 52 aircraft in 2018 (compared to 30 orders for the DHC 8-400Q). At the Paris Air Show in June 2019, ATR announced 75 order commitments, including 35 firm orders by NAC. It announced a new Short Take-Off and Landing (STOL) variant of the ATR 42-600, and has plans to start production of ATR 72-600 factory freighters by the end of 2019. Furthermore, ATR has seen significant interest in its ATR 72-500 passenger-to-freighter conversion program.

OIL PRICES AND CURRENCY EXCHANGE RATES

In addition to its reliance on global GDP, the aviation industry is closely tied to the cost of fuel. After a period of volatility between 2007 and 2011, oil prices remained at over US$100.00 per barrel until the end of 2014 when prices began to fall. By January 2016, Brent Crude fell to a new 13-year low, dropping under US$28.00 per barrel. Since 2016, oil prices have undergone a period of volatility, showing signs of recovery between 2017 and early 2018 before collapsing again to US$46.00 per barrel at the start of 2019.

Source: Energy Information Agency, www.eia.gov

Since August 2018, crude oil prices have been even more volatile due to U.S. policy on Iranian oil exports and a weakened confidence in global demand. In 2017, OPEC announced its goal of cutting production to 32.5 million barrels per day, resulting in a significant decrease of the global supply of oil and a corresponding rise in prices. Despite prices at their highest point in the last three (3) years, leading OPEC countries still intend on reducing supply even further. While the supply of oil will affect its prices in the mid-to-long term, geopolitical factors have had a larger role in determining oil prices in the short term.

United Airlines, Inc. Job File #19135 Page 9 of 39

Oil prices surged upwards as the market reacted to U.S. sanctions on Iranian oil that came into effect on November 4, 2018. However, the U.S. government granted waivers to India, China, South Korea, Japan, Italy, Greece, and Turkey, allowing them to continue to import Iranian Oil until May 2, 2019. Oil prices dropped at the beginning of November 2018, due to output from the U.S., Iraq, the United Arab Emirates (UAE), and Indonesia growing faster than expected, but stood around US$65.00 per barrel by the beginning of July 2019. According to IATA, the 2019 increase in oil prices follows the effort of OPEC countries to cut production and offset rising output of U.S. oil.

Currency fluctuation is another risk factor for airlines that can negatively impact the industry and cause temporary aircraft market softness due to bankruptcies placing a large number of aircraft on the market at once. Airlines are particularly sensitive to rate changes as contract expenses, such as jet fuel and aircraft leases, are most often negotiated in U.S. Dollars. Jet Airways saw its recent demise in part due to losses caused by currency fluctuations, though the rise in competition was the major factor in its downfall. The Indian Rupee has fallen over 13.0% against the U.S. Dollar since the beginning of 2018, leading Jet Airways to lose US$58.5 million due to currency fluctuations alone. Another recent bankruptcy, mainly caused by currency fluctuations, was Monarch Airlines (Monarch), reporting losses in excess of £290 million. The airline had a large portion of leased aircraft and was affected by a decrease in demand brought about by the weakening of the British Pound against the U.S. Dollar and the Euro. Fortunately, the aircraft coming out of the bankruptcy were placed relatively quickly, indicating a strong secondary market for current-generation aircraft.

GLOBAL EVENTS’ IMPACT ON AVIATION

In 1H 2019, in response to the latest tariffs aimed at Boeing, the Trump Administration proposed an escalation to the trade war that would place a matching 25.0% tariff on Chinese aircraft and jet engines. The effect on Chinese aircraft is expected to be minimal, as there are no American customers for the C919 or ARJ21. The impact on suppliers for engine manufacturers and aircraft systems may be substantial, but will also affect the American companies using these components. In December 2018, a temporary 90-day hold was placed on previous proposed tariff hikes, and the tariff hikes were further postponed by the Trump administration in February 2019 citing concerns of recession. At the G20 summit in Osaka in June 2019, both parties agree to a “truce” on tariffs, and expect to restart negotiations in late July in Shanghai.

United Airlines, Inc. Job File #19135 Page 10 of 39

In the Middle East, diplomatic tension remains high amongst Saudi Arabia, Egypt, the UAE, Bahrain, and Qatar. In June 2017, Saudi Arabia, Egypt, the UAE, and Bahrain severed diplomatic ties and imposed trade and travel bans on Qatar. The bans affected Qatar Airways, Emirates, Gulf Air, FlyDubai, Air Arabia, Saudi Arabian Airlines, and Etihad Airways, all of which have suspended flights to and from Qatar. In addition, with Qatar aircraft banned from the airspace of the affected countries, westward flights are being rerouted via Iran, incurring overflight fees and increasing tension amongst the Gulf States. The sanctions have taken a toll on Qatar Airways, as the airline reported a loss of US$69 million. As of 2H 2019, tensions had not softened and bans on various goods and exports continued. In addition, rising tensions between Iran and the U.S. were heightened in June 2019 after a downing of a U.S. surveillance drone, prompting carriers to reroute flights to avoid parts of the Iranian airspace.

Economic growth in Asia remains strong, but some of the fastest growing countries, like China, have seen growth rates decrease. In 2018, the Chinese economy grew at 6.6% with the IMF forecasting a 6.2% growth rate in 2019. This will be one of the slowest growth rates the country has experienced in the last quarter century, where double-digit growth rates were the norm pre-2015.

The United Kingdom’s (UK) vote to exit the European Union (EU) on June 23, 2016, has caused a considerable amount of uncertainty in the market. While the volatility regarding the exit has tempered since its announcement in 2016, it can be expected to rise in 2H 2019, when the UK must officially leave the EU. The political volatility and inability to land on an exit strategy has contributed to a reduced outlook in business confidence for 2H 2019. Boris Johnson became Prime Minister following Theresa May’s resignation on July 24, 2019, promising an exit by October 2019, with “no-deal Brexit” still firmly on the table. While there have been no details about how the aviation regulatory body would work post-Brexit, it is preferable that Britain will remain a member of the European Union Aviation Safety Agency (EASA) in order to avoid the complications of double certification as well as other regulatory overlaps. There are concerns from large multinational companies with factories both in the EU and the UK, such as Airbus and Rolls-Royce, that there will be debilitating costs and procedures associated with new border controls after Brexit.

With the remaining threat of a trade war between the U.S. and China, concern regarding Brexit’s effect on the European economy and the region’s aviation sector, and the volatility of oil prices due to sanctions against Iran, the global economy is looking at a period of increasing uncertainty. Further slowed economic growth in Asia and Latin America coupled with rising oil prices and the cyclical nature of the aviation industry might change the upward trajectory. There are currently a number of leasing companies with large portfolios for sale, indicating the possibility that the market is moving past its peak. However, if passenger demand continues to prove resilient and manufacturers’ order books remain strong without excessive cancelations, the industry will may overcome the uncertainties and continue its upward track in the near term.

United Airlines, Inc. Job File #19135 Page 11 of 39

787-9

OVERVIEW

The 787-9, the second variant of the 787 family, is a clean-sheet replacement for the 767 family. Due to delays with the 787-8, the 787-9’s original delivery date was pushed back by four (4) years, from 2010 to 2014. Launch customer Air New Zealand received the first 787-9 in July 2014; however, the first commercial passenger flight was performed by All Nippon Airways (ANA) in August 2014. The 787-9 is six (6) meters longer than the 787-8 and can carry 290 passengers in a typical three (3)-class configuration. The aircraft also has a Maximum Take-Off Weight (MTOW) of 560,000 lbs, more than 50,000 lbs above the MTOW of the 787-8, providing the variant additional range capability. The twin-engine 787-9 is powered by either General Electric (GE) GEnx-1B series engines or Rolls-Royce Trent 1000 family engines.

Positives

+	Most favored of the 787 family in terms of orders.
+	New technology aircraft, not likely to see a replacement soon.
+	Composite fuselage is expected to decrease maintenance costs and corrosion issues over the life-span of the aircraft.
+	Large operator base is geographically diverse.
+	Range and performance capabilities provide additional route and aircraft replacement opportunities for airlines.

Neutral

o	Dual source engines from GE and Rolls-Royce could impact residual values should one (1) engine type become more favorable.

Negatives

–

A330-900neo, a competitor to the 787-9, entered service in Q4 2018. While the aircraft is a re- engined aircraft as opposed to a clean-sheet design, the A330neo will offer comparable operating economics at a slightly discounted price.

–	Engine issues with the Trent 1000 Package B and Cs have caused significant disruption to 787-9 operations, though no immediate market value changes have occurred.

United Airlines, Inc. Job File #19135 Page 12 of 39

FLEET STATUS

As of July 2019, there are currently 469 active 787-9 aircraft in service with 44 operators. Boeing has received 823 orders for the 787-9, significantly more than the 443 orders for the 787-8 and the 238 orders for the Airbus A330-900neo. Initially, orders started out strongest for the 787-8 but have since moved in favor of the 787-9, with the larger variant gaining nearly twice as many orders compared to the smaller 787-8.

Net Orders	823

Backlog	353

Delivered	470

Destroyed/Retired	0

Not in Service/Parked	1

Active Aircraft	469

Number of Operators	44

Average Fleet Age (Yrs)	2.14

Source: mba STAR FLEET, July 2019

NOTABLE DEVELOPMENTS

Q	In May 2019, Air Europa received its first 787-9 on lease from BOC Aviation. (mba REDBOOK)

Q	In March 2019, Lufthansa group ordered 20 787-9s and 20 A350-900s. (reuters.com)

Q	In March 2019, EgyptAir took delivery of its first 787-9 aircraft on lease from AerCap. (EgyptAir)

Q

In January 2019, Boeing announced plans to increase 787-9 production for 2019 to 14 aircraft per month, up from the previous 12 aircraft per month. This announcement follows a record year for production in 2018. (Boeing)

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FLEET DEMOGRAPHICS

All Nippon Airways (ANA) is the largest operator of the 787-9, with 31 aircraft, or 6.6% of the total active fleet. The 787-9 typically seats 280 passengers, but can carry up to 360 passengers in a single-class configuration. The 787-9 is also approved for 330 minute ETOPS by EASA and the FAA, allowing for flexibility on which routes operators use the aircraft. The long-range capabilities of the 787-9 has allowed operators to place the aircraft on some of the longest routes in the world and has become a staple aircraft for Trans-Pacific routes. The smaller size compared to aircraft such as the 777-300ER has also allowed carriers to open new routes that would have otherwise been uneconomical to operate.

Five (5) Largest 787-9 Operators

Source: mba STAR FLEET, July 2019

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Current Fleet by Engine Type

There are two (2) engine options for the 787-9: the Trent 1000 by Rolls-Royce and the GEnx-1B by GE. Of the aircraft delivered, a slight majority of the aircraft are powered by the Trent 1000s. Since its introduction into service the Trent 1000 has faced a series of issues, such as IPC and HPT blade cracking. These issues have resulted in operational disruption forcing Rolls Royce to push out three (3) engine packages to fix and improve the engines. With the introduction of the latest variant, the Trent 1000TEN, in 2018, most of the earlier issues have been resolved. However, issues regarding the durability of the IPC blade still remain and are likely to only be resolved in the fourth quarter of 2019. While issues plaguing the Trent 1000 have been heavily covered by the media, the GEnx has had its share of durability, reliability, and performance issues. In response, GE has introduced Performance Improvement Packages (PIPs) to meet fuel burn targets and improve engine durability. With both engines facing its share of setbacks, mba does not currently provide a value differential between the two (2) engines.

Source: mba STAR FLEET July 2019

Engine SFC

GEnx-1B	0.512 (at cruise) (lb/h/lb)

Trent 1000	0.506 (at cruise) (lb/h/lb)

Current Fleet by Region

Asia is currently home to the largest fleet of 787-9s, with just over a third of the total fleet. Europe is home to the second largest fleet, with 22.6% of all 787-9 aircraft. As the aircraft is relatively new, the regional diversity represented in the chart below is a positive indicator for secondary market placements of the type.

Source: mba STAR FLEET July 2019

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AIRCRAFT AVAILABILITY

According to Airfax, as of August 2019 there are no 787-9s available for sale or lease. Due to the newness of the program, mba does not anticipate any aircraft becoming available for a number of years.

DELIVERIES BY YEAR

Six (6) years into production, the 787-9 delivered over 470 aircraft through July 2019. Based on the current production rate of the 787, the 787-9 alone has nearly three (3) years of orders on backlog.

Source: mba STAR FLEET July 2019

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 787-9 has a high score compared to similar aircraft types and ranks high in backlog, age, and new technology. The aircraft’s score is expected to remain stable in the mid-term, while the rankings of older competitors, like the A330-200 and -300, are expected to decline. The closest competitor, the A330-900neo, scores significantly lower due to a small order book; however, the aircraft is expected to experience an increase in aircraft ranking over time once more aircraft enter service.

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OUTLOOK

After the delays and complications associated with the 787-8, the outlook for the 787-9 was uncertain. However, with more seats than the smaller 787-8 and more range than the 787-10, the 787-9 has become the workhorse of the family. Many 787-8 orders have been converted to the larger 787-9, with more operators showing a preference towards the type as indicated by the orderbooks. While larger widebody aircraft have come under pressure due to sizing and limited placement opportunities in the secondary market, the 787 is less likely to face the same dilemma. With low oil prices, lease rates for re-engined aircraft like the A330neo and smaller narrowbody aircraft have come under pressure, achieving minimal premiums over the aircraft they were meant to replace. While the 787-9 has felt some lease rate pressure due to general lease rate softness, it has remained relatively stable and appears to provide relative ease of placement with lessors. mba’s outlook for the 787-9 is positive with the expectation that values for the type will remain stable in the near to mid term.

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787-10

OVERVIEW

The 787-10 is the largest variant of the 787 family and the last of the family to be introduced to the market. The aircraft was designed to replace the 777-200, A340, and A330 aircraft and to compete with the A350-900 and, in some cases, the A330-900neo. The first aircraft was delivered to launch-customer Singapore Airlines in March 2018. With the addition of nine (9) fuselage plugs, the 787-10 is five and a half (5.5) meters longer than the 787-9 and can carry 330 passengers in a typical two (2)-class configuration, which is 40 more seats than the 787-9. The 787-10 also has a larger cargo capacity, carrying two (2) more pallets than the 787-9. However, with the same 760,000 lb Maximum Take-off Weight (MTOW) as the 787-9, the 787-10 trades additional capacity for a shorter range of 6,430 nm compared to the 7,635 nm of the 787-9. Like other members of the 787 family, the 787-10 is powered by either General Electric (GE) GEnx-1B series engines or Rolls-Royce Trent 1000 family engines.

Positives

•	Similar to the smaller variants, the 787-10 offers leading technology, including a single composite-material fuselage and wings, and health-monitoring systems.
•	As the latest iteration of the 787 family, the aircraft incorporates many of the improvements made on the 787 family from the start of production.
•	Composite fuselage is expected to mitigate the maintenance costs and corrosion issues over the lifespan of the aircraft.
•	Trent 1000 TEN engines fitted on all 787-10 aircraft resolves many of the reliability issues that plagued the rest of the Rolls-Royce powered 787s built prior to 2019.

Neutral

o	Dual source engines from GE and RR could impact residual values should one engine type become more favorable as the program matures.
o	Boeing increased 787 production rates from 12 per month in 2018, to 14 per month in 2019.

Negatives

–	Small order book after launch put into question the market acceptance of the type.

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FLEET STATUS

As of July 2019, there are currently 32 active Boeing 787-10 aircraft with six (6) operators. The relatively small order book and potentially small operator base has generated some concern regarding the market’s acceptance of the aircraft. In total, there are 173 787-10s on order for 11 customers; however, the recent slowing of aircraft orders is not exclusive to the 787-10 with the A350, A330, and 777 family aircraft also experiencing fewer orders.

Net Orders	173

Backlog	141

Delivered	32

Destroyed/Retired	0

Not in Service/Parked	0

Active Aircraft	32

Number of Active Operators	6

Average Fleet Age (Yrs)	1.0

Source: mba STAR Fleet, July 2019; Boeing, June 2019

NOTABLE DEVELOPMENTS

–

In August 2019, Saudia, Saudia Arabia’s flag carrier, announced its first flights for its new 787-10 with routes launching on March 29, 2020. The aircraft is tentatively set to fly on the popular Jeddah to Kuala Lumpur route. (aeronauticsonline.com)

–	In July 2019, Korean Air announced plans to purchase 10 787-9 and 10 787-10 aircraft, as well as lease an additional 10 787-10s from Air Lease Corporation. (Boeing)

–

In May 2019, Air New Zealand announced an order for eight (8) 787-10 aircraft, which are set to replace the airline’s nine (9) 777-200ER starting in 2023. Air New Zealand confirmed the new fleet would feature GE engines despite its current 787 fleet being powered by Trent engines. (aeronauticsonline.com)

–	Boeing increased the production rate for the 787s from 12 per month in 2018 to 14 per month in 2019. (Boeing)

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FLEET DEMOGRAPHICS

Singapore Airlines is the largest operator for the 787-10, with twelve (12) active aircraft, or 37.5% of the active fleet, and an additional 35 aircraft on order. United Airlines closely follows in second, with nine (9) active 787-10s, or 28.1% of the active fleet, and an additional five (5) aircraft on order; however, Etihad Airways will eventually become the second largest operator due to its total order book of 30 aircraft. As of July 2019, Etihad has only received six (6) aircraft or 20.0% of its total order. The aircraft has been slow to be accepted within the leasing community, with only Air Lease and GECAS ordering the type, compared to the wide lessor exposure the 787-8 and 787-9 command. The 787-10’s slow uptake from lessors is likely linked to the limited operator distribution; although, the aircraft could see its lessor exposure broaden as the program matures and more aircraft enter the sale and leaseback market.

Five (5) Largest 787-10 Operators

Source: mba STAR Fleet, July 2019

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Current Fleet by Engine Type

There are two (2) engine options for the 787-10: the Trent 1000 by RR and the GEnx-1B by GE. Like the rest of the 787 fleet, the GEnx currently holds the majority of the engine orders for the 787-10. The Trent 1000 TENs, with a core taken from the A350 XWB engines, are fundamentally different engines from the issue plagued Package B and C Trent 1000s fitted on the smaller 787 fleet pre-2018; therefore, mba does not provide a value differential between the two (2) engine options. In addition, though GE appears to be the preferred engine type on the aircraft, it is still early in production to determine which will be the long-term favored engine type. As of July 2019, only 6.3% of the GE engine orders and 32.3% of the Trent engine orders have been delivered, operating on six (6) 787-10s and 20 787-10s, respectively.

Source: Boeing, June 2019

Engine SFC

GEnx-1B	0.512 (at cruise) (lb/h/lb)

Trent 1000	0.506 (at cruise) (lb/h/lb)

Current Fleet by Region

With two (2) of the five (5) largest operators in the region, Asia is home to the largest fleet of 787-10 aircraft accounting for 46.9% of the active fleet. North America comes in second with 28.1% of the fleet and Europe in third with 18.8% of the backlog. Although the Middle East operates only 6.3% of the active fleet, the region reports for much larger percentage based on 787-10 order book, accounting for 15.5% of the total orders.

Source: mba STAR Fleet, July 2019

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing, on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 787-10 scores poorly when compared to the other members of the 787 family. This is mainly due to the small amount of orders and its narrow customer base. The 787-10 is also negatively impacted by its limited range when compared to other widebody aircraft like the A350-900; however, the new aircraft benefits from being one of the most technologically-advanced commercial aircraft of its time and from the young age of the fleet.

OUTLOOK

At this time, it is too early to establish a long-term outlook for the 787-10. As previously mentioned, there is some concern about the size of the orderbook, as only 173 aircraft have been ordered, accounting for about 12.0% of all 787s sold to date. In contrast, Airbus has also sold 728 A350-900s, and the A330-900, which is not as technologically advanced and, therefore, cheaper than the 787-10, has already gained 238 orders. In response to the production ramp-up of the A350, Boeing increased the 787 production rate to 14 aircraft per month in 2019.

Despite its slow uptake, the 787-10 is a very capable aircraft that offers a compelling cost-per-seat advantage over its competitors. As it is still very early in the program, we may see orders for the 787-10 increase, especially on shorter trunk routes, such as those within Asia that are currently being served by the 777-300. Alternatively, some transatlantic routes served by older 767s might also offer an option. Depending on the market acceptance over the next few years, the 787-10 mid to long-term outlook could become more positive, though is currently uncertain.

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777-300ER

OVERVIEW

The 777-300ER is an extended-range variant of the 777-300 aircraft, which itself is a stretched version of the 777-200 and 777-200ER. With a stretched fuselage increasing passenger capacity, the 777-300 and 777-300ER are capable of transporting 63 additional passengers in a typical three (3)-class configuration, or 110 additional passengers in a single-class configuration, than its shorter siblings. Though the same size as the 777-300, the 777-300ER offers 2,000 nm further range allowing the aircraft to compete on routes previously dominated by four (4)-engine widebody aircraft. The newer technology and operating economics of the twin-engine 777 family have made it one of the most popular widebody aircraft families of all time. In some cases, operators of four (4)-engine aircraft have opted to replace aircraft like the 747 with the 777-300ER, as the type offers similar capacity and range with the benefits of reduced operating costs.

Positives

+	Healthy geographic distribution, particularly popular in Asia and the Middle East.
+	GE90-115B is the sole-source engine, which aids in remarketing.
+	Most popular widebody aircraft in terms of total orders.

Neutral

o	Boeing cut production of the aircraft from eight and three tenths (8.3) per month to five (5) per month from August 2017, as orders fell short of the company’s expectations.
o	One (1) operator flies a significant portion of the fleet, which somewhat ties the residual value to that airline’s fleet plans.

Negatives

–	A large number of aircraft are forecast to come off their first leases in the early 2020s, which may negatively affect values if the market is unable to absorb them.
–	New technology aircraft like the 777X and the A350-1000 have the potential to negatively impact residual values of the 777-300ER.

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FLEET STATUS

As of July 2019, there were 797 active 777-300ER passenger-configured aircraft with 45 operators. There are currently three (3) Jet Airways 777-300ERs stored, and none have been retired. Since July, more Jet Airways 777-300ERs have been withdrawn from service and placed into different levels of storage as the Airline continues negotiations for a buyout. The 777-300ER has been able to command a strong order book due to a lack of competing aircraft from Airbus over the last 15 years. While Airbus has since introduced the A350-1000, which entered service in early 2018, the aircraft has met lukewarm demand, gaining only 180 orders since its introduction. Boeing’s replacement for the 777-300ER, the 777X, faced slightly stronger demand with 344 orders for the type, which is expected to enter service in 2020. The future of the 777-300ER is uncertain as some of the largest operators of the 777-300ER have already committed to the 777X. Once these operators start taking delivery of the new aircraft, there may be a spike in 777-300ERs entering the secondary market. However, due to the young age of the active fleet, many existing 777-300ER operators have not placed an order for a replacement aircraft, giving hope that the aircraft may retain demand from first tier carriers.

Net Orders	840
Backlog	40
Delivered	800
Destroyed/Retired	0
Not in Service/Parked	3
Active Aircraft	797
Number of Operators	45
Average Fleet Age (Yrs)	6.8

Source: mba STAR Fleet, July 2019

NOTABLE DEVELOPMENTS

Q	In January 2019, United placed an order for four (4) additional 777-300ERs. (Boeing)

Q	In December 2018, Emirates took delivery of its final 777-300ER. The aircraft was the 146th 777-300ER aircraft to be delivered to the airline. (Gulfnews)

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FLEET DEMOGRAPHICS

Emirates operates the largest number of 777-300ERs with 135 aircraft, or 16.9 % of the total active fleet. Cathay Pacific comes in a distant second with 51 aircraft, or 6.4% of the fleet. The 777-300ER is almost exclusively operated by network carriers, as they have the infrastructure and demand for the routes that can support a large widebody aircraft. A concern for the 777-300ER is that the majority of aircraft are concentrated with a select few carriers. Once these carriers decide to retire their 777-300ER fleets, owners may have difficulty finding secondary market opportunities if large numbers of aircraft are placed on the market. However, every 777-300ER that has entered the secondary market has found a new operator, with most going to Russia and the CIS region, one (1) going to New Zealand and one (1) to Turkey. Considering the carriers in the CIS region have also taken a fair amount of 777-200ERs and 777-300s from the secondary market, the market will soon be saturated as there is limited demand for an aircraft the size of the 777-300ER.

Five (5) Largest 777-300ER Operators

Source: mba STAR FLEET, July 2019

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Current Fleet by Region

The vast majority of 777-300ERs are located in Asia and the Middle East. The 777-300ER has both the capacity and the range to meet the somewhat unique needs of carriers from both these regions. The 777-300ER has allowed Hong Kong, Dubai, and Doha to become major airport hubs as operators use layovers to connect Asia and the Middle East to the rest of the world. While Asia only holds the slightly larger majority of active aircraft compared to the Middle East, the region has a wider distribution between carriers compared to the Middle East, where 36.0% of the total worldwide fleet is controlled by a small number of operators. Adding to that concern, operators in the Middle East account for 68.0% of the 777X order books and 34.0% of the A350-1000X order books. With such large orders in place, we can expect the regional fleet distribution to change significantly once these aircraft enter service in large numbers.

Source: mba STAR FLEET, July 2019

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AIRCRAFT AVAILABILITY

According to Airfax, as of August 2019, there are two (2) 777-300ERs available on the market. One (1) aircraft is available for sale or lease while another one (1) is only available for sale. The 777-300ER fleet is young, with an average age of six and eight tenths (6.8) years old; therefore, the majority of aircraft have not come off their initial ten (10) to 12-year lease. With the future of Jet Airways still uncertain, the remaining eight (8) aircraft from the airline may enter the secondary market in the coming months or may stay with the fleet should the talks of selling the airline go through.

DELIVERIES BY YEAR

Demand for the 777-300ER began to increase at the same time the cost of jet fuel began to rise. Operators started to look for an alternative to inefficient four (4)-engined aircraft, such as the 747-400 and the A340 family of aircraft. The twin-engine 777-300ER offered operators with an aircraft of similar capacity to the 747-400 and A340, but at reduced operating costs. The graph below demonstrates operators demand for the aircraft as fuel prices increased.

Source: mba STAR FLEET July 2019, 2018 Oil Price as of December 31, 2018

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 777-300ER benefits from its large order book, scoring high marks for net orders, deliveries, and total active aircraft. There are some concerns about the shrinking backlog of the aircraft and future value volatility, which bring down the aircraft’s score. However, the aircraft scores highly for a large wide body aircraft. The A350-900 scores slightly higher but is a slightly different aircraft competing more closely with the 777-200LR and 777-200ER. Compared to the A350-1000 that was meant to replace the 777-300ER, the aircraft scores well due to tepid acceptance of the A350-1000. The score for the aircraft is expected to remain stable in the near term, though it could be impacted by availability and active to parked ratio if aircraft begin entering the secondary market faster than the market can absorb them.

OUTLOOK

mba expects the market for the 777-300ER to remain stable in the short term; however, going forward, values are anticipated to soften as the backlog diminishes and the secondary market placement becomes uncertain. Due to the previous order success of the current program, Boeing officially launched the 777X in November 2013. With the 777X not anticipated to enter service until 2020, Boeing must fill a gap between the last-off-the-line 777-300ERs and the 777X. In order to meet the shrinking backlog, Boeing has cut production rates to five (5) aircraft per month. While discounts have been given, the slowed production rate and recent orders have placated earlier concerns that Boeing may significantly discount the aircraft to fill the line until the introduction of the 777X. mba has seen an approximate 5.0% drop in new aircraft values compared to the 777-300ERs height earlier in the decade, which is not as significant as was previously expected.

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Despite the shrinking backlog and large number of aircraft expected to come off lease in the next few years, the 777-300ER has become a staple in many legacy carriers’ fleets. The aircraft boasts significant fuel-burn advantages over the 747-400 and A340s and is easier to fill than the Airbus A380-800, without the same airport restrictions as the four (4)-engine widebody aircraft. After the smaller 777-200ER market values tumbled in 2015 with little chance of recovery, concerns for the secondary placements of large widebodies began to arise. mba believes the 777-300ER has a place in legacy fleets and expects some operators to extend leases or tap into the secondary market, as North American and European carriers have indicated. As the replacement aircraft is due to enter service in the coming years, a shortening of the economic life for later vintage aircraft can be expected, as seen with previous technological replacements. This might prove to be true sooner than expected for the 777-300ER if the A350-1000 is able to gain more orders. However, with interest gaining for the 777-300ER converted freighters, values for the type may be stabilized by demand for conversion candidates in the early to mid-2020s. The long-term outlook for the 777-300ER highly depends on its largest operator, Emirates. With a sizeable order for the replacement 777X, the largest operator of the type may release a large number of aircraft into the market that cannot be easily absorbed due to the high operating and ownership cost. This might tip the balance of supply and demand leading to a soft market for the 777-300ER in the mid to long term.

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E175

OVERVIEW

The Embraer E175 is a stretched version of the earlier E170 model. With the addition of two (2) fuselage panels, Embraer brought the maximum seating of the aircraft to 80 passengers. The aircraft was intended to compete against the older Bae 146, Fokker 70, and the CRJ-700 and CRJ-900. The E175 first flew in June 2003 and received FAA certification in August 2006.

Since its launch, Embraer has continually improved upon the E175 in order to remain competitive against Bombardier’s CRJ family and has developed variants of the initial model, including the higher MTOW E175LR and E175AR. The E175LL is essentially the same as the E175LR, but with 70 seats rather than 76 seats and requires a service bulletin purchased from Embraer in order to bring the aircraft back to a 76-seat LR. Aerodynamic improvements made in 2013 resulted in a 5.5% fuel burn decrease compared to earlier models and included the installation of winglets and redesign of parts of the exterior airframe. These upgrades allowed the E175 to book a large number of orders in 2014, pushing past the CRJ-900 in terms of orders. In late 2017, Embraer launched the E175SC, which was an E175 limited to 70 seats, allowing operators to take advantage of the improvements made to the aircraft while fitting within the 70-seat scope clause contracts.

Positives

+	Sole-source engines should help ease remarketing to secondary operators.

+	The aircraft’s popularity is displayed by the lack of availability on the secondary market.

+	Currently protected by scope clause agreements in the U.S. market.

+	Addition of winglets and aerodynamic improvements resulted in improved fuel-burn efficiency of over 5.5%.

+	The E175-E2’s higher MTOW has pushed the aircraft outside the scope clause bounds and sparked an increase of orders and stabilized short-term value expectations for the current E175.

Negatives

–	With U.S. scope clauses as the main driver of demand, any changes to the agreements that allow for larger aircraft to operate similar routes could have highly negative impacts on values.

–	The re-engined E175-E2, which offers a 16.0% per seat fuel-burn advantage over the non- modified E175, is slated to replace the current generation in 2021.

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FLEET STATUS

As of July 2019, there were 596 active E175 aircraft in service with 20 operators. Since the start of the E175’s production run, Embraer has received 793 total orders for the aircraft. The E175’s main competitors, the CRJ-900 and CRJ-700, also have strong order books, with 498 and 333 orders, respectively, but the majority of orders in the past few years have fallen in favor the E175. This can be attributed to modification of the aircraft’s winglets, modified airframe aerodynamics, and engine upgrades giving the aircraft a fuel-burn advantage over the CRJ-900 and CRJ-700. Even in a low fuel price environment, favor has continued to fall towards the E175.

Net Orders	793

Backlog	194

Delivered	599

Destroyed/Retired	1

Not in Service/Parked	2

Active Aircraft	596

Number of Operators	20

Average Fleet Age (Yrs)	5.15

Source: mba STAR FLEET July 2019, Embraer

NOTABLE DEVELOPMENTS

Q

In August 2019, SkyWest placed an order for an additional seven (7) E175s, which were included in Embraer’s 2Q19 backlog as “undisclosed”, and will be delivered as SC (Special Configuration) with 70 seats. (Embraer Commercial Aviation)

Q

In June 2019, United Airlines placed a firm order for 20 E175s with an option for 19 more. The aircraft will be operated by United Express and are configured with 76 seats in a dual-class configuration. (reuters.com)

Q

In December 2018, Republic Airways placed a firm order for 100 E175s with an option to convert these orders to E175-E2s. The E175 should continue to win orders in the short term as long as current scope clauses in the U.S. remain unchanged. (aviator.aero)

Q

In December 2018, Boeing announced that it agreed to terms with Embraer to purchase its commercial aircraft business for US $4.2 billion. The move will create a joint venture that will begin business in 2020. The day-to-day operations of the new company will be overseen by a Brazilian management team, but ultimate control of the company will lie with Boeing. (Seattle Times)

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FLEET DEMOGRAPHICS

SkyWest is the largest operator of the E175 with 151 active aircraft operating for the airline, or 25.3% of the active fleet. The aircraft typically seats 78 passengers, but can seat up to 88 in a high-capacity configuration. However, due to the scope clause limit in the U.S., the majority of operators fly the aircraft as a 76-seat E175LR, operating with an MTOW of 85,517 lbs. Demand for the E175 has been largely driven by the scope clause as we can see the top five (5) operators are all regional carriers operating in North America.

Five (5) Largest E175 Operators

Source: mba STAR FLEET July 2019

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Current Fleet by Region

Due to the presence of Scope Clause in the region, 86.7% of the E175 fleet operates in North America. While demand for the CRJ-900 is also largely driven by the Scope Clause, North America only accounts for 67.1% of the fleet with Europe accounting for 19.3%, proving more geographically diverse. The lack of ubiquity places the E175 residual values at risk if the aircraft falls out of favor in the North American market. However, as the smaller ERJ-135 and ERJ-145 have successfully been redelivered to operators in South America and Africa, a secondary market for the E175 outside of North America seems likely in the future.

Source: mba STAR Fleet, July 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of August 2019, there are no E-175 aircraft available for sale or lease, nor have there been for the last 12 months. The competitor aircraft to the E175, the CRJ-900, has six (6) aircraft for sale or lease, which is approximately 1.4% of the total fleet.

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DELIVERIES BY YEAR

With a large percentage in the fleet based in the U.S., deliveries are tied to the needs of the airlines based in North America. In 2011, Embraer reached a three (3) year low, likely caused by cancelled orders, which Embraer had warned would hit total deliveries. However, after modifying the aircraft and boosting its competitiveness over the CRJ-700, Embraer was able to regain market share beginning in 2014.

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The E175 is among the highest scoring regional jet aircraft. The high rating can be attributed to its sizeable order book, limited availability, and young fleet age. However, the small operator base and limited seating capacity are two (2) main factors negatively impacting the score. mba expects the ranking to hold steady in the short to medium term, but will likely see some decline with the entry into service of the E2 version.

United Airlines, Inc. Job File #19135 Page 34 of 39

OUTLOOK

The short-term outlook for the Embraer 175 indicates that values should remain stable even with many carriers’ preference to upsize. The E175 will eventually be replaced with the re-engined E175-E2. However, after concerns over the increased weight of the E175-E2 not conforming to the U.S. scope clause agreements, Embraer delayed the entry into service to 2021. With the E175 fleet primarily located in North America, the future values of the aircraft will be tied to the outcome of scope clause negotiations. U.S. based airlines are continuing to negotiate new scope clause agreements, but due to a combination of the U.S. being at full-employment and the current pilot shortage, the scope clauses are not likely to change in the near future. Should scope clause agreements not be amended to allow for heavier aircraft to compete in the space, the current generation E175 may experience value stability and a longer production life than originally anticipated. Even with the introduction of the E175-E2, the market for the aircraft is not expected to drop at the same speed as seen with the 50-seater market, but should gradually decline, resulting in steeper depreciation rates, as is typical for out-of-production aircraft.

United Airlines, Inc. Job File #19135 Page 35 of 39

IV.	Valuation

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

3.	The aircraft is in a standard airline configuration.

4.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

5.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

6.	Its utilization is comparable to industry averages.

7.	There is no history of accident or incident damage.

8.	No accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

9.	Aircraft that are new or have future delivery dates are valued at or near Full Life.

United Airlines, Inc. Job File #19135 Page 36 of 39

Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator
1	787-9	66134	N29975	Jan-20	560,000	GENX-1B76A	United Airlines
2	787-9	66135	N24976	Feb-20	560,000	GENX-1B76A	United Airlines
3	787-9	66136	N29977	Feb-20	560,000	GENX-1B76A	United Airlines
4	787-10	40938	N16009	Apr-19	560,000	GENX-1B76	United Airlines
5	787-10	40929	N91007	May-19	560,000	GENX-1B76	United Airlines
6	787-10	40926	N12010	Dec-19	560,000	GENX-1B76	United Airlines
7	787-10	40934	N14011	Dec-19	560,000	GENX-1B76	United Airlines
8	787-10	60145	N12012	Feb-20	560,000	GENX-1B76	United Airlines
9	777-300ER	66589	N2749U	Nov-19	775,000	GE90-115BL	United Airlines
10	777-300ER	66590	N2250U	Dec-19	775,000	GE90-115BL	United Airlines
11	ERJ-175LL	17000817	N616UX	Sep-19	85,098	CF34-8E5	United Airlines
12	ERJ-175LL	17000819	N617UX	Oct-19	85,098	CF34-8E5	United Airlines
13	ERJ-175LL	17000820	N618UX	Oct-19	85,098	CF34-8E5	United Airlines
14	ERJ-175LL	17000821	N619UX	Oct-19	85,098	CF34-8E5	United Airlines
15	ERJ-175LL	17000824	N620UX	Nov-19	85,098	CF34-8E5	United Airlines
16	ERJ-175LL	17000825	N621UX	Nov-19	85,098	CF34-8E5	United Airlines
17	ERJ-175LL	17000826	N622UX	Nov-19	85,098	CF34-8E5	United Airlines
18	ERJ-175LL	17000830	N623UX	Dec-19	85,098	CF34-8E5	United Airlines
19	ERJ-175LL	TBD	N624UX	Dec-19	85,098	CF34-8E5	United Airlines
20	ERJ-175LL	TBD	N625UX	Dec-19	85,098	CF34-8E5	United Airlines

United Airlines, Inc. Job File #19135 Page 37 of 39

Portfolio Valuations [1] (US$ Million)

No.	Aircraft Type	Serial Number	BV w/ Newness	MTOW Adj.	Engine Adj.	Winglet Adj.	OFCR Adj.	BV at Delivery
1	787-9	66134	$146.23	$0.00	$0.00	$0.00	$0.00	$146.23

2	787-9	66135	$146.35	$0.00	$0.00	$0.00	$0.00	$146.35
3	787-9	66136	$146.35	$0.00	$0.00	$0.00	$0.00	$146.35
4	787-10	40938	$145.09	$0.00	$0.00	$0.00	$0.00	$145.09
5	787-10	40929	$145.81	$0.00	$0.00	$0.00	$0.00	$145.81
6	787-10	40926	$151.48	$0.00	$0.00	$0.00	$0.00	$151.48
7	787-10	40934	$151.48	$0.00	$0.00	$0.00	$0.00	$151.48
8	787-10	60145	$151.73	$0.00	$0.00	$0.00	$0.00	$151.73
9	777-300ER	66589	$155.86	$0.00	$0.00	$0.00	$0.00	$155.86
10	777-300ER	66590	$155.80	$0.00	$0.00	$0.00	$0.00	$155.80
11	ERJ-175LL	17000817	$30.76	$0.12	$0.00	$0.00	$0.00	$30.88
12	ERJ-175LL	17000819	$30.78	$0.12	$0.00	$0.00	$0.00	$30.90
13	ERJ-175LL	17000820	$30.78	$0.12	$0.00	$0.00	$0.00	$30.90
14	ERJ-175LL	17000821	$30.78	$0.12	$0.00	$0.00	$0.00	$30.90
15	ERJ-175LL	17000824	$30.81	$0.12	$0.00	$0.00	$0.00	$30.93
16	ERJ-175LL	17000825	$30.81	$0.12	$0.00	$0.00	$0.00	$30.93
17	ERJ-175LL	17000826	$30.81	$0.12	$0.00	$0.00	$0.00	$30.93
18	ERJ-175LL	17000830	$30.83	$0.12	$0.00	$0.00	$0.00	$30.95
19	ERJ-175LL	TBD	$30.83	$0.12	$0.00	$0.00	$0.00	$30.95
20	ERJ-175LL	TBD	$30.83	$0.12	$0.00	$0.00	$0.00	$30.95
Total			$1,804.20	$1.20	$0.00	$0.00	$0.00	$1,805.40

        Legend for Portfolio Valuation –

BV w/ Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Engine Adj. -	Engine Type Adjustment
Winglet Adj. -	Adjustment for the Presence of Scimitar Winglets
OFCR Adj. -	Adjustment for lack of flight crew/cabin crew rests
BV at Delivery	Base Value at Delivery

1 Subject ERJ-175LL aircraft are “SC” or Scope Clause variants with six (6) fewer seats than a typical dual class E175 aircraft.

United Airlines, Inc. Job File #19135 Page 38 of 39

V.	Covenants

This Report has been prepared for the exclusive use of United Airlines Inc. and shall not be provided to other parties by mba without the express consent of United Airlines, Inc. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by United Airlines, Inc. or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Anna Kopinski

Senior Associate – Asset Valuations

Morten Beyer & Agnew

August 28, 2019

REVIEWED BY:

Lindsey Webster

Vice President – Asset Valuations

Morten Beyer & Agnew

ISTAT Certified Appraiser

United Airlines, Inc. Job File #19135 Page 39 of 39

APPENDIX III—LOAN TO VALUE RATIO TABLES

The following tables set forth loan to Aircraft value ratios for the Equipment Notes that may be issued in respect of each of the 19 aircraft that may be financed pursuant to this Offering (assuming that United elects to finance the four Boeing 787-10 aircraft with the earliest scheduled delivery months from Boeing from among the five aircraft of such model eligible to be financed in this Offering), as of initial issuance (assuming all Equipment Notes were issued as of the Issuance Date of the Certificates) and the Regular Distribution Dates thereafter. Except for the two Aircraft that have been delivered prior to the date hereof, the Equipment Notes are expected to be issued at or around the time of delivery of the related Aircraft, and such remaining deliveries are currently scheduled for September 2019 to February 2020. The loan to value ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes plus, in the case of the Series A Equipment Notes, the outstanding balance (assuming no payment default) of the Series AA Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised value of the Aircraft securing such Equipment Notes (see “Description of the Aircraft and the Appraisals—The Appraisals”), subject to the “Depreciation Assumption”. The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately 3% of the initial appraised value per year after the year of delivery of such Aircraft, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions. In addition, if United elects to finance under this Offering the last scheduled delivery of the five Boeing 787-10 aircraft eligible for such financing, the amortization schedule of the Equipment Notes for such aircraft will be the same as the one for the aircraft of the same model listed below that has not been and will not be financed under this Offering. The appraised value of the Boeing 787-10 aircraft with the later scheduled delivery is not less than the earlier scheduled deliveries of the same model, and therefore the loan to value ratios for the aircraft with the later scheduled delivery will not be higher than the earlier scheduled deliveries of the same model set forth below.

A.            Boeing 787-9

		N29975
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$149,670,000.00	$62,861,000.00	$25,669,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	147,424,950.00	62,861,000.00	25,669,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	145,179,900.00	62,861,000.00	25,669,000.00	0.00	0.00	43.3%	61.0%
May 1, 2021	142,934,850.00	61,591,207.80	25,011,873.60	1,269,792.20	657,126.40	43.1%	60.6%
November 1, 2021	140,689,800.00	59,983,852.03	24,354,747.20	1,607,355.77	657,126.40	42.6%	59.9%
May 1, 2022	138,444,750.00	58,376,496.26	23,697,620.80	1,607,355.77	657,126.40	42.2%	59.3%
November 1, 2022	136,199,700.00	56,769,140.49	23,040,494.40	1,607,355.77	657,126.40	41.7%	58.6%
May 1, 2023	133,954,650.00	55,161,784.72	22,383,368.00	1,607,355.77	657,126.40	41.2%	57.9%
November 1, 2023	131,709,600.00	53,554,428.95	21,726,241.60	1,607,355.77	657,126.40	40.7%	57.2%
May 1, 2024	129,464,550.00	51,947,073.18	21,069,115.20	1,607,355.77	657,126.40	40.1%	56.4%
November 1, 2024	127,219,500.00	50,339,717.41	20,411,988.80	1,607,355.77	657,126.40	39.6%	55.6%
May 1, 2025	124,974,450.00	48,732,361.64	19,754,862.40	1,607,355.77	657,126.40	39.0%	54.8%
November 1, 2025	122,729,400.00	47,125,005.87	19,097,736.00	1,607,355.77	657,126.40	38.4%	54.0%
May 1, 2026	120,484,350.00	45,517,650.10	18,440,609.60	1,607,355.77	657,126.40	37.8%	53.1%
November 1, 2026	118,239,300.00	43,910,294.33	17,783,483.20	1,607,355.77	657,126.40	37.1%	52.2%
May 1, 2027	115,994,250.00	42,302,938.56	17,126,356.80	1,607,355.77	657,126.40	36.5%	51.2%
November 1, 2027	113,749,200.00	40,695,582.79	16,469,230.40	1,607,355.77	657,126.40	35.8%	50.3%
May 1, 2028	111,504,150.00	39,088,227.02	0.00	1,607,355.77	16,469,230.40	35.1%	0.0%
November 1, 2028	109,259,100.00	37,480,871.25	0.00	1,607,355.77	0.00	34.3%	0.0%
May 1, 2029	107,014,050.00	35,873,515.48	0.00	1,607,355.77	0.00	33.5%	0.0%
November 1, 2029	104,769,000.00	34,266,159.71	0.00	1,607,355.77	0.00	32.7%	0.0%
May 1, 2030	102,523,950.00	32,658,803.94	0.00	1,607,355.77	0.00	31.9%	0.0%
November 1, 2030	100,278,900.00	31,051,448.17	0.00	1,607,355.77	0.00	31.0%	0.0%
May 1, 2031	98,033,850.00	29,444,092.40	0.00	1,607,355.77	0.00	30.0%	0.0%
November 1, 2031	95,788,800.00	27,836,736.63	0.00	1,607,355.77	0.00	29.1%	0.0%
May 1, 2032	93,543,750.00	0.00	0.00	27,836,736.63	0.00	0.0%	0.0%

III-1

		N24976
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$149,920,000.00	$62,966,000.00	$25,712,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	149,920,000.00	62,966,000.00	25,712,000.00	0.00	0.00	42.0%	59.2%
November 1, 2020	147,671,200.00	62,966,000.00	25,712,000.00	0.00	0.00	42.6%	60.1%
May 1, 2021	145,422,400.00	61,694,086.80	25,053,772.80	1,271,913.20	658,227.20	42.4%	59.7%
November 1, 2021	143,173,600.00	60,099,158.02	24,395,545.60	1,594,928.78	658,227.20	42.0%	59.0%
May 1, 2022	140,924,800.00	58,504,229.24	23,737,318.40	1,594,928.78	658,227.20	41.5%	58.4%
November 1, 2022	138,676,000.00	56,909,300.46	23,079,091.20	1,594,928.78	658,227.20	41.0%	57.7%
May 1, 2023	136,427,200.00	55,314,371.68	22,420,864.00	1,594,928.78	658,227.20	40.5%	57.0%
November 1, 2023	134,178,400.00	53,719,442.90	21,762,636.80	1,594,928.78	658,227.20	40.0%	56.3%
May 1, 2024	131,929,600.00	52,124,514.12	21,104,409.60	1,594,928.78	658,227.20	39.5%	55.5%
November 1, 2024	129,680,800.00	50,529,585.34	20,446,182.40	1,594,928.78	658,227.20	39.0%	54.7%
May 1, 2025	127,432,000.00	48,934,656.56	19,787,955.20	1,594,928.78	658,227.20	38.4%	53.9%
November 1, 2025	125,183,200.00	47,339,727.78	19,129,728.00	1,594,928.78	658,227.20	37.8%	53.1%
May 1, 2026	122,934,400.00	45,744,799.00	18,471,500.80	1,594,928.78	658,227.20	37.2%	52.2%
November 1, 2026	120,685,600.00	44,149,870.22	17,813,273.60	1,594,928.78	658,227.20	36.6%	51.3%
May 1, 2027	118,436,800.00	42,554,941.44	17,155,046.40	1,594,928.78	658,227.20	35.9%	50.4%
November 1, 2027	116,188,000.00	40,960,012.66	16,496,819.20	1,594,928.78	658,227.20	35.3%	49.5%
May 1, 2028	113,939,200.00	39,365,083.88	0.00	1,594,928.78	16,496,819.20	34.5%	0.0%
November 1, 2028	111,690,400.00	37,770,155.10	0.00	1,594,928.78	0.00	33.8%	0.0%
May 1, 2029	109,441,600.00	36,175,226.32	0.00	1,594,928.78	0.00	33.1%	0.0%
November 1, 2029	107,192,800.00	34,580,297.54	0.00	1,594,928.78	0.00	32.3%	0.0%
May 1, 2030	104,944,000.00	32,985,368.76	0.00	1,594,928.78	0.00	31.4%	0.0%
November 1, 2030	102,695,200.00	31,390,439.98	0.00	1,594,928.78	0.00	30.6%	0.0%
May 1, 2031	100,446,400.00	29,795,511.20	0.00	1,594,928.78	0.00	29.7%	0.0%
November 1, 2031	98,197,600.00	28,200,582.42	0.00	1,594,928.78	0.00	28.7%	0.0%
May 1, 2032	95,948,800.00	0.00	0.00	28,200,582.42	0.00	0.0%	0.0%

		N29977
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$149,920,000.00	$62,966,000.00	$25,712,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	149,920,000.00	62,966,000.00	25,712,000.00	0.00	0.00	42.0%	59.2%
November 1, 2020	147,671,200.00	62,966,000.00	25,712,000.00	0.00	0.00	42.6%	60.1%
May 1, 2021	145,422,400.00	61,694,086.80	25,053,772.80	1,271,913.20	658,227.20	42.4%	59.7%
November 1, 2021	143,173,600.00	60,099,158.02	24,395,545.60	1,594,928.78	658,227.20	42.0%	59.0%
May 1, 2022	140,924,800.00	58,504,229.24	23,737,318.40	1,594,928.78	658,227.20	41.5%	58.4%
November 1, 2022	138,676,000.00	56,909,300.46	23,079,091.20	1,594,928.78	658,227.20	41.0%	57.7%
May 1, 2023	136,427,200.00	55,314,371.68	22,420,864.00	1,594,928.78	658,227.20	40.5%	57.0%
November 1, 2023	134,178,400.00	53,719,442.90	21,762,636.80	1,594,928.78	658,227.20	40.0%	56.3%
May 1, 2024	131,929,600.00	52,124,514.12	21,104,409.60	1,594,928.78	658,227.20	39.5%	55.5%
November 1, 2024	129,680,800.00	50,529,585.34	20,446,182.40	1,594,928.78	658,227.20	39.0%	54.7%
May 1, 2025	127,432,000.00	48,934,656.56	19,787,955.20	1,594,928.78	658,227.20	38.4%	53.9%
November 1, 2025	125,183,200.00	47,339,727.78	19,129,728.00	1,594,928.78	658,227.20	37.8%	53.1%
May 1, 2026	122,934,400.00	45,744,799.00	18,471,500.80	1,594,928.78	658,227.20	37.2%	52.2%
November 1, 2026	120,685,600.00	44,149,870.22	17,813,273.60	1,594,928.78	658,227.20	36.6%	51.3%
May 1, 2027	118,436,800.00	42,554,941.44	17,155,046.40	1,594,928.78	658,227.20	35.9%	50.4%
November 1, 2027	116,188,000.00	40,960,012.66	16,496,819.20	1,594,928.78	658,227.20	35.3%	49.5%
May 1, 2028	113,939,200.00	39,365,083.88	0.00	1,594,928.78	16,496,819.20	34.5%	0.0%
November 1, 2028	111,690,400.00	37,770,155.10	0.00	1,594,928.78	0.00	33.8%	0.0%
May 1, 2029	109,441,600.00	36,175,226.32	0.00	1,594,928.78	0.00	33.1%	0.0%
November 1, 2029	107,192,800.00	34,580,297.54	0.00	1,594,928.78	0.00	32.3%	0.0%
May 1, 2030	104,944,000.00	32,985,368.76	0.00	1,594,928.78	0.00	31.4%	0.0%
November 1, 2030	102,695,200.00	31,390,439.98	0.00	1,594,928.78	0.00	30.6%	0.0%
May 1, 2031	100,446,400.00	29,795,511.20	0.00	1,594,928.78	0.00	29.7%	0.0%
November 1, 2031	98,197,600.00	28,200,582.42	0.00	1,594,928.78	0.00	28.7%	0.0%
May 1, 2032	95,948,800.00	0.00	0.00	28,200,582.42	0.00	0.0%	0.0%

III-2

B.            Boeing 787-10

		N16009
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$150,750,000.00	$63,315,000.00	$25,854,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	148,454,314.72	63,315,000.00	25,854,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	146,158,629.44	62,036,037.00	25,192,137.60	1,278,963.00	661,862.40	42.4%	59.7%
May 1, 2021	143,862,944.16	60,417,072.45	24,530,275.20	1,618,964.55	661,862.40	42.0%	59.0%
November 1, 2021	141,567,258.88	58,798,107.90	23,868,412.80	1,618,964.55	661,862.40	41.5%	58.4%
May 1, 2022	139,271,573.60	57,179,143.35	23,206,550.40	1,618,964.55	661,862.40	41.1%	57.7%
November 1, 2022	136,975,888.32	55,560,178.80	22,544,688.00	1,618,964.55	661,862.40	40.6%	57.0%
May 1, 2023	134,680,203.05	53,941,214.25	21,882,825.60	1,618,964.55	661,862.40	40.1%	56.3%
November 1, 2023	132,384,517.77	52,322,249.70	21,220,963.20	1,618,964.55	661,862.40	39.5%	55.6%
May 1, 2024	130,088,832.49	50,703,285.15	20,559,100.80	1,618,964.55	661,862.40	39.0%	54.8%
November 1, 2024	127,793,147.21	49,084,320.60	19,897,238.40	1,618,964.55	661,862.40	38.4%	54.0%
May 1, 2025	125,497,461.93	47,465,356.05	19,235,376.00	1,618,964.55	661,862.40	37.8%	53.1%
November 1, 2025	123,201,776.65	45,846,391.50	18,573,513.60	1,618,964.55	661,862.40	37.2%	52.3%
May 1, 2026	120,906,091.37	44,227,426.95	17,911,651.20	1,618,964.55	661,862.40	36.6%	51.4%
November 1, 2026	118,610,406.09	42,608,462.40	17,249,788.80	1,618,964.55	661,862.40	35.9%	50.5%
May 1, 2027	116,314,720.81	40,989,497.85	16,587,926.40	1,618,964.55	661,862.40	35.2%	49.5%
November 1, 2027	114,019,035.53	39,370,533.30	15,926,064.00	1,618,964.55	661,862.40	34.5%	48.5%
May 1, 2028	111,723,350.25	37,751,568.75	0.00	1,618,964.55	15,926,064.00	33.8%	0.0%
November 1, 2028	109,427,664.97	36,132,604.20	0.00	1,618,964.55	0.00	33.0%	0.0%
May 1, 2029	107,131,979.70	34,513,639.65	0.00	1,618,964.55	0.00	32.2%	0.0%
November 1, 2029	104,836,294.42	32,894,675.10	0.00	1,618,964.55	0.00	31.4%	0.0%
May 1, 2030	102,540,609.14	31,275,710.55	0.00	1,618,964.55	0.00	30.5%	0.0%
November 1, 2030	100,244,923.86	29,656,746.00	0.00	1,618,964.55	0.00	29.6%	0.0%
May 1, 2031	97,949,238.58	28,037,781.45	0.00	1,618,964.55	0.00	28.6%	0.0%
November 1, 2031	95,653,553.30	26,418,816.90	0.00	1,618,964.55	0.00	27.6%	0.0%
May 1, 2032	93,357,868.02	0.00	0.00	26,418,816.90	0.00	0.0%	0.0%

		N91007
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$151,250,000.00	$63,525,000.00	$25,939,000.00	$0.00	$0.00	42.0%	59.1%
May 1, 2020	148,946,700.51	63,525,000.00	25,939,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	146,643,401.02	62,241,795.00	25,274,961.60	1,283,205.00	664,038.40	42.4%	59.7%
May 1, 2021	144,340,101.52	60,617,460.75	24,610,923.20	1,624,334.25	664,038.40	42.0%	59.0%
November 1, 2021	142,036,802.03	58,993,126.50	23,946,884.80	1,624,334.25	664,038.40	41.5%	58.4%
May 1, 2022	139,733,502.54	57,368,792.25	23,282,846.40	1,624,334.25	664,038.40	41.1%	57.7%
November 1, 2022	137,430,203.05	55,744,458.00	22,618,808.00	1,624,334.25	664,038.40	40.6%	57.0%
May 1, 2023	135,126,903.55	54,120,123.75	21,954,769.60	1,624,334.25	664,038.40	40.1%	56.3%
November 1, 2023	132,823,604.06	52,495,789.50	21,290,731.20	1,624,334.25	664,038.40	39.5%	55.6%
May 1, 2024	130,520,304.57	50,871,455.25	20,626,692.80	1,624,334.25	664,038.40	39.0%	54.8%
November 1, 2024	128,217,005.08	49,247,121.00	19,962,654.40	1,624,334.25	664,038.40	38.4%	54.0%
May 1, 2025	125,913,705.58	47,622,786.75	19,298,616.00	1,624,334.25	664,038.40	37.8%	53.1%
November 1, 2025	123,610,406.09	45,998,452.50	18,634,577.60	1,624,334.25	664,038.40	37.2%	52.3%
May 1, 2026	121,307,106.60	44,374,118.25	17,970,539.20	1,624,334.25	664,038.40	36.6%	51.4%
November 1, 2026	119,003,807.11	42,749,784.00	17,306,500.80	1,624,334.25	664,038.40	35.9%	50.5%
May 1, 2027	116,700,507.61	41,125,449.75	16,642,462.40	1,624,334.25	664,038.40	35.2%	49.5%
November 1, 2027	114,397,208.12	39,501,115.50	15,978,424.00	1,624,334.25	664,038.40	34.5%	48.5%
May 1, 2028	112,093,908.63	37,876,781.25	0.00	1,624,334.25	15,978,424.00	33.8%	0.0%
November 1, 2028	109,790,609.14	36,252,447.00	0.00	1,624,334.25	0.00	33.0%	0.0%
May 1, 2029	107,487,309.64	34,628,112.75	0.00	1,624,334.25	0.00	32.2%	0.0%
November 1, 2029	105,184,010.15	33,003,778.50	0.00	1,624,334.25	0.00	31.4%	0.0%
May 1, 2030	102,880,710.66	31,379,444.25	0.00	1,624,334.25	0.00	30.5%	0.0%
November 1, 2030	100,577,411.17	29,755,110.00	0.00	1,624,334.25	0.00	29.6%	0.0%
May 1, 2031	98,274,111.68	28,130,775.75	0.00	1,624,334.25	0.00	28.6%	0.0%
November 1, 2031	95,970,812.18	26,506,441.50	0.00	1,624,334.25	0.00	27.6%	0.0%
May 1, 2032	93,667,512.69	0.00	0.00	26,506,441.50	0.00	0.0%	0.0%

III-3

		N12010
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$154,010,000.00	$64,684,000.00	$26,413,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	151,699,850.00	64,684,000.00	26,413,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	149,389,700.00	63,377,383.20	25,736,827.20	1,306,616.80	676,172.80	42.4%	59.7%
May 1, 2021	147,079,550.00	61,723,413.32	25,060,654.40	1,653,969.88	676,172.80	42.0%	59.0%
November 1, 2021	144,769,400.00	60,069,443.44	24,384,481.60	1,653,969.88	676,172.80	41.5%	58.3%
May 1, 2022	142,459,250.00	58,415,473.56	23,708,308.80	1,653,969.88	676,172.80	41.0%	57.6%
November 1, 2022	140,149,100.00	56,761,503.68	23,032,136.00	1,653,969.88	676,172.80	40.5%	56.9%
May 1, 2023	137,838,950.00	55,107,533.80	22,355,963.20	1,653,969.88	676,172.80	40.0%	56.2%
November 1, 2023	135,528,800.00	53,453,563.92	21,679,790.40	1,653,969.88	676,172.80	39.4%	55.4%
May 1, 2024	133,218,650.00	51,799,594.04	21,003,617.60	1,653,969.88	676,172.80	38.9%	54.6%
November 1, 2024	130,908,500.00	50,145,624.16	20,327,444.80	1,653,969.88	676,172.80	38.3%	53.8%
May 1, 2025	128,598,350.00	48,491,654.28	19,651,272.00	1,653,969.88	676,172.80	37.7%	53.0%
November 1, 2025	126,288,200.00	46,837,684.40	18,975,099.20	1,653,969.88	676,172.80	37.1%	52.1%
May 1, 2026	123,978,050.00	45,183,714.52	18,298,926.40	1,653,969.88	676,172.80	36.4%	51.2%
November 1, 2026	121,667,900.00	43,529,744.64	17,622,753.60	1,653,969.88	676,172.80	35.8%	50.3%
May 1, 2027	119,357,750.00	41,875,774.76	16,946,580.80	1,653,969.88	676,172.80	35.1%	49.3%
November 1, 2027	117,047,600.00	40,221,804.88	16,270,408.00	1,653,969.88	676,172.80	34.4%	48.3%
May 1, 2028	114,737,450.00	38,567,835.00	0.00	1,653,969.88	16,270,408.00	33.6%	0.0%
November 1, 2028	112,427,300.00	36,913,865.12	0.00	1,653,969.88	0.00	32.8%	0.0%
May 1, 2029	110,117,150.00	35,259,895.24	0.00	1,653,969.88	0.00	32.0%	0.0%
November 1, 2029	107,807,000.00	33,605,925.36	0.00	1,653,969.88	0.00	31.2%	0.0%
May 1, 2030	105,496,850.00	31,951,955.48	0.00	1,653,969.88	0.00	30.3%	0.0%
November 1, 2030	103,186,700.00	30,297,985.60	0.00	1,653,969.88	0.00	29.4%	0.0%
May 1, 2031	100,876,550.00	28,644,015.72	0.00	1,653,969.88	0.00	28.4%	0.0%
November 1, 2031	98,566,400.00	26,990,045.84	0.00	1,653,969.88	0.00	27.4%	0.0%
May 1, 2032	96,256,250.00	0.00	0.00	26,990,045.84	0.00	0.0%	0.0%

		N14011
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$154,010,000.00	$64,684,000.00	$26,413,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	151,699,850.00	64,684,000.00	26,413,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	149,389,700.00	63,377,383.20	25,736,827.20	1,306,616.80	676,172.80	42.4%	59.7%
May 1, 2021	147,079,550.00	61,723,413.32	25,060,654.40	1,653,969.88	676,172.80	42.0%	59.0%
November 1, 2021	144,769,400.00	60,069,443.44	24,384,481.60	1,653,969.88	676,172.80	41.5%	58.3%
May 1, 2022	142,459,250.00	58,415,473.56	23,708,308.80	1,653,969.88	676,172.80	41.0%	57.6%
November 1, 2022	140,149,100.00	56,761,503.68	23,032,136.00	1,653,969.88	676,172.80	40.5%	56.9%
May 1, 2023	137,838,950.00	55,107,533.80	22,355,963.20	1,653,969.88	676,172.80	40.0%	56.2%
November 1, 2023	135,528,800.00	53,453,563.92	21,679,790.40	1,653,969.88	676,172.80	39.4%	55.4%
May 1, 2024	133,218,650.00	51,799,594.04	21,003,617.60	1,653,969.88	676,172.80	38.9%	54.6%
November 1, 2024	130,908,500.00	50,145,624.16	20,327,444.80	1,653,969.88	676,172.80	38.3%	53.8%
May 1, 2025	128,598,350.00	48,491,654.28	19,651,272.00	1,653,969.88	676,172.80	37.7%	53.0%
November 1, 2025	126,288,200.00	46,837,684.40	18,975,099.20	1,653,969.88	676,172.80	37.1%	52.1%
May 1, 2026	123,978,050.00	45,183,714.52	18,298,926.40	1,653,969.88	676,172.80	36.4%	51.2%
November 1, 2026	121,667,900.00	43,529,744.64	17,622,753.60	1,653,969.88	676,172.80	35.8%	50.3%
May 1, 2027	119,357,750.00	41,875,774.76	16,946,580.80	1,653,969.88	676,172.80	35.1%	49.3%
November 1, 2027	117,047,600.00	40,221,804.88	16,270,408.00	1,653,969.88	676,172.80	34.4%	48.3%
May 1, 2028	114,737,450.00	38,567,835.00	0.00	1,653,969.88	16,270,408.00	33.6%	0.0%
November 1, 2028	112,427,300.00	36,913,865.12	0.00	1,653,969.88	0.00	32.8%	0.0%
May 1, 2029	110,117,150.00	35,259,895.24	0.00	1,653,969.88	0.00	32.0%	0.0%
November 1, 2029	107,807,000.00	33,605,925.36	0.00	1,653,969.88	0.00	31.2%	0.0%
May 1, 2030	105,496,850.00	31,951,955.48	0.00	1,653,969.88	0.00	30.3%	0.0%
November 1, 2030	103,186,700.00	30,297,985.60	0.00	1,653,969.88	0.00	29.4%	0.0%
May 1, 2031	100,876,550.00	28,644,015.72	0.00	1,653,969.88	0.00	28.4%	0.0%
November 1, 2031	98,566,400.00	26,990,045.84	0.00	1,653,969.88	0.00	27.4%	0.0%
May 1, 2032	96,256,250.00	0.00	0.00	26,990,045.84	0.00	0.0%	0.0%

III-4

C.            Boeing 777-300ER

		N2749U
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$155,860,000.00	$65,461,000.00	$26,730,000.00	$0.00	$0.00	42.0%	59.1%
May 1, 2020	153,522,100.00	65,461,000.00	26,730,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	151,184,200.00	64,138,687.80	26,045,712.00	1,322,312.20	684,288.00	42.4%	59.7%
May 1, 2021	148,846,300.00	62,464,850.03	25,361,424.00	1,673,837.77	684,288.00	42.0%	59.0%
November 1, 2021	146,508,400.00	60,791,012.26	24,677,136.00	1,673,837.77	684,288.00	41.5%	58.3%
May 1, 2022	144,170,500.00	59,117,174.49	23,992,848.00	1,673,837.77	684,288.00	41.0%	57.6%
November 1, 2022	141,832,600.00	57,443,336.72	23,308,560.00	1,673,837.77	684,288.00	40.5%	56.9%
May 1, 2023	139,494,700.00	55,769,498.95	22,624,272.00	1,673,837.77	684,288.00	40.0%	56.2%
November 1, 2023	137,156,800.00	54,095,661.18	21,939,984.00	1,673,837.77	684,288.00	39.4%	55.4%
May 1, 2024	134,818,900.00	52,421,823.41	21,255,696.00	1,673,837.77	684,288.00	38.9%	54.6%
November 1, 2024	132,481,000.00	50,747,985.64	20,571,408.00	1,673,837.77	684,288.00	38.3%	53.8%
May 1, 2025	130,143,100.00	49,074,147.87	19,887,120.00	1,673,837.77	684,288.00	37.7%	53.0%
November 1, 2025	127,805,200.00	47,400,310.10	19,202,832.00	1,673,837.77	684,288.00	37.1%	52.1%
May 1, 2026	125,467,300.00	45,726,472.33	18,518,544.00	1,673,837.77	684,288.00	36.4%	51.2%
November 1, 2026	123,129,400.00	44,052,634.56	17,834,256.00	1,673,837.77	684,288.00	35.8%	50.3%
May 1, 2027	120,791,500.00	42,378,796.79	17,149,968.00	1,673,837.77	684,288.00	35.1%	49.3%
November 1, 2027	118,453,600.00	40,704,959.02	16,465,680.00	1,673,837.77	684,288.00	34.4%	48.3%
May 1, 2028	116,115,700.00	39,031,121.25	0.00	1,673,837.77	16,465,680.00	33.6%	0.0%
November 1, 2028	113,777,800.00	37,357,283.48	0.00	1,673,837.77	0.00	32.8%	0.0%
May 1, 2029	111,439,900.00	35,683,445.71	0.00	1,673,837.77	0.00	32.0%	0.0%
November 1, 2029	109,102,000.00	34,009,607.94	0.00	1,673,837.77	0.00	31.2%	0.0%
May 1, 2030	106,764,100.00	32,335,770.17	0.00	1,673,837.77	0.00	30.3%	0.0%
November 1, 2030	104,426,200.00	30,661,932.40	0.00	1,673,837.77	0.00	29.4%	0.0%
May 1, 2031	102,088,300.00	28,988,094.63	0.00	1,673,837.77	0.00	28.4%	0.0%
November 1, 2031	99,750,400.00	27,314,256.86	0.00	1,673,837.77	0.00	27.4%	0.0%
May 1, 2032	97,412,500.00	0.00	0.00	27,314,256.86	0.00	0.0%	0.0%

		N2250U
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$155,800,000.00	$65,436,000.00	$26,720,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	153,463,000.00	65,436,000.00	26,720,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	151,126,000.00	64,114,192.80	26,035,968.00	1,321,807.20	684,032.00	42.4%	59.7%
May 1, 2021	148,789,000.00	62,440,994.28	25,351,936.00	1,673,198.52	684,032.00	42.0%	59.0%
November 1, 2021	146,452,000.00	60,767,795.76	24,667,904.00	1,673,198.52	684,032.00	41.5%	58.3%
May 1, 2022	144,115,000.00	59,094,597.24	23,983,872.00	1,673,198.52	684,032.00	41.0%	57.6%
November 1, 2022	141,778,000.00	57,421,398.72	23,299,840.00	1,673,198.52	684,032.00	40.5%	56.9%
May 1, 2023	139,441,000.00	55,748,200.20	22,615,808.00	1,673,198.52	684,032.00	40.0%	56.2%
November 1, 2023	137,104,000.00	54,075,001.68	21,931,776.00	1,673,198.52	684,032.00	39.4%	55.4%
May 1, 2024	134,767,000.00	52,401,803.16	21,247,744.00	1,673,198.52	684,032.00	38.9%	54.6%
November 1, 2024	132,430,000.00	50,728,604.64	20,563,712.00	1,673,198.52	684,032.00	38.3%	53.8%
May 1, 2025	130,093,000.00	49,055,406.12	19,879,680.00	1,673,198.52	684,032.00	37.7%	53.0%
November 1, 2025	127,756,000.00	47,382,207.60	19,195,648.00	1,673,198.52	684,032.00	37.1%	52.1%
May 1, 2026	125,419,000.00	45,709,009.08	18,511,616.00	1,673,198.52	684,032.00	36.4%	51.2%
November 1, 2026	123,082,000.00	44,035,810.56	17,827,584.00	1,673,198.52	684,032.00	35.8%	50.3%
May 1, 2027	120,745,000.00	42,362,612.04	17,143,552.00	1,673,198.52	684,032.00	35.1%	49.3%
November 1, 2027	118,408,000.00	40,689,413.52	16,459,520.00	1,673,198.52	684,032.00	34.4%	48.3%
May 1, 2028	116,071,000.00	39,016,215.00	0.00	1,673,198.52	16,459,520.00	33.6%	0.0%
November 1, 2028	113,734,000.00	37,343,016.48	0.00	1,673,198.52	0.00	32.8%	0.0%
May 1, 2029	111,397,000.00	35,669,817.96	0.00	1,673,198.52	0.00	32.0%	0.0%
November 1, 2029	109,060,000.00	33,996,619.44	0.00	1,673,198.52	0.00	31.2%	0.0%
May 1, 2030	106,723,000.00	32,323,420.92	0.00	1,673,198.52	0.00	30.3%	0.0%
November 1, 2030	104,386,000.00	30,650,222.40	0.00	1,673,198.52	0.00	29.4%	0.0%
May 1, 2031	102,049,000.00	28,977,023.88	0.00	1,673,198.52	0.00	28.4%	0.0%
November 1, 2031	99,712,000.00	27,303,825.36	0.00	1,673,198.52	0.00	27.4%	0.0%
May 1, 2032	97,375,000.00	0.00	0.00	27,303,825.36	0.00	0.0%	0.0%

III-5

D.            Embraer ERJ 175 LL

		N616UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$29,970,000.00	$12,587,000.00	$5,140,000.00	$0.00	$0.00	42.0%	59.1%
May 1, 2020	29,520,450.00	12,587,000.00	5,140,000.00	0.00	0.00	42.6%	60.0%
November 1, 2020	29,070,900.00	12,332,742.60	5,008,416.00	254,257.40	131,584.00	42.4%	59.7%
May 1, 2021	28,621,350.00	12,010,893.01	4,876,832.00	321,849.59	131,584.00	42.0%	59.0%
November 1, 2021	28,171,800.00	11,689,043.42	4,745,248.00	321,849.59	131,584.00	41.5%	58.3%
May 1, 2022	27,722,250.00	11,367,193.83	4,613,664.00	321,849.59	131,584.00	41.0%	57.6%
November 1, 2022	27,272,700.00	11,045,344.24	4,482,080.00	321,849.59	131,584.00	40.5%	56.9%
May 1, 2023	26,823,150.00	10,723,494.65	4,350,496.00	321,849.59	131,584.00	40.0%	56.2%
November 1, 2023	26,373,600.00	10,401,645.06	4,218,912.00	321,849.59	131,584.00	39.4%	55.4%
May 1, 2024	25,924,050.00	10,079,795.47	4,087,328.00	321,849.59	131,584.00	38.9%	54.6%
November 1, 2024	25,474,500.00	9,757,945.88	3,955,744.00	321,849.59	131,584.00	38.3%	53.8%
May 1, 2025	25,024,950.00	9,436,096.29	3,824,160.00	321,849.59	131,584.00	37.7%	53.0%
November 1, 2025	24,575,400.00	9,114,246.70	3,692,576.00	321,849.59	131,584.00	37.1%	52.1%
May 1, 2026	24,125,850.00	8,792,397.11	3,560,992.00	321,849.59	131,584.00	36.4%	51.2%
November 1, 2026	23,676,300.00	8,470,547.52	3,429,408.00	321,849.59	131,584.00	35.8%	50.3%
May 1, 2027	23,226,750.00	8,148,697.93	3,297,824.00	321,849.59	131,584.00	35.1%	49.3%
November 1, 2027	22,777,200.00	7,826,848.34	3,166,240.00	321,849.59	131,584.00	34.4%	48.3%
May 1, 2028	22,327,650.00	7,504,998.75	0.00	321,849.59	3,166,240.00	33.6%	0.0%
November 1, 2028	21,878,100.00	7,183,149.16	0.00	321,849.59	0.00	32.8%	0.0%
May 1, 2029	21,428,550.00	6,861,299.57	0.00	321,849.59	0.00	32.0%	0.0%
November 1, 2029	20,979,000.00	6,539,449.98	0.00	321,849.59	0.00	31.2%	0.0%
May 1, 2030	20,529,450.00	6,217,600.39	0.00	321,849.59	0.00	30.3%	0.0%
November 1, 2030	20,079,900.00	5,895,750.80	0.00	321,849.59	0.00	29.4%	0.0%
May 1, 2031	19,630,350.00	5,573,901.21	0.00	321,849.59	0.00	28.4%	0.0%
November 1, 2031	19,180,800.00	5,252,051.62	0.00	321,849.59	0.00	27.4%	0.0%
May 1, 2032	18,731,250.00	0.00	0.00	5,252,051.62	0.00	0.0%	0.0%

		N617UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,020,000.00	$12,608,000.00	$5,149,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	29,569,700.00	12,608,000.00	5,149,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	29,119,400.00	12,353,318.40	5,017,185.60	254,681.60	131,814.40	42.4%	59.7%
May 1, 2021	28,669,100.00	12,030,931.84	4,885,371.20	322,386.56	131,814.40	42.0%	59.0%
November 1, 2021	28,218,800.00	11,708,545.28	4,753,556.80	322,386.56	131,814.40	41.5%	58.3%
May 1, 2022	27,768,500.00	11,386,158.72	4,621,742.40	322,386.56	131,814.40	41.0%	57.6%
November 1, 2022	27,318,200.00	11,063,772.16	4,489,928.00	322,386.56	131,814.40	40.5%	56.9%
May 1, 2023	26,867,900.00	10,741,385.60	4,358,113.60	322,386.56	131,814.40	40.0%	56.2%
November 1, 2023	26,417,600.00	10,418,999.04	4,226,299.20	322,386.56	131,814.40	39.4%	55.4%
May 1, 2024	25,967,300.00	10,096,612.48	4,094,484.80	322,386.56	131,814.40	38.9%	54.6%
November 1, 2024	25,517,000.00	9,774,225.92	3,962,670.40	322,386.56	131,814.40	38.3%	53.8%
May 1, 2025	25,066,700.00	9,451,839.36	3,830,856.00	322,386.56	131,814.40	37.7%	53.0%
November 1, 2025	24,616,400.00	9,129,452.80	3,699,041.60	322,386.56	131,814.40	37.1%	52.1%
May 1, 2026	24,166,100.00	8,807,066.24	3,567,227.20	322,386.56	131,814.40	36.4%	51.2%
November 1, 2026	23,715,800.00	8,484,679.68	3,435,412.80	322,386.56	131,814.40	35.8%	50.3%
May 1, 2027	23,265,500.00	8,162,293.12	3,303,598.40	322,386.56	131,814.40	35.1%	49.3%
November 1, 2027	22,815,200.00	7,839,906.56	3,171,784.00	322,386.56	131,814.40	34.4%	48.3%
May 1, 2028	22,364,900.00	7,517,520.00	0.00	322,386.56	3,171,784.00	33.6%	0.0%
November 1, 2028	21,914,600.00	7,195,133.44	0.00	322,386.56	0.00	32.8%	0.0%
May 1, 2029	21,464,300.00	6,872,746.88	0.00	322,386.56	0.00	32.0%	0.0%
November 1, 2029	21,014,000.00	6,550,360.32	0.00	322,386.56	0.00	31.2%	0.0%
May 1, 2030	20,563,700.00	6,227,973.76	0.00	322,386.56	0.00	30.3%	0.0%
November 1, 2030	20,113,400.00	5,905,587.20	0.00	322,386.56	0.00	29.4%	0.0%
May 1, 2031	19,663,100.00	5,583,200.64	0.00	322,386.56	0.00	28.4%	0.0%
November 1, 2031	19,212,800.00	5,260,814.08	0.00	322,386.56	0.00	27.4%	0.0%
May 1, 2032	18,762,500.00	0.00	0.00	5,260,814.08	0.00	0.0%	0.0%

III-6

		N618UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,020,000.00	$12,608,000.00	$5,149,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	29,569,700.00	12,608,000.00	5,149,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	29,119,400.00	12,353,318.40	5,017,185.60	254,681.60	131,814.40	42.4%	59.7%
May 1, 2021	28,669,100.00	12,030,931.84	4,885,371.20	322,386.56	131,814.40	42.0%	59.0%
November 1, 2021	28,218,800.00	11,708,545.28	4,753,556.80	322,386.56	131,814.40	41.5%	58.3%
May 1, 2022	27,768,500.00	11,386,158.72	4,621,742.40	322,386.56	131,814.40	41.0%	57.6%
November 1, 2022	27,318,200.00	11,063,772.16	4,489,928.00	322,386.56	131,814.40	40.5%	56.9%
May 1, 2023	26,867,900.00	10,741,385.60	4,358,113.60	322,386.56	131,814.40	40.0%	56.2%
November 1, 2023	26,417,600.00	10,418,999.04	4,226,299.20	322,386.56	131,814.40	39.4%	55.4%
May 1, 2024	25,967,300.00	10,096,612.48	4,094,484.80	322,386.56	131,814.40	38.9%	54.6%
November 1, 2024	25,517,000.00	9,774,225.92	3,962,670.40	322,386.56	131,814.40	38.3%	53.8%
May 1, 2025	25,066,700.00	9,451,839.36	3,830,856.00	322,386.56	131,814.40	37.7%	53.0%
November 1, 2025	24,616,400.00	9,129,452.80	3,699,041.60	322,386.56	131,814.40	37.1%	52.1%
May 1, 2026	24,166,100.00	8,807,066.24	3,567,227.20	322,386.56	131,814.40	36.4%	51.2%
November 1, 2026	23,715,800.00	8,484,679.68	3,435,412.80	322,386.56	131,814.40	35.8%	50.3%
May 1, 2027	23,265,500.00	8,162,293.12	3,303,598.40	322,386.56	131,814.40	35.1%	49.3%
November 1, 2027	22,815,200.00	7,839,906.56	3,171,784.00	322,386.56	131,814.40	34.4%	48.3%
May 1, 2028	22,364,900.00	7,517,520.00	0.00	322,386.56	3,171,784.00	33.6%	0.0%
November 1, 2028	21,914,600.00	7,195,133.44	0.00	322,386.56	0.00	32.8%	0.0%
May 1, 2029	21,464,300.00	6,872,746.88	0.00	322,386.56	0.00	32.0%	0.0%
November 1, 2029	21,014,000.00	6,550,360.32	0.00	322,386.56	0.00	31.2%	0.0%
May 1, 2030	20,563,700.00	6,227,973.76	0.00	322,386.56	0.00	30.3%	0.0%
November 1, 2030	20,113,400.00	5,905,587.20	0.00	322,386.56	0.00	29.4%	0.0%
May 1, 2031	19,663,100.00	5,583,200.64	0.00	322,386.56	0.00	28.4%	0.0%
November 1, 2031	19,212,800.00	5,260,814.08	0.00	322,386.56	0.00	27.4%	0.0%
May 1, 2032	18,762,500.00	0.00	0.00	5,260,814.08	0.00	0.0%	0.0%

		N619UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,020,000.00	$12,608,000.00	$5,149,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	29,569,700.00	12,608,000.00	5,149,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	29,119,400.00	12,353,318.40	5,017,185.60	254,681.60	131,814.40	42.4%	59.7%
May 1, 2021	28,669,100.00	12,030,931.84	4,885,371.20	322,386.56	131,814.40	42.0%	59.0%
November 1, 2021	28,218,800.00	11,708,545.28	4,753,556.80	322,386.56	131,814.40	41.5%	58.3%
May 1, 2022	27,768,500.00	11,386,158.72	4,621,742.40	322,386.56	131,814.40	41.0%	57.6%
November 1, 2022	27,318,200.00	11,063,772.16	4,489,928.00	322,386.56	131,814.40	40.5%	56.9%
May 1, 2023	26,867,900.00	10,741,385.60	4,358,113.60	322,386.56	131,814.40	40.0%	56.2%
November 1, 2023	26,417,600.00	10,418,999.04	4,226,299.20	322,386.56	131,814.40	39.4%	55.4%
May 1, 2024	25,967,300.00	10,096,612.48	4,094,484.80	322,386.56	131,814.40	38.9%	54.6%
November 1, 2024	25,517,000.00	9,774,225.92	3,962,670.40	322,386.56	131,814.40	38.3%	53.8%
May 1, 2025	25,066,700.00	9,451,839.36	3,830,856.00	322,386.56	131,814.40	37.7%	53.0%
November 1, 2025	24,616,400.00	9,129,452.80	3,699,041.60	322,386.56	131,814.40	37.1%	52.1%
May 1, 2026	24,166,100.00	8,807,066.24	3,567,227.20	322,386.56	131,814.40	36.4%	51.2%
November 1, 2026	23,715,800.00	8,484,679.68	3,435,412.80	322,386.56	131,814.40	35.8%	50.3%
May 1, 2027	23,265,500.00	8,162,293.12	3,303,598.40	322,386.56	131,814.40	35.1%	49.3%
November 1, 2027	22,815,200.00	7,839,906.56	3,171,784.00	322,386.56	131,814.40	34.4%	48.3%
May 1, 2028	22,364,900.00	7,517,520.00	0.00	322,386.56	3,171,784.00	33.6%	0.0%
November 1, 2028	21,914,600.00	7,195,133.44	0.00	322,386.56	0.00	32.8%	0.0%
May 1, 2029	21,464,300.00	6,872,746.88	0.00	322,386.56	0.00	32.0%	0.0%
November 1, 2029	21,014,000.00	6,550,360.32	0.00	322,386.56	0.00	31.2%	0.0%
May 1, 2030	20,563,700.00	6,227,973.76	0.00	322,386.56	0.00	30.3%	0.0%
November 1, 2030	20,113,400.00	5,905,587.20	0.00	322,386.56	0.00	29.4%	0.0%
May 1, 2031	19,663,100.00	5,583,200.64	0.00	322,386.56	0.00	28.4%	0.0%
November 1, 2031	19,212,800.00	5,260,814.08	0.00	322,386.56	0.00	27.4%	0.0%
May 1, 2032	18,762,500.00	0.00	0.00	5,260,814.08	0.00	0.0%	0.0%

III-7

		N620UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,070,000.00	$12,629,000.00	$5,157,000.00	$0.00	$0.00	42.0%	59.1%
May 1, 2020	29,618,950.00	12,629,000.00	5,157,000.00	0.00	0.00	42.6%	60.0%
November 1, 2020	29,167,900.00	12,373,894.20	5,024,980.80	255,105.80	132,019.20	42.4%	59.7%
May 1, 2021	28,716,850.00	12,050,970.67	4,892,961.60	322,923.53	132,019.20	42.0%	59.0%
November 1, 2021	28,265,800.00	11,728,047.14	4,760,942.40	322,923.53	132,019.20	41.5%	58.3%
May 1, 2022	27,814,750.00	11,405,123.61	4,628,923.20	322,923.53	132,019.20	41.0%	57.6%
November 1, 2022	27,363,700.00	11,082,200.08	4,496,904.00	322,923.53	132,019.20	40.5%	56.9%
May 1, 2023	26,912,650.00	10,759,276.55	4,364,884.80	322,923.53	132,019.20	40.0%	56.2%
November 1, 2023	26,461,600.00	10,436,353.02	4,232,865.60	322,923.53	132,019.20	39.4%	55.4%
May 1, 2024	26,010,550.00	10,113,429.49	4,100,846.40	322,923.53	132,019.20	38.9%	54.6%
November 1, 2024	25,559,500.00	9,790,505.96	3,968,827.20	322,923.53	132,019.20	38.3%	53.8%
May 1, 2025	25,108,450.00	9,467,582.43	3,836,808.00	322,923.53	132,019.20	37.7%	53.0%
November 1, 2025	24,657,400.00	9,144,658.90	3,704,788.80	322,923.53	132,019.20	37.1%	52.1%
May 1, 2026	24,206,350.00	8,821,735.37	3,572,769.60	322,923.53	132,019.20	36.4%	51.2%
November 1, 2026	23,755,300.00	8,498,811.84	3,440,750.40	322,923.53	132,019.20	35.8%	50.3%
May 1, 2027	23,304,250.00	8,175,888.31	3,308,731.20	322,923.53	132,019.20	35.1%	49.3%
November 1, 2027	22,853,200.00	7,852,964.78	3,176,712.00	322,923.53	132,019.20	34.4%	48.3%
May 1, 2028	22,402,150.00	7,530,041.25	0.00	322,923.53	3,176,712.00	33.6%	0.0%
November 1, 2028	21,951,100.00	7,207,117.72	0.00	322,923.53	0.00	32.8%	0.0%
May 1, 2029	21,500,050.00	6,884,194.19	0.00	322,923.53	0.00	32.0%	0.0%
November 1, 2029	21,049,000.00	6,561,270.66	0.00	322,923.53	0.00	31.2%	0.0%
May 1, 2030	20,597,950.00	6,238,347.13	0.00	322,923.53	0.00	30.3%	0.0%
November 1, 2030	20,146,900.00	5,915,423.60	0.00	322,923.53	0.00	29.4%	0.0%
May 1, 2031	19,695,850.00	5,592,500.07	0.00	322,923.53	0.00	28.4%	0.0%
November 1, 2031	19,244,800.00	5,269,576.54	0.00	322,923.53	0.00	27.4%	0.0%
May 1, 2032	18,793,750.00	0.00	0.00	5,269,576.54	0.00	0.0%	0.0%

		N621UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,070,000.00	$12,629,000.00	$5,157,000.00	$0.00	$0.00	42.0%	59.1%
May 1, 2020	29,618,950.00	12,629,000.00	5,157,000.00	0.00	0.00	42.6%	60.0%
November 1, 2020	29,167,900.00	12,373,894.20	5,024,980.80	255,105.80	132,019.20	42.4%	59.7%
May 1, 2021	28,716,850.00	12,050,970.67	4,892,961.60	322,923.53	132,019.20	42.0%	59.0%
November 1, 2021	28,265,800.00	11,728,047.14	4,760,942.40	322,923.53	132,019.20	41.5%	58.3%
May 1, 2022	27,814,750.00	11,405,123.61	4,628,923.20	322,923.53	132,019.20	41.0%	57.6%
November 1, 2022	27,363,700.00	11,082,200.08	4,496,904.00	322,923.53	132,019.20	40.5%	56.9%
May 1, 2023	26,912,650.00	10,759,276.55	4,364,884.80	322,923.53	132,019.20	40.0%	56.2%
November 1, 2023	26,461,600.00	10,436,353.02	4,232,865.60	322,923.53	132,019.20	39.4%	55.4%
May 1, 2024	26,010,550.00	10,113,429.49	4,100,846.40	322,923.53	132,019.20	38.9%	54.6%
November 1, 2024	25,559,500.00	9,790,505.96	3,968,827.20	322,923.53	132,019.20	38.3%	53.8%
May 1, 2025	25,108,450.00	9,467,582.43	3,836,808.00	322,923.53	132,019.20	37.7%	53.0%
November 1, 2025	24,657,400.00	9,144,658.90	3,704,788.80	322,923.53	132,019.20	37.1%	52.1%
May 1, 2026	24,206,350.00	8,821,735.37	3,572,769.60	322,923.53	132,019.20	36.4%	51.2%
November 1, 2026	23,755,300.00	8,498,811.84	3,440,750.40	322,923.53	132,019.20	35.8%	50.3%
May 1, 2027	23,304,250.00	8,175,888.31	3,308,731.20	322,923.53	132,019.20	35.1%	49.3%
November 1, 2027	22,853,200.00	7,852,964.78	3,176,712.00	322,923.53	132,019.20	34.4%	48.3%
May 1, 2028	22,402,150.00	7,530,041.25	0.00	322,923.53	3,176,712.00	33.6%	0.0%
November 1, 2028	21,951,100.00	7,207,117.72	0.00	322,923.53	0.00	32.8%	0.0%
May 1, 2029	21,500,050.00	6,884,194.19	0.00	322,923.53	0.00	32.0%	0.0%
November 1, 2029	21,049,000.00	6,561,270.66	0.00	322,923.53	0.00	31.2%	0.0%
May 1, 2030	20,597,950.00	6,238,347.13	0.00	322,923.53	0.00	30.3%	0.0%
November 1, 2030	20,146,900.00	5,915,423.60	0.00	322,923.53	0.00	29.4%	0.0%
May 1, 2031	19,695,850.00	5,592,500.07	0.00	322,923.53	0.00	28.4%	0.0%
November 1, 2031	19,244,800.00	5,269,576.54	0.00	322,923.53	0.00	27.4%	0.0%
May 1, 2032	18,793,750.00	0.00	0.00	5,269,576.54	0.00	0.0%	0.0%

III-8

		N622UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,070,000.00	$12,629,000.00	$5,157,000.00	$0.00	$0.00	42.0%	59.1%
May 1, 2020	29,618,950.00	12,629,000.00	5,157,000.00	0.00	0.00	42.6%	60.0%
November 1, 2020	29,167,900.00	12,373,894.20	5,024,980.80	255,105.80	132,019.20	42.4%	59.7%
May 1, 2021	28,716,850.00	12,050,970.67	4,892,961.60	322,923.53	132,019.20	42.0%	59.0%
November 1, 2021	28,265,800.00	11,728,047.14	4,760,942.40	322,923.53	132,019.20	41.5%	58.3%
May 1, 2022	27,814,750.00	11,405,123.61	4,628,923.20	322,923.53	132,019.20	41.0%	57.6%
November 1, 2022	27,363,700.00	11,082,200.08	4,496,904.00	322,923.53	132,019.20	40.5%	56.9%
May 1, 2023	26,912,650.00	10,759,276.55	4,364,884.80	322,923.53	132,019.20	40.0%	56.2%
November 1, 2023	26,461,600.00	10,436,353.02	4,232,865.60	322,923.53	132,019.20	39.4%	55.4%
May 1, 2024	26,010,550.00	10,113,429.49	4,100,846.40	322,923.53	132,019.20	38.9%	54.6%
November 1, 2024	25,559,500.00	9,790,505.96	3,968,827.20	322,923.53	132,019.20	38.3%	53.8%
May 1, 2025	25,108,450.00	9,467,582.43	3,836,808.00	322,923.53	132,019.20	37.7%	53.0%
November 1, 2025	24,657,400.00	9,144,658.90	3,704,788.80	322,923.53	132,019.20	37.1%	52.1%
May 1, 2026	24,206,350.00	8,821,735.37	3,572,769.60	322,923.53	132,019.20	36.4%	51.2%
November 1, 2026	23,755,300.00	8,498,811.84	3,440,750.40	322,923.53	132,019.20	35.8%	50.3%
May 1, 2027	23,304,250.00	8,175,888.31	3,308,731.20	322,923.53	132,019.20	35.1%	49.3%
November 1, 2027	22,853,200.00	7,852,964.78	3,176,712.00	322,923.53	132,019.20	34.4%	48.3%
May 1, 2028	22,402,150.00	7,530,041.25	0.00	322,923.53	3,176,712.00	33.6%	0.0%
November 1, 2028	21,951,100.00	7,207,117.72	0.00	322,923.53	0.00	32.8%	0.0%
May 1, 2029	21,500,050.00	6,884,194.19	0.00	322,923.53	0.00	32.0%	0.0%
November 1, 2029	21,049,000.00	6,561,270.66	0.00	322,923.53	0.00	31.2%	0.0%
May 1, 2030	20,597,950.00	6,238,347.13	0.00	322,923.53	0.00	30.3%	0.0%
November 1, 2030	20,146,900.00	5,915,423.60	0.00	322,923.53	0.00	29.4%	0.0%
May 1, 2031	19,695,850.00	5,592,500.07	0.00	322,923.53	0.00	28.4%	0.0%
November 1, 2031	19,244,800.00	5,269,576.54	0.00	322,923.53	0.00	27.4%	0.0%
May 1, 2032	18,793,750.00	0.00	0.00	5,269,576.54	0.00	0.0%	0.0%

		N623UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,120,000.00	$12,650,000.00	$5,166,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	29,668,200.00	12,650,000.00	5,166,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	29,216,400.00	12,394,470.00	5,033,750.40	255,530.00	132,249.60	42.4%	59.7%
May 1, 2021	28,764,600.00	12,071,009.50	4,901,500.80	323,460.50	132,249.60	42.0%	59.0%
November 1, 2021	28,312,800.00	11,747,549.00	4,769,251.20	323,460.50	132,249.60	41.5%	58.3%
May 1, 2022	27,861,000.00	11,424,088.50	4,637,001.60	323,460.50	132,249.60	41.0%	57.6%
November 1, 2022	27,409,200.00	11,100,628.00	4,504,752.00	323,460.50	132,249.60	40.5%	56.9%
May 1, 2023	26,957,400.00	10,777,167.50	4,372,502.40	323,460.50	132,249.60	40.0%	56.2%
November 1, 2023	26,505,600.00	10,453,707.00	4,240,252.80	323,460.50	132,249.60	39.4%	55.4%
May 1, 2024	26,053,800.00	10,130,246.50	4,108,003.20	323,460.50	132,249.60	38.9%	54.6%
November 1, 2024	25,602,000.00	9,806,786.00	3,975,753.60	323,460.50	132,249.60	38.3%	53.8%
May 1, 2025	25,150,200.00	9,483,325.50	3,843,504.00	323,460.50	132,249.60	37.7%	53.0%
November 1, 2025	24,698,400.00	9,159,865.00	3,711,254.40	323,460.50	132,249.60	37.1%	52.1%
May 1, 2026	24,246,600.00	8,836,404.50	3,579,004.80	323,460.50	132,249.60	36.4%	51.2%
November 1, 2026	23,794,800.00	8,512,944.00	3,446,755.20	323,460.50	132,249.60	35.8%	50.3%
May 1, 2027	23,343,000.00	8,189,483.50	3,314,505.60	323,460.50	132,249.60	35.1%	49.3%
November 1, 2027	22,891,200.00	7,866,023.00	3,182,256.00	323,460.50	132,249.60	34.4%	48.3%
May 1, 2028	22,439,400.00	7,542,562.50	0.00	323,460.50	3,182,256.00	33.6%	0.0%
November 1, 2028	21,987,600.00	7,219,102.00	0.00	323,460.50	0.00	32.8%	0.0%
May 1, 2029	21,535,800.00	6,895,641.50	0.00	323,460.50	0.00	32.0%	0.0%
November 1, 2029	21,084,000.00	6,572,181.00	0.00	323,460.50	0.00	31.2%	0.0%
May 1, 2030	20,632,200.00	6,248,720.50	0.00	323,460.50	0.00	30.3%	0.0%
November 1, 2030	20,180,400.00	5,925,260.00	0.00	323,460.50	0.00	29.4%	0.0%
May 1, 2031	19,728,600.00	5,601,799.50	0.00	323,460.50	0.00	28.4%	0.0%
November 1, 2031	19,276,800.00	5,278,339.00	0.00	323,460.50	0.00	27.4%	0.0%
May 1, 2032	18,825,000.00	0.00	0.00	5,278,339.00	0.00	0.0%	0.0%

III-9

		N624UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,120,000.00	$12,650,000.00	$5,166,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	29,668,200.00	12,650,000.00	5,166,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	29,216,400.00	12,394,470.00	5,033,750.40	255,530.00	132,249.60	42.4%	59.7%
May 1, 2021	28,764,600.00	12,071,009.50	4,901,500.80	323,460.50	132,249.60	42.0%	59.0%
November 1, 2021	28,312,800.00	11,747,549.00	4,769,251.20	323,460.50	132,249.60	41.5%	58.3%
May 1, 2022	27,861,000.00	11,424,088.50	4,637,001.60	323,460.50	132,249.60	41.0%	57.6%
November 1, 2022	27,409,200.00	11,100,628.00	4,504,752.00	323,460.50	132,249.60	40.5%	56.9%
May 1, 2023	26,957,400.00	10,777,167.50	4,372,502.40	323,460.50	132,249.60	40.0%	56.2%
November 1, 2023	26,505,600.00	10,453,707.00	4,240,252.80	323,460.50	132,249.60	39.4%	55.4%
May 1, 2024	26,053,800.00	10,130,246.50	4,108,003.20	323,460.50	132,249.60	38.9%	54.6%
November 1, 2024	25,602,000.00	9,806,786.00	3,975,753.60	323,460.50	132,249.60	38.3%	53.8%
May 1, 2025	25,150,200.00	9,483,325.50	3,843,504.00	323,460.50	132,249.60	37.7%	53.0%
November 1, 2025	24,698,400.00	9,159,865.00	3,711,254.40	323,460.50	132,249.60	37.1%	52.1%
May 1, 2026	24,246,600.00	8,836,404.50	3,579,004.80	323,460.50	132,249.60	36.4%	51.2%
November 1, 2026	23,794,800.00	8,512,944.00	3,446,755.20	323,460.50	132,249.60	35.8%	50.3%
May 1, 2027	23,343,000.00	8,189,483.50	3,314,505.60	323,460.50	132,249.60	35.1%	49.3%
November 1, 2027	22,891,200.00	7,866,023.00	3,182,256.00	323,460.50	132,249.60	34.4%	48.3%
May 1, 2028	22,439,400.00	7,542,562.50	0.00	323,460.50	3,182,256.00	33.6%	0.0%
November 1, 2028	21,987,600.00	7,219,102.00	0.00	323,460.50	0.00	32.8%	0.0%
May 1, 2029	21,535,800.00	6,895,641.50	0.00	323,460.50	0.00	32.0%	0.0%
November 1, 2029	21,084,000.00	6,572,181.00	0.00	323,460.50	0.00	31.2%	0.0%
May 1, 2030	20,632,200.00	6,248,720.50	0.00	323,460.50	0.00	30.3%	0.0%
November 1, 2030	20,180,400.00	5,925,260.00	0.00	323,460.50	0.00	29.4%	0.0%
May 1, 2031	19,728,600.00	5,601,799.50	0.00	323,460.50	0.00	28.4%	0.0%
November 1, 2031	19,276,800.00	5,278,339.00	0.00	323,460.50	0.00	27.4%	0.0%
May 1, 2032	18,825,000.00	0.00	0.00	5,278,339.00	0.00	0.0%	0.0%

		N625UX
		Outstanding Balance		Scheduled Payments of Principal		Loan to Value Ratio
Date	Assumed Aircraft Value	Series AA Equipment Notes	Series A Equipment Notes	Series AA Equipment Note	Series A Equipment Note	Series AA Equipment Notes	Series A Equipment Notes
At Issuance	$30,120,000.00	$12,650,000.00	$5,166,000.00	$0.00	$0.00	42.0%	59.2%
May 1, 2020	29,668,200.00	12,650,000.00	5,166,000.00	0.00	0.00	42.6%	60.1%
November 1, 2020	29,216,400.00	12,394,470.00	5,033,750.40	255,530.00	132,249.60	42.4%	59.7%
May 1, 2021	28,764,600.00	12,071,009.50	4,901,500.80	323,460.50	132,249.60	42.0%	59.0%
November 1, 2021	28,312,800.00	11,747,549.00	4,769,251.20	323,460.50	132,249.60	41.5%	58.3%
May 1, 2022	27,861,000.00	11,424,088.50	4,637,001.60	323,460.50	132,249.60	41.0%	57.6%
November 1, 2022	27,409,200.00	11,100,628.00	4,504,752.00	323,460.50	132,249.60	40.5%	56.9%
May 1, 2023	26,957,400.00	10,777,167.50	4,372,502.40	323,460.50	132,249.60	40.0%	56.2%
November 1, 2023	26,505,600.00	10,453,707.00	4,240,252.80	323,460.50	132,249.60	39.4%	55.4%
May 1, 2024	26,053,800.00	10,130,246.50	4,108,003.20	323,460.50	132,249.60	38.9%	54.6%
November 1, 2024	25,602,000.00	9,806,786.00	3,975,753.60	323,460.50	132,249.60	38.3%	53.8%
May 1, 2025	25,150,200.00	9,483,325.50	3,843,504.00	323,460.50	132,249.60	37.7%	53.0%
November 1, 2025	24,698,400.00	9,159,865.00	3,711,254.40	323,460.50	132,249.60	37.1%	52.1%
May 1, 2026	24,246,600.00	8,836,404.50	3,579,004.80	323,460.50	132,249.60	36.4%	51.2%
November 1, 2026	23,794,800.00	8,512,944.00	3,446,755.20	323,460.50	132,249.60	35.8%	50.3%
May 1, 2027	23,343,000.00	8,189,483.50	3,314,505.60	323,460.50	132,249.60	35.1%	49.3%
November 1, 2027	22,891,200.00	7,866,023.00	3,182,256.00	323,460.50	132,249.60	34.4%	48.3%
May 1, 2028	22,439,400.00	7,542,562.50	0.00	323,460.50	3,182,256.00	33.6%	0.0%
November 1, 2028	21,987,600.00	7,219,102.00	0.00	323,460.50	0.00	32.8%	0.0%
May 1, 2029	21,535,800.00	6,895,641.50	0.00	323,460.50	0.00	32.0%	0.0%
November 1, 2029	21,084,000.00	6,572,181.00	0.00	323,460.50	0.00	31.2%	0.0%
May 1, 2030	20,632,200.00	6,248,720.50	0.00	323,460.50	0.00	30.3%	0.0%
November 1, 2030	20,180,400.00	5,925,260.00	0.00	323,460.50	0.00	29.4%	0.0%
May 1, 2031	19,728,600.00	5,601,799.50	0.00	323,460.50	0.00	28.4%	0.0%
November 1, 2031	19,276,800.00	5,278,339.00	0.00	323,460.50	0.00	27.4%	0.0%
May 1, 2032	18,825,000.00	0.00	0.00	5,278,339.00	0.00	0.0%	0.0%

III-10

PROSPECTUS

United Airlines, Inc.

Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that United Airlines, Inc. will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. United Continental Holdings, Inc., the holding company of United, may provide a guarantee of certain obligations of United relating to property owned by such a trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any pass through certificates.

This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

Investing in our pass through certificates involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the pass through certificates described in this prospectus in one or more offerings from time to time. Each time we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Continental Holdings, Inc. and its subsidiaries, including United Airlines, Inc.

You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these pass through certificates in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

1

RISK FACTORS

An investment in our pass through certificates involves risk. Before you invest in our pass through certificates, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•

the risks described in the Annual Report on Form 10-K of United Continental Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of pass through certificates.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; costs associated with any modification or termination of our aircraft orders; our ability to utilize our net operating losses; our ability to attract and retain customers; potential reputational or other impact from adverse events in our operations; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global

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economic and political conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the effects of any technology failures or cybersecurity breaches; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; the success of our investments in airlines in other parts of the world; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties, including those set forth in the sections entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described below under “Incorporation of Certain Documents by Reference,” and, if applicable, in the applicable prospectus supplement and any related free writing prospectus, as well as the risks and uncertainties discussed in our consolidated financial statements, related notes and the other information included in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference herein. Consequently, the forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

THE COMPANY

United Continental Holdings, Inc. (“UAL”) is a holding company, and its principal, wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.

Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.

UAL’s website is www.unitedcontinentalholdings.com, and United’s website is www.united.com. The information contained on or connected to these websites is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities to finance or refinance aircraft or for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements.

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RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.27x	3.74x	3.93x	1.66x	1.31x	(a)

(a)	Earnings were inadequate to cover fixed charges by $756 million for the year ended December 31, 2012.

The following table sets forth United’s consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.27x	3.75x	3.93x	1.65x	1.37x	(b)

(b)	Earnings were inadequate to cover fixed charges by $689 million for the year ended December 31, 2012.
(1)

For purposes of calculating this ratio, earnings consist of income (loss) before income taxes, plus (a) fixed charges, distributed earnings of affiliates in which UAL/United has a minority equity interest and amortization of previously capitalized interest, less (b) capitalized interest and the noncontrolling interest in earnings of affiliates in which UAL/United has a minority equity interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense, and the amount amortized for debt discount, premium and debt issuance expense.

WHERE YOU CAN FIND MORE INFORMATION

UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

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This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.

Combined Filings by UAL and United	Date Filed

Annual Report on Form 10-K for the year ended December 31, 2016 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017 that are specifically incorporated by reference into such Annual Report on Form 10-K)

February 23, 2017
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017	April 18, 2017
Quarterly Report on Form 10-Q for the quarter ended June 30, 2017	July 19, 2017
Quarterly Report on Form 10-Q for the quarter ended September 30, 2017	October 19, 2017
Current Report on Form 8-K	January 26, 2017
Current Report on Form 8-K	January 27, 2017
Current Report on Form 8-K	April 3, 2017
Current Report on Form 8-K	April 21, 2017
Current Report on Form 8-K	September 29, 2017
Current Report on Form 8-K	October 4, 2017

Filings by UAL	Date Filed
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share	September 30, 2010, including any amendments or reports filed to update such description
Current Report on Form 8-K	February 24, 2017
Current Report on Form 8-K	May 30, 2017

Filings by United	Date Filed
Current Report on Form 8-K	November 6, 2017
Current Report on Form 8-K	November 13, 2017

The SEC file number is 1-6033 for UAL and 1-10323 for United.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

United Continental Holdings, Inc.

United Airlines, Inc.

233 S. Wacker Drive

Chicago, Illinois 60606

(872) 825-4000

Attention: Secretary

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LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois will pass upon the validity of the securities being offered by this prospectus for us. Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will pass upon the validity of the pass through certificates being offered by such prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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